UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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CHESAPEAKE ENERGY CORPORATION

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Notice of 2017 Annual Meeting of Shareholders & Proxy Statement MA Y 19, 2017|OKLAHOMA CIT Y, OK

Guide to Chesapeake's Proxy

1	**PROXY OVERVIEW**
1	Q&A with R. Brad Martin, Chairman of the Board
2	Notice of 2017 Annual Meeting of Shareholders
4	Governance Overview
8	Compensation Overview
13	Audit Overview
15	Voting and Meeting Information
20	**GOVERNANCE**
20	**PROPOSAL 1:** Election of Directors
23	Board Composition
28	Tone at the Top — Our Core Values
30	Our Board of Directors
36	How We Oversee and Manage Enterprise Risk
37	Investor Outreach
38	**PROPOSAL 2:** Amendment to the Certificate of Incorporation to Increase Authorized Common Stock
40	**EXECUTIVE COMPENSATION**
40	**PROPOSAL 3:** Advisory Vote to Approve Named Executive Officer Compensation
41	**PROPOSAL 4:** Frequency of Advisory Votes on Named Executive Officer Compensation
42	Compensation Discussion and Analysis
42	Our Strategic Transformation
44	2016 Performance Highlights and Key Metrics
44	Our Path Forward
46	Compensation Philosophy
47	How Our Compensation Program is Aligned with Company Performance
50	Shareholder Engagement and Executive Compensation Program Updates Following 2016 Say-on-Pay Vote
52	Our Executive Compensation and Governance Guiding Principles
53	Compensation Actions for 2016
55	Components of Executive Compensation
64	Certification of 2014–2016 Long-Term Performance Results
66	2016 Process for Determining Executive Compensation
69	Other Executive Compensation Matters
72	Executive Compensation Tables
85	2016 Director Compensation
87	Beneficial Ownership
88	**AUDIT**
88	**PROPOSAL 5:** Ratification of PwC as Independent Registered Public Accounting Firm for 2017
90	Independent Auditor Information
91	Audit Committee Report
92	**SHAREHOLDER MATTERS**
94	Forward-Looking Statements
94	EXHIBIT A

INDEX OF FREQUENTLY REQUESTED INFORMATION

90	Auditor Fees
88	Auditor Tenure
30	Board Leadership
33	Board Meeting Attendance
54	CEO Realizable Pay
70	Clawback Policy
66	Compensation Consultants
20	Director Biographies
25	Director Independence
23	Director Qualifications
23	Director Retirement Policy
69	Hedging Policy
37	Investor Outreach
60	Long-Term Incentive Compensation for NEOs
48	Pay for Performance
67	Peer Group
69	Pledging Policy
35	Political Spending and Lobbying Oversight
92	Proxy Access
27	Related Person Transactions
36	Risk Oversight
83	Severance Benefits
87	Share Ownership for Executives and Directors
69	Share Ownership Requirements
92	Shareholder Proposal Deadlines for 2018

CHECK OUT OUR ONLINE PROXY STATEMENT AND ANNUAL REPORT
(first sent or made available on April 7, 2017)

www.chk.com/Documents/investors/proxy-statement-2017.pdf

www.chk.com/investors/annual-report

Proxy Overview Q&A with R. Brad Martin, Chairman of the Board How do you assess Chesapeake today? Chesapeake Energy has a very focused strategy, an outstanding leadership team and workforce, and a bright future. Significant progress was made in 2016 to reduce near-term indebtedness, fixed costs, and the complexity of Chesapeake while enhancing efficiencies throughout the Com-pany. Chesapeake continues to hone its industry-leading operational capabilities and strategically aligned its portfolio in the midst of a volatile period in the E&P industry. What are your goals for 2017 – 2018? The Board of Directors remains intensely focused on overseeing the strategies and actions associated with long-term shareholder value creation and outstanding environmental, health and safety practices. As our management team has communicated, this strategy involves continuing to reduce debt, increasing our margins through more liquids production and lower operating costs, and continuing to leverage capabilities to improve investment returns. The year 2016 saw two new directors appointed to the Board. What qualities and qualifications do you and the Nominating Committee look for in a potential director? At Chesapeake, we prize integrity, independence, substantial executive business experience and a clear understanding of capital allocation and its role in sustainable value creation. Our Board considers itself stewards of our owners’ investment in Chesapeake, and we think and behave like responsible owners in our roles. How does the Board engage with your shareholders? Over the course of 2016, I had multiple opportunities to engage with shareholders and other external parties interested in the business and success of Chesapeake. I will continue that practice in 2017 and welcome comments, suggestions and questions at any time. Any owner can communicate with our Board or me through the website, www.chk.com/about/ board-of-directors, or by email, TalktoBoD@chk.com. Sincerely, R. Brad Martin Chairman of the Board PROXY OVERVIEW This overview highlights information contained elsewhere in the proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.

Notice of 2017 Annual Meeting of Shareholders You are invited to attend Chesapeake Energy Corporation’s 2017 Annual Meeting of Shareholders. This page contains important information about the meeting, including how you can make sure your views are represented by voting today. Sincerely, James R. Webb Executive Vice President – General Counsel and Corporate Secretary AGENDA PROPOSAL 1: Elect seven (7) directors named in the proxy for the coming year (read more on page 20). Your Board recommends a vote FOR each director nominee. Vote required: majority of votes cast (pursuant to majority-vote policy). PROPOSAL 2: Amend Certificate of Incorporation to increase authorized common stock (read more on page 38). Your Board recommends a vote FOR Proposal 2. Vote required: majority of shares outstanding and entitled to vote. PROPOSAL 3: Approve our named executives’ compensation in advisory vote (read more on page 40). Your Board recommends a vote FOR Proposal 3. Vote required: plurality of votes cast. VOTING Q&A Who can vote? Shareholders of record as of the close of business on the record date, March 20, 2017. How many shares are entitled to vote? 908,034,878 shares of common. How many votes do I get? One vote for each director and one vote on each proposal for each share you hold as of March 20, 2017 How can I vote? You can submit your vote in any of the following ways: INTERNET VIA COMPUTER Via the Internet at www.proxyvote.com. You will need the 16-digit number included in your notice, proxy card or voter instruction form. INTERNET VIA TABLET OR SMARTPHONE By scanning the QR code. You will need the 16-digit number included in your notice, proxy card or voter instruction form. TELEPHONE Dial toll-free (800) 690-6903 or the telephone number on your voter instruction form. You will need the 16-digit number included in your notice, proxy card or voter instruction form. PROPOSAL 4: Frequency of advisory votes on named executive officer compensation (read more on page 41). Your Board recommends a vote FOR ONE YEAR. Vote required: plurality of votes cast. PROPOSAL 5: Ratify the appointment of PricewaterhouseCoopers LLP (PwC) as independent auditor for 2017 (read more on page 88). Your Board recommends a vote FOR Proposal 5. Vote required: plurality of votes cast. Other Business: Shareholders will also transact any other business that properly comes before the meeting. Abstentions and Broker Non-Votes: For Proposal 2, abstentions have the same effect as a vote “against.” For Proposal 5, abstentions will not be counted as a vote for or against. For all other proposals, abstentions and broker non-votes will not be counted as a vote for or against. Roadmap of Voting Items: See “Roadmap of Voting Items” for more detailed information regarding each proposal. MAIL If you received a paper copy of your proxy materials, send your completed and signed proxy card or voter instruction form using the enclosed postage-paid envelope. IN PERSON By requesting a ballot when you arrive and following all of the instructions under the caption “How can I attend the Annual Meet-ing? Do I need a ticket?” on page 18. If you are a beneficial holder of shares held in street name, you must also obtain a proxy from your financial institution and bring it with you to hand in with your ballot. 2 CHESAPEAKE ENERGY CORPORATION TIME AND DATE OF MEETING Date: Friday, May 19, 2017 Time: 10:00 a.m. Central Time Webcast: www.chk.com/investors Location: Chesapeake Headquarters 6100 North Western Avenue Oklahoma City, OK 73118 Attending in Person: You must be a shareholder of Chesapeake as of the record date and you must bring your admission card and photo ID. Follow the instructions under the caption “How can I attend the Annual Meeting? Do I need a ticket?” on page 18.

Roadmap of Voting Items BOARD RECOMMENDATION VOTING ITEM ROADMAP OF VOTING ITEMS PROPOSAL 1. Election of Directors (Page 20) We are asking shareholders to vote on each director nominee to the Board of Directors (“Board”) named in the proxy statement. The Board and Nominating, Governance and Social Responsibility Committee believe that the director nominees have the qualifications, experience and skills neces-sary to represent shareholder interests through service on the Board. FOR PROPOSAL 2. Approval of Amendment to the Certificate of Incorporation to Increase Authorized Common Stock (Page 38) We are asking shareholders to approve an amendment to the Company’s Certificate of Incorpora-tion, as amended (the “Certificate of Incorporation”), to increase the number of authorized shares of common stock to 2,000,000,000 shares. The Board believes that the proposed increase in autho-rized common stock is desirable to provide additional flexibility for potential business and financial transactions, as well as to have sufficient shares available to provide appropriate equity incentives for our executives, directors, employees and consultants. FOR PROPOSAL 3. Advisory Vote to Approve Named Executive Officer Compensation (Say on Pay) (Page 40) We have designed our executive compensation program to attract and retain high-performing executives and align executive pay with Company performance and the long-term interests of its shareholders. We are seeking a nonbinding advisory vote from our shareholders to approve the compensation of our named executive officers (NEOs) as described in this proxy statement. The Board values shareholders’ opinions, and the Compensation Committee will take into account the out-come of the advisory vote when considering future executive compensation decisions. FOR PROPOSAL 4. Advisory Vote on Frequency of Advisory Votes on Named Executive Officer Compensation (Page 41) This item affords you the opportunity to cast a non-binding advisory vote on how often we include a say-on-pay proposal in our proxy materials for future annual shareholder meetings. Shareholders may vote to have the say-on-pay vote every one year, every two years or every three years. The Board believes that say-on-pay votes should be conducted every year or shareholders may abstain from voting. FOR ONE YEAR PROPOSAL 5. Ratification of Appointment of Independent Registered Public Accounting Firm (Page 88) The Audit Committee has appointed PwC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The Audit Committee and the Board believe that the continued retention of PwC to serve as the independent auditor is in the best interests of the Company and its shareholders. As a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee’s appointment of PwC. FOR

Governance Overview

PROPOSAL 1: Election of Directors

Your vote is needed on Director Elections: Election of the seven nominees named in the proxy statement for the coming year

Your Board recommends a vote FOR approval of Proposal 1.

	Name	Age	Director Since	Primary Occupation and Other Public Company Boards	Committee Memberships AC	CC	FC	NG
	**Brad Martin**	65	2012	Chairman, Chesapeake Energy Corporation Chairman, RBM Venture Company Former Chairman and Chief Executive Officer, Saks Incorporated *Boards: FedEx Corporation and First Horizon National Corporation*	F	■	C	C
	**Gloria Boyland**† *(New)*	56	2016	Corporate Vice President of Operations and Service Support, FedEx Corporation	■			
	**Luke Corbett**† *(New)*	70	2016	Former Chairman and Chief Executive Officer, Kerr-McGee Corporation *Boards: Lead Director, OGE Energy Corp.*	F			■
	**Archie Dunham**	78	2012	Former Executive Chairman, ConocoPhillips		■		■
	**Doug Lawler**	50	2013	President and Chief Executive Officer, Chesapeake Energy Corporation				
	**Pete Miller**	66	2007	Executive Chairman, NOW Inc. *Boards: NOW Inc. and Transocean Ltd.*		C	■	
	**Tom Ryan**	51	2013	President, CEO and Chairman of Service Corporation International *Boards: Service Corporation International and Weingarten Realty Investors*	C/F		■	

AC – Audit Committee
CC – Compensation Committee
FC – Finance Committee

NG – Nominating, Governance and Social Responsibility Committee
† – Ms. Boyland and Mr. Corbett are new directors, appointed to the Board in November and December of 2016, respectively

C – Chair
F – Audit Committee Financial Expert

Independence

Other than our CEO, all directors are independent

Audit Committee Financial Experts

3 of the 4 Audit Committee members qualify

4 CHESAPEAKE ENERGY CORPORATION

Board Composition

Director Balance and Diversity

Chesapeake Policy: Build a diverse Board representing a range of backgrounds
The Board seeks a mix of directors with the qualities that will achieve the ultimate goal of a well-rounded, diverse Board that thinks critically yet functions effectively by making informed decisions. The charter of the Nominating, Governance and Social Responsibility Committee (the "Nominating Committee") was recently amended to ensure that diverse candidates are included in all director searches, taking into account ethnicity, gender, age, culture, thought leadership and geography. The Committee and the Board believe that a boardroom with a wide array of talents and perspectives leads to innovation, critical thinking and enhanced discussion.

DIRECTOR QUALIFICATIONS	Martin	Boyland	Corbett	Dunham	Lawler	Miller	Ryan
Operational/Management Leadership	■	■	■	■	■	■	■
Current and Former Public Company CEO	■		■	■	■	■	■
Exploration and Production Industry			■	■	■	■	
International	■	■	■	■	■	■	■
Engineering					■	■	
Geoscience			■	■			
Financial Oversight and Accounting	■		■	■	■	■	■
Government/Legal	■	■					
Risk Management	■	■	■	■	■	■	■

DIVERSITY OF BACKGROUND

Operational Management	Current & Former CEOs	Exploration & Production	Engineering	Geoscience	Financial Oversight & Accounting	Government/ Legal	Risk Management
100%	86%	57%	29%	29%	86%	29%	100%
7	6	4	2	2	6	2	7

INDEPENDENCE

CURRENT DIRECTORS:

86% meet heightened independence standards

for Audit, Compensation or Nominating Committees

AGE DIVERSITY

62 **Median age**

43% **Younger than 60**

80 **Chesapeake Policy: retirement age**

TENURE (as of 2017 Annual Meeting)

29% **2 years or less**

86% **5 years or less**

86% **10 years or less**

3 **Median tenure (years)**

BOARD REFRESHMENT (since 2016 Annual Meeting)

+ JOINED THE BOARD	– RETIRED FROM THE BOARD
Boyland	Intrieri
Corbett	Lipinski
	Querrey

GOVERNANCE OVERVIEW 5

Active and Engaged Board

Best Practice Governance Initiatives Since January 2012

- Elected independent, non-executive director as Chairman of the Board, separating Chairman and CEO roles
- All directors other than CEO are independent
- Recruited six new directors, including two in 2016
- Implemented proxy access at 3% ownership for three years, up to 25% of Board by unlimited number of stockholders
- Adopted anti-hedging/pledging policy
- Formed Finance Committee, composed entirely of independent directors
- Established stock ownership guidelines for non-employee directors
- Declassified Board – annual election of each director
- Majority voting in election of directors
- Eliminated supermajority voting requirements; simple majority voting rights
- Increased Board diversity and corporate social responsibility
- Redesigned incentive compensation programs

Boardroom Culture of Independence and Accountability to Investors

- Annual director elections with majority voting standard
- Quarterly review of investor views and feedback
- Periodic independent director meetings with investors
- Near perfect Board/Committee meeting attendance
- Focus on Company risks
- No perquisites for independent directors

BOARD/COMMITTEE ATTENDANCE

Near perfect in 2016



BOARD
AUDIT
FINANCE
COMPENSATION
NOMINATING
99%
100%
91%
100%
100%
0
5
10
15
20
Number of meetings in 2016

BOARD ACCOUNTABILITY TO INVESTORS

Annual director elections with majority voting standard + **Proxy access at 3%, 3 years, 25% of Board** + **Quarterly Board review of investor views and feedback** + **Periodic independent director meetings with investors**

INDEPENDENT BOARD LEADERSHIP

4x+/year
Executive sessions at beginning and end of each quarterly Board meeting and periodically at other meetings

48
Board and Committee meetings in 2016 (100% of committee members are independent)

4x+/year
Visits to Chesapeake business by each director

Annual
Review of committee charters and assessment of Board leadership structure

6 CHESAPEAKE ENERGY CORPORATION

Board and Committees

BOARD OF DIRECTORS



R. Brad Martin
Chairman of the Board



Archie Dunham
Chairman Emeritus of the Board

Members: 7
Independent: 6
2016 Meetings: 11

BOARD RHYTHM

4x/year

- **Regular quarterly meetings**
- **Visits to Company HQ**
- **Investor feedback review**

1x/year

- **Board self-assessment and committee charter review**
- **Budget/strategy session**
- **Governance review**

Periodic teleconferences as deemed necessary

RECENT FOCUS AREAS

- **Shareholder engagement**
- **Director search**
- **Sales of non-core assets**
- **Credit facility amendment**
- **Senior note offering**
- **Convertible senior note offering**
- **Renegotiation of gathering, processing and transportation (GP&T) agreements**
- **Debt reduction/refinancing transactions, including:**
  - Open market and negotiated repurchases
  - Tender offers for outstanding senior notes
  - Common stock for senior note exchange transactions
  - Common stock for preferred stock exchange transactions

A TYPICAL BOARD MEETING: 2 DAYS, 4X/YEAR

BEFORE THE MEETING
Chairman and Board committee chairs: Prep meeting agendas with management and outside advisors (e.g., PwC)
Management: Internal prep meetings

THURSDAY (DAY 1)
Daytime: Committee meetings
Afternoon/Evening: Board meeting begins with executive session of independent directors and Board's independent counsel, committee reports and management presentations, in which Board members interact directly with management.

FRIDAY (DAY 2)
Daytime: Continued Board presentations, ending with another executive session of independent directors and Board's independent counsel.

AFTER THE MEETING
Management follow-up sessions to discuss and respond to Board requests.

COMMITTEES

AUDIT



Chairman: Thomas L. Ryan
2016 Meetings: 9
Other Members: Boyland, Corbett, Martin
Purpose: Oversee PwC and audit, tax and consulting fees, financial reporting, internal audit compliance, cybersecurity and related party transactions

FINANCE



Chairman: R. Brad Martin
2016 Meetings: 19
Other Members: Miller, Ryan
Purpose: Oversee financial and liquidity management strategies and policies, including asset sales, corporate budget, commodity and interest rate hedging, and analysis of opportunities to reduce debt and improve liquidity

COMPENSATION



Chairman: Merrill A. ("Pete") Miller, Jr.
2016 Meetings: 5
Other Members: Dunham, Martin
Purpose: Establish and oversee compensation policies and programs that effectively attract, retain and motivate executive officers and employees, including complete redesign of executive compensation plan in 2016

NOMINATING



Chairman: R. Brad Martin
2016 Meetings: 4
Other Members: Corbett, Dunham
Purpose: Oversees corporate governance structure and practices, Board composition, environmental, health and safety initiatives, shareholder outreach, charitable donations and corporate social responsibility matters

Individual attendance ≥92%

Each director nominee attended at least 92% of the Board and committees on which they served in 2016

Overall attendance ≥96%

GOVERNANCE OVERVIEW 7

PROPOSAL 2: Amendment to the Certificate of Incorporation to Increase Authorized Common Stock

Your vote is needed on Proposal 2: Amendment to Certificate of Incorporation to increase the number of authorized shares of common stock to 2,000,000,000 shares

Your Board recommends a vote FOR approval of Proposal 2.

Compensation Overview

Q&A with Merrill A. ("Pete") Miller, Jr., Compensation Committee Chairman

2016 Redesign to Incentivize "Doing More with Less"



In light of the challenging commodity price environment and concerns about debt and liquidity, did the Board and Compensation Committee reach out to shareholders?

Yes. The Board and Compensation Committee oversaw a year-round shareholder engagement program. We reached out on an ongoing basis to Chesapeake's top 50 shareholders, representing 61% of shares outstanding. In particular, we heard shareholder views about Chesapeake's liquidity concerns, business strategy and compensation plans and incentives, all in light of the historically low commodity price environment.

In response to feedback from shareholders, the Compensation Committee oversaw the redesign of Chesapeake's executive compensation plans. What were the key changes?

The Compensation Committee responded to shareholders' views, particularly about our debt load, liquidity and related compensation issues facing Chesapeake, by implementing dramatic changes to our 2016 executive bonus plan. We restructured the bonus plan to incentivize financial discipline and liquidity in all aspects of our business, with the goal of increasing operational flexibility through significantly lower, value-driven spending.

Liquidity Payout Gates. First, we instituted three "liquidity payout gates," in which no payout would be made unless all three of the following were achieved at the threshold level, with each contributing transaction subject to Board review and approval:

- Adjusted asset sales
- Debt reduction/refinancing
- Amendment to our revolving credit agreement

New Liquidity Performance Goals. Second, we added three new performance goals (two of which were also liquidity payout gates) to drive liquidity, strengthen our balance sheet and generate improved shareholder returns:

- Adjusted asset sales
- Debt reduction/refinancing
- Savings from renegotiation of restrictive GP&T agreements

Restrictive Goals — "Do More with Less." Third, we asked management to "do more with less" by imposing highly rigorous restrictions on capital expenditures (over 50% lower than 2015 levels) as the primary operating performance driver toward enhanced liquidity, while maintaining production goals near 2015 levels. As a result, both goals became much more difficult to achieve. We also eliminated the "proved reserves" performance metric and made the "recordable spills" goal even more difficult than the prior year.

Do you think that the changes to executive compensation incentives worked?

Yes, I do. Chesapeake's one-year total shareholder return (TSR) was 56%, a #2 ranking in our peer group of 12 exploration and production companies. We believe that the changes to our executive compensation program incentivized our performance.

8 CHESAPEAKE ENERGY CORPORATION

What types of transactions did Chesapeake enter in 2016 that aligned with its compensation incentives? To execute on our long-term corporate strategy, management negotiated an unprecedented number of transactions in 2016, including an amendment to our credit facility, asset sales, tender offers, common stock for debt and preferred stock ex-changes, open market repurchases of debt, debt and convert-ible debt offerings, and renegotiation or termination of GP&T agreements, which previously contained excessive rates and/ or onerous minimum volume commitments that were dragging down our cash flow. Each of these transactions contributed to our goals of enhancing liquidity, strengthening our balance sheet and generating improved shareholder returns. Among other things, in 2016 we successfully refinanced sub-stantially all of our near-term maturities, reduced preferred stock obligations and created operating efficiencies by dramatically reducing production and GP&T expenses, both in absolute and on a per barrel of oil equivalent basis. Renegotiation of GP&T agreements alone reduced our net long-term expected com-mitments by approximately $2.9 billion. Despite gloomy pre-dictions from certain analysts at the beginning of the year, our management team responded. However, we are not resting on our laurels, as we have more work to do in 2017 and beyond. Did aggregate executive compensation increase or decrease year-over-year and why is it so important that we retain our current management team? It decreased, as we again asked management to “do more with less.” Aggregate executive compensation decreased by approximately $6 million in 2016, in part because the number of executive officers decreased from eight to six. Although the Summary Compensation table (see page 72) only includes our top five most highly compensated executives for 2014, 2015 and 2016, it is important to note that our total executive com-pensation declined. Despite the limitations on executive officer staffing, our management team was even more productive in 2016, as evidenced by the sheer number of transactions that were successfully negotiated and implemented. The Board believes it is essential that we retain our current executive team in order to continue the progress we have made. Despite overwhelming obstacles, our management team has done more with less, and we believe that their performance should be rewarded. What was the Board’s role in reviewing and approving these transactions? The Board reviewed each transaction in an effort to promote only those transactions that the Board believed to be ac-cretive to shareholder value. Among other things, the Board approved and established price thresholds for material asset sales, debt reduction/refinancing transactions, tender offers, open market repurchases, securities offerings and other transactions. The Board also approved the amendment to our credit agreement and reviewed each amendment to our GP&T agreements. Sincerely, Merrill A. (“Pete”) Miller, Jr. Compensation Committee Chairman Your Board recommends a vote FOR ONE YEAR on Proposal 4. COMPENSATION OVERVIEW PROPOSAL 3: Advisory Approval of Named Executive Officer Compensation for 2016 Your vote is needed on Proposal 3: Advisory approval of our named executive officer compensation for 2016 Reference the “Compensation Discussion and Analysis” on page 42 for full discussion of why the Board is requesting approval on Proposal 3. Your Board recommends a vote FOR approval of Proposal 3. PROPOSAL 4: Frequency of Advisory Votes on Named Executive Officer Compensation Your vote is needed on Proposal 4: Frequency of advisory votes on named executive officer compensation

Executive Compensation Profile Primary Executive Compensation Elements for 2016 or exercise date 10 CHESAPEAKE ENERGY CORPORATION Eligibility Performance Period Performance Emphasis Form of Delivery Payout Determination All NEOs Annual Three years Short-term Long-term Cash Equity Fixed Based on formula, Compensation Committee has negative discretion Based on a formula Depends on stock price on vest Performance Measures Merit increase based on individual goals Four financial and four operational measures Varies by year; 50% TSR and 50% Operational Stock price appreciation BASE PAY ANNUAL INCENTIVE PROGRAM PERFORMANCE SHARE UNITS (PSUs) RESTRICTED STOCK UNITS (RSUs) STOCK OPTIONS What We Do What We Don’t Do Award annual incentive compensation and 50% of long-term compensation for our CEO, subject to achievement of objective, pre-established performance goals tied to financial, operational and strategic objectives All equity awards under our 2014 Long Term Incentive Plan (LTIP) are subject to “double-trigger” vesting provisions Apply robust stock ownership guidelines Maintain a clawback policy to recapture unearned incentive payments Use a representative and relevant peer group Use an independent compensation consultant No tax gross ups on change in control payments No cash payments upon death or disability No “single-trigger” change-of-control payments No repricing of underwater stock options No hedging or pledging of Company stock by executive officers or directors No excessive perquisites

Aligning Pay with Performance 2016 Annual Incentive Program All three performance gates required to be met before any bonus payment made: 1. Adjusted asset sales at or above $800 million 2. Achievement of debt reduction/refinancing at or above $1.5 billion 3. Renegotiate and amend revolving credit agreement Performance Metric Threshold Target Max Weight (see definition of each metric on page 57 under the caption “Definitions for Annual Incentive Program Payout Calculations”) $1.44 $368 8 2 2014 – 2016 Long-Term PSUs (granted in 2014) Threshold Target Max Weight Performance Metric peers COMPENSATION OVERVIEW #12 of #9 of peers #6 of peers 100% Total Shareholder Return RESULT: TSR ranked below threshold. No PSU cash payment for the 2014 – 2016 PSUs. Liquidity Measures $0.8B $2.36 $2.0B $3.0B 13.3% 13.3% 13.3% Adjusted Asset Sales Debt Reduction/Refinancing Capital Investment $1.5B $2.12 $2.0B $2.5B $1.5B $1.4B $1.2B Productivity Measures $100M $150M $180M 13.3% 13.3% 13.3% Gathering, Processing and Transportation Savings Price Adjusted EBITDA Adjusted Production $86 $729M 9 $900M $1,000M 204 221 242. 232 EHS Measures 0.38 0.48 0.31 0.23 10.0% 10.0% Total Recordable Incident Rate Agency Reportable Spills 145 120 7 100 RESULT: All three performance gates were met. Overall bonus pool paid out at 132.8%.

How Our Business Results Drive Our Pay Decisions OUTPERFORMED ON ONE-YEAR TSR DECISIONS $1.3M Base salary — same as 2015 56% One-year TSR ranking #2 in 12-company peer group $3.3B/$2.2B $3.3B added to market cap, $2.2B of which is due to an increase in our stock price $2.6M Cash bonus payout — slightly less than 2015 Reduced our total 2017 and 2018 principal obligations to $80M Achieved debt reduction/refinancing objective at $2.12B Reduced preferred stock obligations by $1.29B $10.7M Total grant date LTI value — same as 2015 CEO ACCOUNTABILITY 87% Significant portion of total direct compensation variable/at-risk 5X (annual salary + target bonus) In compliance with stock ownership guidelines SIGNIFICANTLY IMPROVED CHESAPEAKE’S COMPETITIVENESS IN 2016 2016 CEO TARGET TOTAL DIRECT COMPENSATION 87% of CEO 2016 target compensation is variable/at-risk $2.4B Non-core adjusted asset sales (signed or closed) OPERATING EFFICIENCIES $336M Reduction in total production expenses 4% 9% 13% 635,400 boe/day Production, despite 53% reduction in capex $368M Reduction in GP&T expenses Performance Share Units 51% Options 16% $4.0B Successfully renegotiated revolving credit agreement Long lateral technology Improved capital efficiency and shortened investment cycles across every asset Time-Vested Restricted Stock Units 33% 74% $2.9B Reduction in projected future commitments from successful renegotiation or termination of GP&T agreements Long-Term Variable/At-Risk Compensation Annual Variable/At-Risk Compensation Base Salary All Other Compensation 12 CHESAPEAKE ENERGY CORPORATION 2016 Company Performance 2016 CEO Pay

Audit Overview

PROPOSAL 5: Ratification of PwC as Independent Registered Public Accounting Firm

Your vote is needed on Proposal 5:
Ratification of our engagement of PricewaterhouseCoopers LLP (PwC) as independent registered public accounting firm for 2017

Your Board recommends a vote FOR approval of Proposal 5.

In engaging PwC for 2017, we reviewed

- PwC's performance on prior Chesapeake audits
- PwC's capability and expertise in handling the complexity of our operations and geographically diverse assets
- PwC's known legal and regulatory risks, including review of number of audit clients with restatements as compared to other large auditing firms
- External data on audit quality and performance, including recent PCAOB reports on PwC and peer audit firms
- Appropriateness of PwC's fees, on both an absolute basis and relative to peer firms
- PwC's tenure and independence, including **BENEFITS** and **INDEPENDENCE** risks of long-tenured auditor and controls processes that help ensure PwC's independence

BENEFITS OF A LONG-TENURED AUDITOR

Higher Audit Quality	Efficient Fee Structure	No Onboarding/Education of New Auditor
Institutional knowledge and deep expertise through 25+ years of experience	Familiarity with Chesapeake business keeps costs competitive	Saves management's time and resources

+

INDEPENDENCE CONTROLS

Thorough Audit Committee Oversight	Rigorous Limits on Non-Audit Services	Robust Internal PwC Independence Process	Strong Regulatory Framework
Private meetings with PwC (4x+ per year for Committee and more with Committee Chair) Annual evaluation Committee-directed processes for selecting lead audit engagement partner	Audit Committee pre-approves non-audit services Certain types of services prohibited PwC engaged only when best suited for the job	Includes periodic internal quality reviews Multiple PwC partners staffed on Chesapeake audit Lead audit partner rotation every five years	PwC subject to PCAOB inspections, Big 4 peer reviews and oversight by PCAOB and SEC

AUDIT OVERVIEW 13

PwC Fees (a) Fees were for audits and interim reviews, as well as the preparation of comfort letters, consents and assistance with and review of documents filed with the SEC. In 2016, $6,050,000 related to the annual audit and interim reviews, $200,000 related to services provided in connection with our issuance of securities, and $301,650 related to the audit of subsidiaries of the Company. In 2015, $4,987,826 related to the annual audit and interim reviews, $71,000 related to services provided in connection with our issuance of securities, and $222,500 related to the audit of subsidiaries of the Company. (b) These amounts related to the audits of employee benefit plans and other audit-related items. (c) These amounts related to professional services rendered for preparation of annual K-1 statements for Chesapeake Granite Wash Trust unitholders and tax consulting services. CHESAPEAKE ENERGY CORPORATION 2016 2015 Audit (a)$6,551,650 $5,281,326 Audit-related (b)511,012 743,058 Tax (c)305,538 423,018 All other fees — — TOTAL $7,368,200 $6,447,402

Voting and Meeting Information When and where is the Annual Meeting? The 2017 annual meeting of shareholders (the “Annual Meet-ing”) will be held at the Company’s headquarters, 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, on Friday, May 19, 2017, at 10:00 a.m. Central Time. Who is entitled to vote? You may vote at the Annual Meeting, and any adjournment or postponement thereof, if you were a holder of record of Ches-apeake common stock as of the close of business on Monday, March 20, 2017, the record date for the Annual Meeting. Each share of Chesapeake common stock is entitled to one vote at the Annual Meeting. On the record date, there were 908,034,878 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. There are no cumulative voting rights associated with Chesapeake common stock. Who is soliciting my vote? Our Board is soliciting your proxy to vote your shares at the Annual Meeting. We made our proxy solicitation materials available to you on the Internet or, upon your request, we have delivered printed versions of these materials to you by mail, in connection with our solicitation of proxies for use at the Annual Meeting. MEETING PARKING What is included in the proxy materials for the Annual Meeting? The proxy materials for the Annual Meeting include: (UNDER-GROUND) EAST SIDE FIRST FLOOR • • • The Notice of 2017 Annual Meeting of Shareholders This Proxy Statement Our 2016 Annual Report to shareholders (the “Annual Report”) eake Dr. Center ENTER HERE If you requested printed versions by mail, these proxy materials also include the proxy card or voting instruction form for the Annual Meeting. These materials are expected to be first sent or made available to shareholders on or about April 7, 2017. NW Classen Blvd. VOTING AND MEETING INFORMATION N Western Ave. Fitness Center BLDG 10 BLDG 2 BLDG 7 BLDG 1 BLDG 4 BLDG 9 BLDG 12 BLDG 3 BLDG 8 BLDG 5 BLDG 11 BLDG 6 N Classen Blvd. N Classen Blvd. ANNUAL MEETING MAP OKLAHOMA CITY CAMPUS Chesap MEETING REGISTRATION Welcome

What proposals will be voted on? What are the voting standards and how does the Board recommend that I vote? the proposal † We have a majority vote standard for the Election of Directors: Under our Bylaws, we have implemented a majority-vote policy for the uncontested election of directors. If a non-incumbent director nominee receives a greater number of votes “against” that nominee’s election than “for” that nominee’s election, the nominee will not be elected a director. In addition, if the number of votes “against” an incumbent director’s election exceeds the number of votes “for” such director, the incumbent nominee must promptly comply with the resignation procedures outlined in our Corporate Governance Principles. For this purpose, abstentions and broker non-votes are not counted as a vote either “for” or “against” the director. * Broker Non-Votes: If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable New York Stock Exchange (NYSE) rules, the organization that holds your shares may generally vote on “routine” matters, but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that orga-nization will inform the inspector of election that it does not have authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” Routine Matters: The amendment of our Certificate of Incorporation to increase the number of authorized shares of common stock (Proposal 2) and the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for 2017 (Proposal 5) are the only routine matters to be presented at the Annual Meeting on which brokers or other nomi-nees may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. Therefore, no broker non-votes are expected in connection with Proposal 2 and 5. Non-Routine Matters: Each of the other proposals, including the election of directors (Proposal 1), the advisory resolution approving our NEO compensation (Proposal 3) and the frequency of advisory votes on our NEO compensation (Proposal 4) are considered non-routine matters under applicable NYSE rules. A broker or other nominee cannot vote on non-routine matters without instructions, and therefore broker non-votes may exist in connection with Proposals 1, 3 and 4. ** Advisory Votes: Your votes on Proposals 3 and 4 are “advisory” and therefore will not be binding upon the Compensation Committee or the Board. However, our Compensation Committee and the Board will carefully consider the outcome of the vote when reviewing future compensation arrangements for our executive officers and the frequency of advisory votes to approve executive compensation. 16 CHESAPEAKE ENERGY CORPORATION VOTING ITEM BOARD RECOMMENDATION VOTING STANDARD† TREATMENT OF ABSTENTIONS AND BROKER NON-VOTES* Proposal 1. Election of Directors FOR EACH NOMINEE Majority of votes cast No effect MANAGEMENT PROPOSALS: Proposal 2. Amendment to Certificate of Incorporation to Increase Authorized Common Stock to 2.0 Billion Shares FOR Majority of outstanding shares of common stock Abstentions have the effect of a against Proposal 3. Advisory Vote to Approve Named Executive Officer Compensation** FOR Plurality of votes cast No effect Proposal 4. Frequency of Advisory Votes to Approve Executive Compensation** FOR ONE YEAR Proposal 5. Ratification of Appointment of Independent Registered Public Accounting Firm FOR

What happens if other matters are properly presented at the Annual Meeting? We are not aware of any other proposals that will be submitted to shareholders at the Annual Meeting. However, if any matter not described in this proxy statement is properly presented for a vote at the meeting, the persons named on the proxy form will vote in accordance with their judgment. Discretion-ary authority to vote on other matters is included in the proxy. How do I vote if I hold my stock through Chesapeake’s employee benefit plans? If you are a Chesapeake employee and you participate in the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan, or the 401(k) plan, you may receive a proxy via email so that you may instruct the trustee of the 401(k) plan how to vote your 401(k) plan shares. If you are also a share-holder of record, you may receive one proxy for both your di-rectly held and 401(k) plan shares, which will allow you to vote those shares as one block. Please note, however, that because you only vote one time for all shares you own directly and in the 401(k) plan, your vote on each voting item will be identical across all of those shares. To allow sufficient time for the trust-ee to vote the 401(k) plan shares, your voting instructions must be received by 10:59 p.m. Central Time on May 17, 2017. If you do not vote your proxy, the trustee will vote the 401(k) plan shares credited to your 401(k) plan account in the same pro-portion as the 401(k) plan shares of other participants for which the trustee has received proper voting instructions. What happens if a director nominee is unable to serve? We do not know of any reason why any nominee would be un-able to serve as a director. If any nominee is unable to serve, the Board can either nominate a different individual or reduce the Board’s size. If the Board nominates a different individual, the shares represented by all valid proxies will be voted for that nominee. How do I vote? There are five ways to vote: INTERNET VIA COMPUTER Via the Internet at www.proxyvote.com. You will need the 16-digit number included in your notice, proxy card or voter instruction form. INTERNET VIA TABLET OR SMARTPHONE By scanning the QR code. You will need the 16-digit number included in your notice, proxy card or voter instruction form. TELEPHONE Dial toll-free (800) 690-6903 or the telephone num-ber on your voter instruction form. You will need the 16-digit number included in your notice, proxy card or voter instruction form. MAIL If you received a paper copy of your proxy materials, send your completed and signed proxy card or vot-er instruction form using the enclosed postage-paid envelope. IN PERSON By requesting a ballot when you arrive and following all of the instructions under the caption “How can I attend the Annual Meeting? Do I need a ticket?” on page 18. If you are a beneficial holder of shares held in street name, you must also obtain a proxy from your financial institution and bring it with you to hand in with your ballot. VOTING AND MEETING INFORMATION How can I access the proxy materials electronically or sign up for electronic delivery, and thereby help us reduce the environmental impact of our annual meetings? Important Notice of Internet Availability of Chesapeake’s Proxy Materials for the 2017 Annual Meeting and Future Materials. We use the Internet as the primary means of furnish-ing proxy materials to shareholders. Accordingly, we have sent a Notice of Internet Availability of Proxy Materials, or Notice, to you, which provides instructions on how to use the Internet to: • View our proxy materials for the Annual Meeting • Instruct us to send future proxy materials to you by email • Request a printed copy of the proxy materials All shareholders will also be able to access the proxy materials online or to request a printed set of the proxy materials at www. proxyvote.com. We encourage shareholders to take advantage of online availability of the proxy materials to help reduce the environmental impact of our annual meetings, and reduce our printing and mailing costs.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name? Shareholder of Record. If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Trust Company, N.A., you are considered a shareholder of record with respect to those shares, and the Notice was sent directly to you by the Company. On the day of the meeting, you will be required to present a valid picture identification such as a driver’s license or passport with your admission ticket, and you may be denied admission if you do not. Seating will begin at 9:00 a.m. and the meeting will begin at 10:00 a.m. Cameras (including cell phones with photographic capabilities), recording devices and other elec-tronic devices will not be permitted at the meeting. You will be required to enter through a security check point before being granted access to the meeting. Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank or other institutional account, then you are a “beneficial owner” of shares held in “street name,” and a Notice of the Annual Meeting was mailed to you by that organization. This means that you vote by providing instructions to your broker rather than directly to the Company. Unless you provide specific voting instructions, your broker is not permitted to vote your shares on your behalf, except on any proposal that is a rou-tine matter (see discussion of “broker non-votes” above). For your vote on any other matters to be counted, you will need to communicate your voting decisions to your broker, bank or other institution before the date of the Annual Meeting using the voting instruction form that the institution provides to you. If you would like to vote your shares at the meeting, you must obtain a proxy from your financial institution and bring it with you to hand in with your ballot. You can obtain directions to the meeting by visiting www.chk. com/investors/annual-meeting or by calling us at (405) 935-6100. Do we have a policy about directors’ attendance at the Annual Meeting? Yes. Pursuant to our Corporate Governance Guidelines, di-rectors are expected to attend the Annual Meeting. All of the persons who were serving as directors at the time and one new director nominee attended the 2016 annual meeting of shareholders. Can I change my vote or revoke my proxy? Yes. You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting. Prior to the applicable cutoff time, you may change your vote using the Internet or telephone methods described above, in which case only your latest Internet or telephone proxy submitted pri-or to the Annual Meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or a new voter instruction form dated as of a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s Secretary at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118 prior to the Annual Meeting. How can I attend the Annual Meeting? Do I need a ticket? If you plan to attend the meeting, you must be a shareholder on the record date and obtain an admission ticket in advance. Tickets will be available to registered and beneficial owners and to one guest accompanying each registered or beneficial owner. You can print your own tickets and bring them to the meeting to gain access. Tickets can be printed by accessing Shareholders Meeting Registration at www.proxyvote.com and following the instructions provided (you will need the 16-digit number included on your proxy card, voter instruction form or Notice). If you are unable to print your tickets, please call us at (405) 935-6100 for assistance. Who will serve as the inspector of election and count the votes? A representative of Broadridge Financial Solutions, Inc. will serve as the inspector of election and count the votes. Requests for admission tickets will be processed in the order in which they are received and must be requested no later than Wednesday, May 18, 2016. Please note that seating is limited, and requests for tickets will be accepted on a first-come, first-served basis. If you are unable to attend the meet-ing, you can still listen to the meeting, which will be webcast and available on our Investor Relations website at www.chk. com/investors. 18 CHESAPEAKE ENERGY CORPORATION

Is my vote confidential? Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except: (i) as necessary to meet applicable legal requirements or to assert or defend claims for or against the Company; (ii) to allow for the tabula-tion and certification of votes; and (iii) to facilitate successful proxy solicitation efforts. If you write comments on your proxy card or ballot, the proxy card or ballot may be forwarded to our management and the Board for review. If you are a “shareholder of record” and would like to receive a separate copy of a proxy statement or annual report, either now or in the future, or if you are currently receiving multi-ple copies of the Notice or proxy materials and would like to request householding, please contact us: (i) by email at investorinfo@chk.com; (ii) by telephone at (405) 935-6100 or (iii) in writing to the following address: Attn: Investor Relations, P.O. Box 18496, Oklahoma City, Oklahoma 73154. If you are a “beneficial owner of shares held in street name” and would like additional copies of the Notice, Proxy State-ment or Annual Report, or if you are currently receiving multi-ple copies of the Notice or proxy materials and would like to request householding, please contact your bank, broker or other intermediary. Who is paying for this proxy solicitation? Proxies will be solicited on behalf of the Board by mail, tele-phone, other electronic means or in person, and we will pay the solicitation costs. Copies of proxy materials will be supplied to brokers, dealers, banks and voting trustees, or their nominees to solicit proxies from beneficial owners, and we will reimburse these institutions for their reasonable expenses. Alliance Advi-sors has been retained to assist in soliciting proxies for a fee of $20,000 plus distribution costs and other expenses. We also pay brokerage firms, banks and similar organizations fees as-sociated with forwarding electronic and printed proxy materials to beneficial holders. In addition, our proxy solicitor and certain of our directors, officers and employees may solicit proxies by mail, by telephone, by electronic communication or in person. Those persons will receive no additional compensation for any solicitation activities. Alternatively, all shareholders can access our Proxy State-ment, Annual Report on Form 10-K and other SEC filings on our investor website at www.chk.com/investors/sec-filings or on the SEC’s website at www.sec.gov. Where can I find the voting results of the Annual Meeting? Preliminary voting results will be announced at the Annual Meeting. We expect to report the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting. Why did my household receive a single set of proxy materials? How can I request an additional copy of the proxy materials and Annual Report? SEC rules permit us to send a single Notice, proxy statement and annual report to shareholders who share the same last name and address. This procedure is called “householding” and benefits both you and us, as it eliminates duplicate mail-ings and allows us to reduce printing and mailing costs and the environmental impact of our annual meetings. VOTING AND MEETING INFORMATION

Governance R. Brad Martin Chairman (since 2015) PRIOR BUSINESS EXPERIENCE • Saks Incorporated (NYSE: SKS) > Chairman, 1989 – 2007 > CEO, 1989 – 2006 • University of Memphis > Interim President, 2013 – 2014 CURRENT PUBLIC COMPANY BOARDS • FedEx Corporation (NYSE: FDX) • First Horizon National Corporation (NYSE: FHN) PAST PUBLIC COMPANY BOARDS • • Dillard’s Inc. (NYSE: DDS) Caesars Entertainment Corporation (NASDAQ: CZR), formerly Harrah’s Entertainment, Inc. lululemon athletica inc. (NASDAQ: LULU) Gaylord Entertainment Company (now Ryman Hospitality Properties, Inc.) (NYSE: RHP) Ruby Tuesday, Inc. (NYSE: RT) • • • OTHER POSITIONS • Pilot Travel Centers LLC (dba Pilot/Flying J), Director • Former 5-term member of the Tennessee House of Representatives EDUCATION • University of Memphis • Vanderbilt University, MBA Your Board recommends a vote FOR each of the seven nominees for election to the Board of Directors CHESAPEAKE ENERGY CORPORATION Independent Director, since 2012 RBM Venture Company, Chairman PROPOSAL 1: Election of Directors WHAT ARE YOU VOTING ON? At the 2017 Annual Meeting, we are asking shareholders to elect seven directors to hold office until the 2018 annual meeting and until their successors have been elected and qualified. All are currently Chesapeake directors who were elected by shareholders at the 2016 annual meeting, except for Gloria R. Boyland and Luke R. Corbett, who were appointed to the Board of Directors (“Board”) in November and December 2016, respectively. We welcome Gloria and Luke to the Board. Since the 2016 annual meeting, three Board members resigned from the Board: Vincent J. Intrieri, John J. (“Jack”) Lipinski and Kimberly K. Querrey. We thank Vince, Jack and Kimberly for their service and dedication to the Board and Chesapeake. Our Certificate of Incorporation and Bylaws currently provide for up to ten direc-tors, each serving a one-year term, each to hold office until a successor is elected and qualified or until the director’s earlier resignation or removal. Pursuant to pro-visions of the Company’s Certificate of Incorporation and Bylaws, the Board has fixed the maximum number of directors at ten, subject to the right of our preferred stockholders to nominate and elect two additional directors in circumstances that are not anticipated to apply. The Company’s Bylaws provide that, if any incumbent director or any nonincum-bent nominee receives a greater number of votes against his or her election than in favor of his or her election, the non-incumbent nominee will not be elected as a director, and the incumbent director will comply with the resignation proce-dures established under the Company’s Corporate Governance Principles. The Board has nominated the following individuals to be elected as directors until the next annual meeting of shareholders and until their successors are duly elected and qualified. At the Annual Meeting, proxies can be voted only with respect to the seven nominees named in this Proxy Statement. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by the present Board to fill the vacancy.

Gloria R. Boyland

Independent Director, since November 2016

FedEx Corporation (NYSE: FDX), Corporate Vice President of Operations and Service Support, since 2015

PRIOR BUSINESS EXPERIENCE

- FedEx Corporation (NYSE: FDX)
  - > Vice President, Service Experience Leadership, since 2004
- General Electric Company, 1992 – 2004
- AXA Financial, 1986 – 1992

OTHER POSITIONS

- U.S. Department of Transportation, Advisory Committee on Automation in Transportation (ACAT)
- U.S. Quality Council of The Conference Board
- American Society for Quality, Inc.

EDUCATION

- Eckerd College
- University of Pennsylvania, JD
- Duke University, MBA



Luke R. Corbett

Independent Director, since December 2016

Corbett Management LLC, Manager

PRIOR BUSINESS EXPERIENCE

- Kerr-McGee Corporation
  - > Chairman and CEO, 1997 – 2006
  - > President and COO, 1995 – 1997
  - > Group Vice President, 1992 – 1995
- Aminoil, Inc.
- Mitchell Energy Company
- Amoco Corporation

CURRENT PUBLIC COMPANY BOARDS

- OGE Energy Corp. (NYSE: OGE)
  - > Lead Independent Director and Chair of Executive Committee

PAST PUBLIC COMPANY BOARDS

- Anadarko Petroleum Corporation (NYSE: APC)
- Noble Corporation (NYSE: NBL)

OTHER POSITIONS

- American Petroleum Institute, Director
- Independent Petroleum Association of America, Director
- Earth Sciences Resource Institute, Director

EDUCATION

- University of Georgia



Archie W. Dunham

Chairman Emeritus

Independent Director, since 2012

ConocoPhillips (NYSE: COP), Retired Chairman and CEO

PRIOR BUSINESS EXPERIENCE

- Chesapeake Energy Corporation (NYSE: CHK)
  - > Member of 3-Person Office of the Chairman, 2012 – 2013
  - > Chairman of the Board, 2012 – 2015
- ConocoPhillips (NYSE: COP)
  - > Executive Chairman, 2002 – 2004
- Conoco, Inc.
  - > Chairman, 1998 – 2002
  - > President and CEO, 1996 – 2002

PAST PUBLIC COMPANY BOARDS

- Phelps Dodge Corporation
- Pride International, Inc.
- Louisiana-Pacific Corporation (NYSE: LPX)
- Union Pacific Corporation (NYSE: UNP)
- E. I. du Pont de Nemours and Company (NYSE: DD)
- Deutsche Bank Trust Company Americas, Member of Advisory Board

EDUCATION

- University of Oklahoma
- University of Oklahoma, MBA

GOVERNANCE 21

Robert D. (“Doug”) Lawler Merrill A. (“Pete”) Miller Thomas L. Ryan PRIOR BUSINESS EXPERIENCE PRIOR BUSINESS EXPERIENCE • Anadarko Petroleum Corporation (NYSE: APC) • National Oilwell Varco, Inc. (NYSE: NOV) PRIOR BUSINESS EXPERIENCE • Service Corporation International (NYSE: SCI) > > > > President and CEO, 2001 – 2014 Chairman, 2002 – 2014 President and COO, 2000 – 2001 President, Products and Technology Group 1997 – 2000 VP Marketing, Drilling Systems, 1996 – 1997 > SVP, International and Deepwater Operations and Member of Executive Committee, 2012 – 2013 VP, International Operations, 2011 – 2012 VP, Operations for Southern and Appalachia Region, 2009 – 2012 VP, Corporate Planning, 2008 – 2009 Various senior management positions, 2006 – 2009 > > President and COO, 2002 – 2015 CEO European Operations, 2000 – 2002 Various management positions, 1996 – 2000 > > > > • Coopers & Lybrand LLP, CPA, 1988 – 1996 • Chesapeake Energy Corporation (NYSE: CHK) > Lead Independent Director, 2010 – 2012 Anadarko Drilling Company > President, 1995 – 1996 Helmerich & Payne International Drilling Company (NYSE: HP) > > CURRENT PUBLIC COMPANY BOARDS • Service Corporation International (NYSE: SCI) • Weingarten Realty Investors (NYSE: WRI) • Kerr-McGee Corporation > Various engineering and management positions, 1988 – 2006 (acquired by Anadarko in 2006) • • PAST PUBLIC COMPANY BOARDS • Texas Industries, Inc. (NYSE: TXI) > Various senior management positions, including VP U.S. Operations, 1980 – 1995 OTHER POSITIONS • Pilot Travel Centers LLC (dba Pilot/Flying J), Director • American Petroleum Institute, Director OTHER POSITIONS • University of Texas McCombs Business School Advisory Council CURRENT PUBLIC COMPANY BOARDS • Transocean Ltd. (NYSE: RIG) EDUCATION • NOW Inc. (NYSE: DNOW) EDUCATION • • Colorado School of Mines Rice University, MBA • University of Texas PAST PUBLIC COMPANY BOARDS • National Oilwell Varco, Inc. (NYSE: NOV) OTHER POSITIONS • • Offshore Energy Center, Director Petroleum Equipment Suppliers Association, Director National Petroleum Council • EDUCATION • United States Military Academy • Harvard Business School, MBA CHESAPEAKE ENERGY CORPORATION Independent Director, since 2012 Service Corporation International (NYSE: SCI), Chairman, since 2016, and CEO, since 2005 Independent Director, since 2007 NOW Inc. (NYSE: DNOW), Executive Chairman, since 2014 Director, since 2013 Chesapeake Energy Corporation (NYSE: CHK), President and CEO, since 2013

Board Composition How We Build a Board that is Right for Chesapeake We believe that Chesapeake shareholders benefit when there is a mix of experienced directors with a deep understanding of the Company and others who bring a fresh perspective. The Nominating, Governance and Social Responsibility Committee (the “Nominating Committee”) is charged with reviewing the composition of the Board and refreshing the Board as appro-priate. With this in mind, the committee continuously reviews potential candidates and recommends nominees to the Board for approval. We believe that the Chesapeake Board is desir-able for director candidates, which allows us to recruit talented directors. In this regard, the committee has recruited three new directors to the Board over the past two years, including two new directors in November and December of 2016. We believe that directors who have held significant leadership positions over an extended period, possess extraordinary leadership qualities and demonstrate a practical understand-ing of organizations, processes, strategy and risk manage-ment, and know how to drive growth and change. We believe that current and former service as a public com-pany CEO is particularly valuable to our Board, including one of the two directors who the Board appointed since the 2016 annual meeting. IMPORTANT FACTORS IN ASSESSING BOARD COMPOSITION The Nominating Committee strives to maintain an engaged, independent Board with broad and diverse experience and judgment that is committed to representing the long-term in-terests of our shareholders. The committee considers a wide range of factors when selecting and recruiting director candi-dates, including: We have sought directors with leadership experience in the E&P industry, including one of the two directors who the Board appointed since the 2016 annual meeting. Ensuring an experienced, qualified Board with expertise in areas relevant to Chesapeake. The committee seeks di-rectors who have held significant leadership positions and who have experience in the finance, risk management, global business, investing, marketing, government and the E&P in-dustry in which we compete, as described below. We have added directors with experience in dealing with governmental and regulatory organizations because Chesa-peake’s business is heavily regulated and is directly affected by governmental actions. Annual assessment of Board effectiveness. The Board an-nually assesses its effectiveness through a process led by the Chairman of the Board, who also serves as Chairman of the Nominating Committee. See “How We Evaluate the Board’s Effectiveness” on page 33. We have added directors with global business experience be-cause Chesapeake’s long-term success depends, in part, on growing its businesses outside the U.S. As a leading innovator in the E&P industry, we have sought directors with engineering, geoscience and technology back-grounds, including one of the two directors who the Board ap-pointed since the 2016 annual meeting, because our success depends on developing and investing in new technologies and ideas. Technology experience has become increasingly important as we intensify our focus on R&D and enhancing operational efficiencies. DIRECTOR RETIREMENT POLICY The Board has established a mandatory retirement policy for directors requiring retirement at the Company’s next annual meeting following the director’s 80th birthday. GOVERNANCE Engineering/Geoscience 4/7 Directors International Experience 7/7 Directors Government/Legal 2/ 7 Directors E&P Industry Experience 4/7 Directors Current or Former Public Company CEO 6/7 Directors Operational/Management Leadership Experience 7/7 Directors

Chesapeake uses a broad set of financial metrics to measure its performance, and accurate financial reporting and robust auditing are critical to our success. We have added a number of directors who qualify as audit committee financial experts, including one of the two directors who the Board appoint-ed since the 2016 annual meeting, and we expect all of our directors to have an understanding of finance and financial reporting processes. In light of the Board’s role in overseeing risk management and understanding the most significant risks facing the Company, we seek directors with experience in risk management and oversight, including both directors appointed since the 2016 annual meeting. Enhancing the Board’s diversity of background. Under our Corporate Governance Principles, the Nominating Commit-tee takes into account a candidate’s ability to contribute to the diversity of background on the Board. We consider the candidate’s and the existing Board members’ race, ethnici-ty, gender, age, cultural background and professional expe-rience. The committee reviews its effectiveness in balancing these considerations when assessing the composition of the Board. In 2014, our Board increased the size of its member-ship with a goal of enhancing director diversity and has since appointed two female directors: Kimberly K. Querrey in April 2015 (resigned November 2016) and Gloria R. Boyland in November 2016. Complying with regulatory requirements and the Board’s independence guidelines. The Nominating Committee con-siders regulatory requirements affecting directors, including potential competitive restrictions and financial institution management interlocks. It also looks at other positions the di-rector has held or holds (including other board memberships), and the Board reviews director independence. CHESAPEAKE ENERGY CORPORATION DIRECTOR “MUST-HAVES” • Highest personal and professional ethics • Integrity and values • A passion for learning • Inquisitive and objective perspective • A sense for priorities and balance Risk Management 7/7 Directors Financial Oversight and Accounting 6/7 Directors DIRECTOR RECRUITMENT PROCESS Candidate Recommendations • From shareholders, management, directors and search firms Nominating Committee • Engages executive search firms to assist in director search process • Discusses and interviews candidates • Reviews qualifications and expertise, regulatory requirements and cognitive diversity • Recommends nominees Board • Discusses and analyzes qualifications and independence, and selects nominees Shareholders • Vote on nominees at annual shareholders meeting

DIRECTOR CANDIDATE RECOMMENDATIONS The Nominating Committee considers all shareholder recom-mendations for director candidates, evaluating them in the same manner as candidates suggested by other directors or third-party search firms (which the Board retains from time to time, and has retained over the past year, to help identify potential candidates). The Board appointed two new directors since the 2016 annual meeting: Ms. Boyland and Mr. Corbett were recommended by the Company’s search firm. HOW YOU CAN RECOMMEND A CANDIDATE Write to the Nominating Committee, c/o James R. Webb, Executive Vice President – General Counsel and Corporate Secretary, Chesapeake Energy Corporation, at the applicable address listed on page 2 of this proxy statement, and include all information that our bylaws require for director nominations. The general qualifications and specific qualities and skills sought by the committee for directors are discussed under the caption “How We Build a Board that is Right for Chesapeake” on page 23. How We Assess Board Size The Nominating Committee takes a fresh look at Board size each year. In 2014, shareholders approved an amendment to our Certificate of Incorporation to increase the maximum number of directors who may serve on the Board to ten. Al-though the Board may consider nominating and appointing additional directors during the coming year (consistent with our Governance Principles and the considerations mandated by the Nominating Committee Charter), the Nominating Com-mittee believes that the Board’s current size (seven directors) is appropriate, particularly given the range of director views and backgrounds to reflect the diversity and complexity of the businesses and markets in which we operate. This size also is consistent with our historical approach. Over the last 10 years, we have had between seven and ten directors, a range the committee believes has served the Company and its shareholders well. How We Assess Director Independence BOARD MEMBERS. All of our director nominees (listed under “Election of Directors,” beginning on page 20) other than our CEO, Mr. Lawler, are independent, as were the three directors who recently resigned from the Board, Vincent J. Intrieri, John J. (“Jack”) Lipinski and Kimberly K. Querrey, throughout the period they served on our Board. including relationships among Board members, their fami-ly members and the Company in 2014, 2015, 2016 and the 2017 first quarter, as described below under the caption: “Relationships and Transactions Considered for Director In-dependence.” In accordance with our Corporate Governance Principles and the NYSE listing standards, the Committee de-termined that all transactions and relationships it considered during its review were not material transactions or relation-ships with the Company and did not impair the independence of any of the independent directors. The Board’s guidelines. For a director to be considered inde-pendent, the Board, through its Nominating Committee, must determine that he or she does not have any relationship that, in the opinion of the Board, would interfere with his or her independent judgment as a director. The Board’s guidelines for director independence conform to the independence re-quirements in the New York Stock Exchange’s (NYSE) listing standards. In addition to applying these guidelines, the Board considers all relevant facts and circumstances when making an independence determination. COMMITTEE MEMBERS. All members of the Audit Com-mittee, Compensation Committee, Finance Committee and Nominating Committee must be independent, as defined by the Board’s Governance Principles. • Heightened standards for Audit Committee members. Under a separate SEC independence requirement, Audit Committee members may not accept any consulting, ad-visory or other fee from Chesapeake or any of its subsid-iaries, except compensation for Board service. Applying the guidelines in 2016. In determining director independence, the Board considered relevant transactions, relationships and arrangements in assessing independence, GOVERNANCE

NYSE rules require the Board to consider their sources of compensation, including any consulting, advisory or other compensation paid by Chesapeake or a subsidiary. • Heightened standards for members of the Compensation and Nominating Committees. As a policy matter, the Board also applies a separate, heightened independence standard to members of the Compensation and Nominating Com-mittees: no member of either committee may be a partner, member or principal of a law firm, accounting firm or invest-ment banking firm that accepts consulting or advisory fees from Chesapeake or a subsidiary. In addition, in determining that Compensation Committee members are independent, The Board has determined that all members of the Audit, Com-pensation and Nominating Committees, as well as the Finance Committee, are independent and, where applicable, also satisfy these committee-specific independence requirements. Relationships and Transactions Considered for Director Independence DIRECTOR/ NOMINEE ORGANIZATION/ INDIVIDUAL SIZE FOR EACH OF LAST THREE YEARS RELATIONSHIP TRANSACTIONS All six non-employee directors meet heightened standards for director independence. CHESAPEAKE ENERGY CORPORATION Ms. Boyland FedEx Corporation Employee of FedEx Sales to Chesapeake <1% of FedEx revenues Mr. Corbett Grant Loxton, employee of Chesapeake (not an executive officer) Son-in-law of Mr. Corbett Compensation paid by Chesapeake to Mr. Loxton <$350,000 of total cash and equity compensation paid by Chesapeake to Mr. Loxton Mr. Intrieri (former director) Hertz Global Holdings, Inc. (HTZ) Director Sales to Chesapeake <1% of HTZ revenues Mr. Lipinski (former director) CVR Energy, Inc. President and CEO Buy/Sell transactions <1% of CVR revenues Mr. Martin FedEx Corporation Pilot Travel Centers LLC Director Member of Board of Managers Sales to Chesapeake Sales to Chesapeake <1% of FedEx revenues <1% of Pilot revenues Mr. Miller Now Inc. (DNOW) Executive Chairman Sales to Chesapeake 2016: 1.3% of DNOW revenues 2015: 1.4% of DNOW revenues 2014: <1% of DNOW revenues All directors Various charitable organizations Director or Trustee Charitable donations <1% of organization’s revenues

Transactions with Related Persons The Company has adopted a written related party transac-tion policy with respect to any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of in-debtedness) in which: (1) the aggregate amount involved will or may be expected to exceed $120,000; (2) the Company is a participant; and (3) any of its currently serving directors and executive officers, or those serving as such at any time since the beginning of the last fiscal year, or greater than 5% shareholders, or any of the immediate family members of the foregoing persons, has or will have a direct or indirect material interest. The Audit Committee reviews and approves all inter-ested transactions, as defined above, subject to certain enu-merated exceptions that the Audit Committee has determined do not present a “direct or indirect material interest” on behalf of the related party, consistent with the rules and regulations of the SEC. Such transactions are subject to the Company’s Code of Business Conduct. Certain transactions with former executive officers and directors that fall within the enumer-ated exceptions are reviewed by the Audit Committee. The Audit Committee approves or ratifies only those transactions that it determines in good faith are in, or are not inconsistent with, the best interests of the Company and its shareholders. All transactions described below that do not fall within the enumerated exceptions described in the policy have been re-viewed or approved by the Audit Committee. the Company to fulfill a minimum oil transportation obliga-tion with a third-party vendor and avoid a $2.14 per barrel unused capacity charge. In return, CVR repurchases the oil from the Company at a $1 per barrel discount from the initial index-based market rate. Pursuant to the Company’s related party transaction policy, the Audit Committee reviewed and approved the proposed transactions and determined that they were in the best interests of the Company and its share-holders. NOW Inc. Mr. Miller, a director of the Company, serves as the Executive Chairman of NOW Inc., a distributor of energy and industrial products. The Company engages NOW Inc. as a supplier of pipes, valves, fittings and supplies in the normal course of business and no such transaction has been determined to be a related party transaction under the Company’s related party transaction policy. Ryan, LLC The brother-in-law of Michael A. Johnson, our Senior Vice President, Controller and Chief Accounting Officer, serves as a principal at Ryan, LLC. Ryan LLC was engaged by the Com-pany in the normal course of business to review sales and use taxes paid to governmental entities in exchange for a fee based on the amount of refunds and assessment reductions. Pursuant to the Company’s related party transaction policy, the Audit Committee reviewed and approved the transaction and determined that it was in the best interests of the Com-pany and its shareholders. BP p.l.c. David C. Lawler, who serves as the Chief Executive Officer of BP p.l.c.’s “Lower 48 Onshore” business, is the brother of Robert D. Lawler, the Company’s CEO. The Company engag-es in transactions with BP in the ordinary course of business and no such transaction has been determined to be a related party transaction under the Company’s related party transac-tion policy. Employment of Family Members Grant Loxton, the son-in-law of Mr. Corbett, a director of the Company, has been an employee of the Company since May 2011. Mr. Loxton’s total 2016 cash and equity compensa-tion was $342,124. The Company is a significant employer in Oklahoma City. We seek to fill positions with qualified em-ployees, whether or not they are related to our executive offi-cers or directors. We compensate employees who have such relationships within what we believe to be the current market rate for their position and provide benefits consistent with our policies that apply to similarly situated employees. Compen-sation arrangements for family members of related parties are approved by the Compensation Committee. CVR Energy, Inc. Mr. Lipinski, a former director of the Company who resigned in September 2016, serves as the President, Chief Executive Officer and a member of the board of directors of CVR Energy, Inc. (CVR), a petroleum refining company. The Company and CVR have entered into a series of month-to-month transac-tions beginning in 2016 in which the Company will purchase oil at an index-based market rate from CVR, thereby allowing GOVERNANCE

Tone at the Top — Our Core Values Our Board has established a “tone at the top” that forms the foundation of the Board’s and management’s leadership and commit-ment to openness, honesty, integrity and ethical behavior. The cornerstone of our tone at the top is found in our Core Values, which serve as the foundation for all of our activities and provide the lens through which we evaluate every decision we make. Our Core Values are expected to be followed by all levels of management and thereby generate a commitment to honesty, integrity and ethics that permeates all levels of the organization. We believe that, by living our core values, we are building a stronger, more prosperous Chesapeake for all of our shareholders. CHESAPEAKE ENERGY CORPORATION Integrity and Trust WE WILL: Be truthful and ethical Acknowledge errors and hold ourselves accountable Do what we say we will do WE WILL NOT: Place personal gain above Chesapeake Mislead anyone regarding our business Respect WE WILL: Value the opinions of our stakeholders Promote diversity of thoughts and ideas Protect our employees, stakeholders and the environment WE WILL NOT: Place hierarchy over our values Accept individual recognition for collective efforts Transparency and Open Communication WE WILL: Be clear in our business strategies Share best practices WE WILL NOT: Exaggerate our performance Climb multiple learning curves Commercial Focus WE WILL: Be investment advisors Be stewards of corporate resources and the environment Take prudent risks, employing innovative ideas and technology WE WILL NOT: Be users of Chesapeake Take short-term risks that compromise long-term value Change Leadership WE WILL: Elevate innovative solutions Pursue continuous development and improvement Seek to deliver more than what is expected WE WILL NOT: Elevate problems without solutions Be satisfied with status quo

Other Governance Policies and Practices In addition to our Tone at the Top and our Core Values, our Board has adopted Corporate Governance Principles, which include information regarding the Board’s role and responsi-bilities, director qualifications and determination of director independence and other guidelines, and charters for each of the Board committees. The Board has also adopted a Code of Business Conduct applicable to all directors, officers and employees, including our principal executive officer, princi-pal financial officer and principal accounting officer. These documents, along with our Certificate of Incorporation and Bylaws, provide the framework for the functioning of the Board. The Corporate Governance Principles and the Code of Business Conduct are available on our website at www.chk. com/responsibility/governance. All committee charters are available on our website at www.chk.com/about/board-of-directors. Waivers of provisions of the Code of Business Conduct, if any, as to any director or executive officer are re-quired to be evaluated by the Audit Committee or the Board and amendments to the Code of Business Conduct must be approved by the Board; we intend to post any such waivers from, or changes to, the Code of Business Conduct on our website within four business days of such approval. GOVERNANCE

Our Board of Directors The Board is elected by the shareholders to oversee their interest in the long-term health and the overall success of our business and its financial strength. The Board serves as the ultimate decision-making body, except for those matters reserved to or shared with shareholders. The Board selects and oversees the members of senior management, who are charged by the Board with conducting our business. Board Leadership Structure and Oversight We separated the Chairman and CEO roles in 2012. Since Oc-tober 2015, Brad Martin has served as the Board’s indepen-dent, non-executive Chairman, and Archie Dunham, the for-mer Chairman, has served as Chairman Emeritus. The Board is composed of six independent members (including Messrs. Martin and Dunham) and the Company’s Chief Executive Offi-cer. The directors are skilled and experienced leaders in busi-ness, education, government and public policy. They currently serve or have served as chief executives and members of senior management of Fortune 1000 companies, investment banking firms, and private for-profit and nonprofit organizations and are well-equipped to promote our long-term success and to provide effective oversight of, and advice and counsel to, the CEO and other members of senior management. The chart and disclosure below explain the purpose of each level of hierarchy in our leadership structure and provide ad-ditional detail on composition, meetings and activities of the Board. More detail with regard to the composition, meetings and activities of each of the committees can be found below under “—Board Committees.” WHY OUR BOARD LEADERSHIP STRUCTURE IS APPROPRIATE FOR CHESAPEAKE Our leadership structure allows the CEO to speak for Ches-apeake’s management, while providing for effective indepen-dent Board oversight led by an independent Chairman. Our CEO and independent Chairman work together to focus the independent directors’ attention on the issues of greatest im-portance to the Company and its shareholders. The Chairman presides at all meetings of the Board, as well as executive sessions of non-employee directors, and, in con-sultation with non-employee directors, our CEO and manage-ment, establishes the agenda for each Board meeting. The Board has also delegated certain matters to its four commit-tees, each of which is chaired by an independent director. The Board believes that this leadership structure provides an ef-fective governance framework at this time. HOW WE SELECT THE CHAIRMAN The Nominating Committee considers feedback from our Board members as part of an annual self-assessment, and then makes a recommendation to the Board. Acting on this recommendation, the independent directors elected Mr. Martin as the independent Chairman and Mr. Dunham as Chairman Emeritus in October 2015. CHESAPEAKE ENERGY CORPORATION

CHAIRMAN OF THE BOARD

Purpose: Leads our Board and set the tone for the Board's culture, ensuring Board effectiveness and responsiveness to Chesapeake's shareholders. Oversees the scheduling, preparation and agenda for each Board meeting, including executive sessions of non-employee directors, which take place at least quarterly.

CHESAPEAKE BOARD OF DIRECTORS

Purpose: Promote the long-term success of Chesapeake for its shareholders and ensure proper oversight of management

Members: 7
Independent: 6
2016 Meetings: 11

Responsibilities and Significant Events:

- Culture of financial and managerial oversight, Board accountability and risk management
- Authorized and implemented "best practice" corporate governance initiatives and accountability measures, including Board declassification, proxy access, removal of supermajority voting provision and separation of Chairman and CEO roles
- Development of corporate strategy focused on financial discipline and generation of operating efficiencies from captured resources
- Oversee and evaluate opportunities to reduce debt and improve liquidity, including:
  - Sales of non-core assets
  - Credit facility amendments
  - Senior note offering
  - Convertible senior note offering
  - Renegotiation of GP&T agreements
  - Transactions reducing debt and preferred stock obligations, including:
    - Open market and negotiated repurchases
    - Tender offers for outstanding senior notes
    - Common stock for senior note exchange transactions
    - Common stock for preferred stock exchange transactions
- Development of an executive compensation plan that appropriately ties executive pay to Company performance
- Full Board review and evaluation of significant Company risks at each regular meeting, including debt and liquidity, commodity prices, and environmental, health and safety (EHS) risks

AUDIT COMMITTEE

Purpose: Oversee financial reporting, legal compliance, internal and external audit functions and risk management systems

FINANCE COMMITTEE

Purpose: Oversee financial condition and strategy, including budgets, commodity hedging and analysis of opportunities to reduce debt and improve liquidity

COMPENSATION COMMITTEE

Purpose: Establish and oversee compensation policies and standards that effectively attract, retain and motivate executive officers to achieve

NOMINATING, GOVERNANCE AND SOCIAL RESPONSIBILITY COMMITTEE

Purpose: Oversee corporate governance structure and practices, Board composition and corporate social responsibility matters

Outside of formal Board and committee meetings, management frequently discusses matters with directors on an informal basis. Non-employee directors meet in executive sessions, without management, before and after each regularly scheduled Board meeting. Mr. Martin presides over all executive sessions.

Each director attended, either in person or by telephone conference, at least 92% of the Board and committee meetings held while serving as a director or committee member in 2016. We expect all serving directors to attend annual meetings of shareholders. All directors serving at the time attended the 2016 annual meeting.

GOVERNANCE 31

RESPONSIBILITIES OF THE CHAIRMAN The Chairman focuses on optimizing the Board’s processes and ensuring that the Board is prioritizing the right matters. Spe-cifically, he has the following responsibilities (and may also perform other functions at the Board’s request), as detailed in the Board’s Governance Principles: independent directors CHESAPEAKE ENERGY CORPORATION Board leadership — chairs all Board meetings Oversight of all meetings — oversees quarterly Board meetings and calls additional Board or independent director meetings as needed Leadership of executive sessions — leads executive sessions of the Board, without any management directors or Chesapeake employees present (unless invited), which are held at the beginning and end of each quarterly Board meeting and as needed at other periodic meetings (in addition to the numerous informal sessions that occur throughout the year) Serves as liaison between CEO and independent directors — regularly meets with and serves as liaison between the CEO and Shareholder communications — makes himself available for direct communication with our major shareholders Board discussion items — works with the independent directors/ committee chairmen, CEO and management to propose a quarterly schedule of major Board discussion items Board agenda, schedule and information — approves the agenda, schedule and information sent to directors Board governance processes — works with the Nominating Committee to guide the Board’s governance processes, including succession planning and the annual Board self-evaluation Board leadership structure review — oversees the Board’s periodic review and evaluation of its leadership structure Evaluation of CEO — oversees annual CEO evaluation Committee chair and member selection — advises the Nominating Committee in choosing committee chairs and membership Chesapeake Board Room Independent Directors Attending Executive Sessions Chairman of the Board President elected solely by and CEO independent directors Also serves as Finance and Nominating Committee Chair

Board Culture and Focus

As dictated by our Core Values (as discussed above), the Board has established a boardroom culture that results in informed decisions through meaningful and robust discussion, where views are readily challenged based on each director's diverse background and opinions. The directors are expected to, and do, ask hard questions of management. Each member of the Board is committed to maximizing shareholder value and promoting shareholder interests. The Board's key areas of focus are on our strategy and vision, enhancing financial and management oversight, Board accountability, and risk management. The Board has demonstrated its focus through the following actions:

- Development of a corporate strategy focused on financial discipline, operating efficiencies and debt reduction efforts, particularly in light of depressed commodity prices
- Approval and execution of proposals to implement leading corporate governance practices related to Board accountability, including Board declassification, proxy access and removal of supermajority voting provisions
- Development of an executive compensation program that appropriately ties executive pay to Company performance (see "Executive Compensation—Compensation Discussion and Analysis")
- Hiring of a Chief Compliance Officer and a Vice President – Internal Audit, who report directly to the Chairman of the Audit Committee
- Full Board review and evaluation of significant Company risks at each regular meeting, including commodity price and EHS risks (see "How We Oversee and Manage Enterprise Risk")

Director Attendance

BOARD/COMMITTEE MEETINGS

Board members had near perfect attendance at Board and committee meetings held during 2016, as summarized in the chart below, with each director nominee attending at least 92% of the meetings held by the Board and committees on which the member served during the period the member was on the Board or committee.

ANNUAL SHAREHOLDERS MEETING

Pursuant to our Corporate Governance Guidelines, directors are expected to attend the Annual Meeting. All of the persons who were serving as directors at the time and one new director nominee attended the 2016 annual meeting of shareholders.

2016 BOARD/COMMITTEE ATTENDANCE


BOARD
AUDIT
FINANCE
COMPENSATION
NOMINATING
99%
100%
91%
100%
100%
0
5
10
15
20
Number of meetings in 2016

How We Evaluate the Board's Effectiveness

ANNUAL EVALUATION PROCESS

Each year, directors complete written assessments and the Chairman of the Nominating Committee, who also serves as Chairman of the Board, interviews each director to obtain his or her assessment of director performance, Board dynamics, and the effectiveness of the Board and its committees. The Chairman summarizes the directors' assessments for discussion at executive sessions of the Board and its committees. For more information on this evaluation process, see the Nominating Committee's Charter and the Board's Corporate Governance Principles, which is available on our website at www.chk.com/documents/governance/corporate-governance-principles.pdf.

GOVERNANCE 33

Board Committees A significant portion of the Board’s oversight responsibilities is carried out through its four standing committees, each of which is composed solely of independent non-employee directors. A biographical overview of the members of our committees can be found under “—Director Nominees.” Members: 4 Independent: 4 Audit Committee Financial Experts: 3 2016 Meetings: 9 Members: 3 Independent: 3 2016 Meetings: 19 Key Oversight Responsibilities: Key Oversight Responsibilities: • • Annual budget Financing strategy and financial policies, including debt agreements, revolving line of credit and debt/equity offerings Oversight of capital planning, liquidity and debt reduction strategies, including asset sales, tender offers, equity exchange offers, and open market and/or negotiated repurchase transactions Financial risk assessment program, including commodity price hedging and interest rate hedging policies, procedures and transactions Strategic transactions, including potential acquisitions and divestitures • • • • • • • Independent auditor engagement Integrity of financial statements and financial disclosure Financial reporting and accounting standards Disclosure and internal controls Enterprise risk management program Compliance with legal and regulatory requirements Oversight of Chief Compliance Officer and VP of Internal Audit, both of whom report directly to the Audit Committee Compliance and integrity programs Internal audit functions Employee/vendor anonymous hotline Related party transactions • • • • • • • Members: R. Brad Martin, Chairman Merrill A. (“Pete”) Miller, Jr. Thomas L. Ryan Members: Thomas L. Ryan†, Chairman Gloria R. Boyland Luke R. Corbett † R. Brad Martin† † Audit Committee Financial Expert CHESAPEAKE ENERGY CORPORATION AUDIT Thomas L. Ryan Chairman FINANCE R. Brad Martin Chairman COMMITTEE CHARTERS COMMITTEE COMPOSITION COMMITTEE OPERATIONS COMMITTEE RESPONSIBILITIES Each committee has a charter that can be found on our web-site at www.chk.com/about/ board-of-directors. Each committee member satisfies the NYSE’s and Chesapeake’s definitions of an “independent director,” and three of the four members of the Audit Committee are “audit committee financial experts” (as defined under SEC rules), in each case as determined by the Board. Each committee meets quarterly, and periodically as needed throughout the year, reports its actions and rec-ommendations to the Board, receives reports from senior management, annually evalu-ates its performance and has the authority and funding to retain outside advisors. Committee chairs have the opportunity to call for execu-tive sessions at each meeting. The primary responsibilities of each committee are listed below (and committee responsibilities relating to risk oversight are described under “How We Oversee and Manage Enterprise Risk” on page 36). For more detail, see the com-mittee charters on our website.

Members: 3 Independent: 3 2016 Meetings: 5 Members: 3 Independent: 3 2016 Meetings: 4 Key Oversight Responsibilities: Key Oversight Responsibilities: • Oversight of compensation plans that attract, retain and motivate executive officers and employees Implementation of new executive compensation plan with appropriate goals and objectives, including liquidity payout gates and new/revised performance metrics CEO and senior executive performance evaluation Incentive compensation programs, including 2014 Long Term Incentive Plan and Deferred Compensation Plan Broad-based plans available to all employees, including 401(k) plan and health-benefit plans Compensation of non-employee directors Negotiation of executive employment agreements, with compensation levels near the median of Company peer group Establishment and monitoring of compliance with stock ownership guidelines applicable to executive officers and directors • Director recruitment and evaluation, with emphasis on diversity (2016 successful recruitment of two new directors, Gloria R. Boyland and Luke R. Corbett) Corporate governance principles, policies and procedures — evaluation, oversight and implementation Size and sufficiency of Board and committees Board committee structure and membership Annual Board self-assessment and evaluation Shareholder engagement program Conflict of interest reviews Corporate social responsibility, including annual corporate responsibility report Political spending and lobbying Charitable donations • • • • • • • • • • • • • • • • • EHS compliance policies and procedures Members: R. Brad Martin, Chairman Luke R. Corbett Archie W. Dunham Members: Merrill A. (“Pete”) Miller, Jr., Chairman Archie W. Dunham R. Brad Martin GOVERNANCE NOMINATING R. Brad Martin Chairman COMPENSATION Merrill A. (“Pete”) Miller, Jr. Chairman

How We Oversee and Manage Enterprise Risk Board Oversight The Board has primary responsibility for risk oversight. The Board believes it is appropriate for the full Board to determine the Company’s risk profile and risk tolerance for significant risks, such as risks related to commodity price fluctuations and EHS matters. This allows the full Board to analyze the Com-pany’s material risks and influence the Company’s business strategies in light of such risks. The Board regularly reviews and monitors a number of processes at the Board level in order to support our risk management efforts, including the following: • • • • Succession planning Significant acquisitions and divestitures Capital markets transactions Oversight of management in carrying out risk manage-ment responsibilities Fostering a culture of risk management is a Company priority. Management evaluates the enterprise risk process across the Company on a regular basis to ensure consistency of risk consideration in making business decisions. Internal risk committees, composed of senior management and subject matter experts, have been formed and are meeting regularly to review and assess the Company’s risk management pro-cesses and discuss significant risk exposures. • • • • • Long-term strategic plans Capital budget Capital projects and operational/asset performance Hedging policy and strategy Debt management and interest rate hedging Committee Oversight Certain matters related to risks inherent in their respective areas of oversight are delegated to the various Board committees, with each committee reporting to the Board at each regular Board meeting, as indicated below. structure policies and procedures responsibility CHESAPEAKE ENERGY CORPORATION Financial statements, systems and reporting Enterprise risk management program/process Independent auditor Compliance with legal and regulatory requirements (Chief Compliance Officer reports directly to Chairman of the Audit Committee) and legal/regulatory proceedings Internal audit (VP of Internal Audit reports directly to the Chairman of the Audit Committee) Hotline monitoring of anonymous reporting of questionable activity Related party transactions, conflicts of interest and Code of Business Conduct Cybersecurity FINANCE COMMITTEE COMPENSATION COMMITTEE NOMINATING COMMITTEE Corporate financial strate-gies and risks, including: • Annual budget • Strategic transactions, acquisitions and divestitures • Debt repurchase programs • Policies and procedures related to our commodity and interest rate hedging programs Compensation programs, primarily to ensure that compensation incentives: • Promote responsible business decisions that are in line with shareholder interests • Do not promote excessive risk taking Management retention and development Board composition Director independence Company’s leadership Succession planning Corporate governance EHS matters Corporate social Shareholder concerns and outreach programs AUDIT COMMITTEE

Management Oversight Within this Board and committee risk management framework, our management team is responsible for executing the Board’s risk management program, including the following major risk categories: For more information about specific risks facing the Company, see the “Risk Factors” section of our 2016 annual report on Form 10-K. Investor Outreach We Have a Robust Investor Engagement Program We conduct extensive governance reviews and investor out-reach throughout the year. This ensures that management and the Board understand and consider the issues that matter most to our shareholders and enables Chesapeake to address them effectively. How the Board Receives Direct Feedback from Major Institutional Investors In 2016 and continuing into the first quarter of 2017, we be-gan inviting major institutional investors to meet periodically with Chesapeake’s independent directors. This complements management’s investor outreach program and allows direc-tors to directly solicit and receive investors’ views on Chesa-peake’s strategy and performance. GOVERNANCE HOW YOU CAN COMMUNICATE WITH THE BOARD Shareholders and other interested parties may communicate with the Board, either individually or as a group (including only independent directors), through one of the processes outlined on the Company’s website at www.chk.com/about/board-of-directors. ANNUAL SHAREHOLDERS MEETING SPRING Conduct follow-up conversations with our largest investors to address important annual meeting issues SUMMER Review shareholder votes at our most recent annual meeting and current trends in corporate governance WINTER Review feedback from fall meetings with Board mem-bers and use it to make governance and com-pensation changes and enhance proxy disclosures FALL Conduct telephonic meet-ings between management and our largest investors to assess which gover-nance and compensation practices are of priority Principal responsibility for monitoring financial risks, including financial reporting, internal control matters, liquidity, debt management, commodity and interest rate hedging, and credit ratings LEGAL/COMPLIANCE RISK STRATEGIC AND OPERATIONAL RISKS Legal and Risk & Compliance Departments EHS, IT and Operations Services Departments Executive Committee and Operations Department Principal responsibility for maintaining and monitoring compliance with all corporate policies and procedures, as well as legal and regulatory matters Oversees and monitors compliance efforts related to EHS risks, data governance, information systems and cybersecurity threats Oversees and monitors strategic and operational risks affecting all aspects of our business FINANCIAL RISK Corporate Accounting, Treasury and Internal Audit Departments

Your Board recommends a vote FOR the proposed amendment to our Certificate of Incorporation to increase the authorized common stock to 2,000,000,000 shares. The Board of Directors (“Board”) recommends that the sharehold-ers authorize an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock to 2,000,000,000 shares, par value $0.01 per share. The amendment would correspondingly increase the total number of authorized shares of capital stock to 2,020,000,000 shares, par value $0.01 per share, which includes our previously authorized 20,000,000 shares of preferred stock, par value $0.01 per share. On [March 27], 2017, the Board adopted resolutions approving and authoriz-ing the proposed amendment and directing that the amendment be submitted to a vote of the holders of common stock at the Annual Meeting. • 32,047,764 shares of common stock reserved for issuance upon vesting of outstanding RSUs and exercise of outstanding stock options (pursuant to our equity compensation plans for directors, employees and consultants) • 33,652,197 shares of common stock reserved for future issu-ance (in the form of RSUs, stock options or other equity se-curities) under our equity compensation plans for directors, employees and consultants Our Board has authorized the issuance of up to 113.7 million ad-ditional shares of common stock in exchange for outstanding debt and preferred stock. Other than this authorization, which may or may not be fully utilized, the Board has no immediate plans to issue additional shares of common stock or securities that are convert-ible into common stock. However, the Board desires to have the shares available to provide additional flexibility for business and financial purposes, as well as to have sufficient shares available to issue shares of common stock upon conversion of securities con-vertible into common stock and provide appropriate equity incen-tives for our employees, directors and consultants. The additional shares may be used for various purposes without further share-holder approval. These purposes may include: (i) raising capital, if we have an appropriate opportunity, through offerings of common stock or securities that are convertible into common stock; (ii) ex-changes of common stock or securities that are convertible into common stock for other outstanding securities; (iii) providing equi-ty incentives to employees, officers, directors, consultants or advi-sors; (iv) expanding our business through the acquisition of other businesses or assets; (v) stock splits, dividends and similar trans-actions; and (vi) other purposes. The Board believes approval of this Proposal 2 is important to access the capital markets, attract, retain and motivate employees, and maintain flexibility to pursue other business opportunities integral to our growth and success and that a failure to approve this Proposal could adversely affect our ability to meet these goals. If our shareholders approve this Proposal 2, we expect to file a Certificate of Amendment with the Oklahoma Secretary of State to increase the number of authorized shares of our capital and com-mon stock as soon as practicable following shareholder approval. Upon filing of the Certificate of Amendment with the Oklahoma Secretary of State, the first sentence of Article IV of the Certificate of Incorporation will be amended and restated to read as follows: “The total number of shares of capital stock which the Corpo-ration shall have authority to issue is Two Billion Twenty Million (2,020,000,000) shares consisting of Twenty Million (20,000,000) shares of Preferred Stock, par value $0.01 per share, and Two Billion (2,000,000,000) shares of Common Stock, par value $0.01 per share.” Of the shares of our common stock currently authorized, as of the close of business on the record date, there were 908,034,878 shares of common stock issued, including 1,186,008 treasury shares. In addition, as of the record date, there were: • 59,657,972 shares of common stock reserved for issuance upon the conversion of outstanding shares of our convertible preferred stock • 204,918,265 shares of common stock reserved for issuance upon the conversion of our convertible senior notes On March 3, 2016, the Board adopted resolutions approving and authorizing an increase in the number of authorized shares of CHESAPEAKE ENERGY CORPORATION PROPOSAL 2: Amendment to the Certificate of Incorporation to Increase Authorized Common Stock WHAT ARE YOU VOTING ON? At the 2017 annual meeting, we are asking shareholders to approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock to 2,000,000,000 shares. The Board believes that the proposed increase in authorized common stock is desirable to provide additional flexibility for potential business and financial transactions, as well as to have sufficient shares available to issue shares of common stock upon conversion of securities convertible into common stock and provide appropriate equity incentives for our executives, directors, employees and consultants.

common stock from 1,000,000,000 to 1,500,000,000 shares, par value $0.01 per share, and directed that the amendment be sub-mitted to a vote of the holders of common stock at the 2016 annu-al meeting (the “2016 Proposal”). The 2016 Proposal was included in our 2016 proxy statement and received the requisite number of votes for approval at that meeting; however, that proxy statement incorrectly referred to the 2016 Proposal as a “non-routine” matter. The NYSE subsequently determined that it was appropriate under its rules to treat the 2016 Proposal as a “routine” matter, and that brokers should treat the matter as “routine.” owners do not provide the organization that holds those shares with specific voting instructions. If shareholders approve this Proposal 2, the additional authorized common stock will have rights identical to the currently outstand-ing shares of our common stock. The proposed amendment will not affect the par value of the common stock, which will remain at $0.01 per share, nor will it affect any series of our convertible preferred stock or convertible senior notes. Approval of this Pro-posal 2 and issuance of the additional authorized shares of com-mon stock would not affect the rights of the holders of currently outstanding shares of our common stock, except for effects inci-dental to increasing the number of shares of our common stock outstanding, such as dilution of any earnings per share and voting rights of current holders of common stock. This “routine” v. “non-routine” distinction has an effect on the way in which votes are tabulated. Under NYSE Rules, if the beneficial owner of shares held in street name does not provide the orga-nization that holds the shares with specific voting instructions, that organization may vote the shares on “routine” matters, but may not vote the shares on “non-routine” matters. Shares present at the meeting for which the organization has no instructions or authority on routine matters can result in broker non-votes. As a routine matter, the 2016 Proposal allowed these organizations to vote shares for which their customers and participants gave no instructions for the 2016 Proposal and, accordingly, there were no broker non-votes on this Proposal. The 2016 Proxy Statement had stated that by a holder not giving voting instructions, these shares could be broker non-votes, which would have the same effect as a vote “against” the 2016 Proposal when, in fact, such shares were voted “for” the 2016 Proposal. The additional shares of common stock authorized by the approv-al of this Proposal 2 could be issued by our Board without further vote of our shareholders except as may be required in particular cases by our Certificate of Incorporation, Oklahoma corporate or other applicable law, regulatory agencies, the rules of the New York Stock Exchange or of any national securities exchange on which the common stock is then listed. Under our Certificate of Incorporation, shareholders do not have preemptive rights to sub-scribe to additional securities that we may issue, which means that current shareholders do not have a prior right thereunder to purchase any new issue of common stock, or securities that are convertible into common stock, in order to maintain their propor-tionate ownership interests in Chesapeake. In addition, under Oklahoma law, our shareholders are not entitled to dissenters’ or appraisal rights in connection with the proposed increase in the number of shares of common stock authorized for issuance. Pursuant to the NYSE’s determination that the 2016 Proposal was a routine matter, shares voted by brokers who received no instructions from beneficial owners were treated as “for” votes in the vote tabulation. Inclusion of these “for” votes in the tabula-tion resulted in sufficient votes to approve the 2016 Proposal. We have not issued shares of common stock in excess of the num-ber authorized prior to approval of the 2016 Proposal, although we currently have more shares reserved for issuance than would be authorized (but unissued) without giving effect to approval of the 2016 Proposal. We recognize that the disclosure associated with that vote could have resulted in confusion about the effect of a shareholder’s failure to give specific voting instructions on the 2016 Proposal, and want to minimize any risks related to that issue. We believe that approval of Proposal 2 to increase the au-thorized common stock to 2,000,000,000 shares (an additional 500,000,000 shares of common stock above the limit set forth in the 2016 Proposal), in addition to making additional shares avail-able for important corporate purposes, also addresses any con-cerns arising out of the approval by our shareholders of the 2016 Proposal, as shareholders at the 2017 Meeting will be approving an authorized share level that includes the shares subject to the 2016 Proposal. Accordingly, we believe that approval of Proposal 2 will minimize litigation and other risks relating to the authoriza-tion of the shares subject to the 2016 Proposal or compliance with documents that require us to reserve shares of common stock for future issuance. The proposed amendment to our Certificate of Incorporation to increase the number of authorized shares of our capital and com-mon stock could, under certain circumstances, have an anti-take-over effect. The additional shares of common stock that would become available for issuance if this Proposal 2 is approved could also be used by us to oppose a hostile takeover attempt or to de-lay or prevent changes in control or our management. For exam-ple, without further shareholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of our securities not approved by the Board, give certain holders the right to acquire additional shares of common stock at a low price, or the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this pro-posal to increase the authorized capital and common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board cur-rently aware of any such attempts directed at us), shareholders should be aware that approval of this Proposal 2 could facilitate future efforts by us to deter or prevent changes in control, includ-ing transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices. Based upon NYSE guidance, we have characterized this Proposal 2 in this proxy statement as a “routine” item, thereby allowing any organization that holds shares in street name on behalf of a beneficial owner to vote those shares even when the beneficial GOVERNANCE

Executive Compensation Your Board recommends a vote FOR the approval of the compensation of our NEOs, as disclosed in this proxy statement. 40 CHESAPEAKE ENERGY CORPORATION PROPOSAL 3: Advisory Vote to Approve Named Executive Officer Compensation WHAT ARE YOU VOTING ON? In accordance with Section 14A of the Exchange Act, we are providing our share-We have designed our executive holders with the opportunity to vote to approve, on a non-binding, advisory basis, compensation program to attract the compensation of our NEOs. The vote on this resolution is not intended to address and retain high-performing execu-any specific element of compensation; rather, the vote relates to the compensation tives and align executive pay with of our NEOs, as described in this proxy statement in accordance with the compen-our performance and the long-term sation disclosure rules of the SEC. In June 2011, we disclosed that advisory votes on interests of our shareholders. At executive compensation will be submitted to shareholders on an annual basis until the 2017 Annual Meeting, we are the next advisory vote on the frequency of shareholder votes on executive compen-asking shareholders to approve, sation, which, in accordance with applicable law, occurs at the 2017 annual meeting on a nonbinding advisory basis, of shareholders (see Proposal 4 below). the compensation of our named executive officers (NEOs). Even We are asking our shareholders to indicate their support for the compensation of though this vote is advisory and our NEOs as described in this proxy statement by voting in favor of the following not binding on the Company resolution: or the Board, the Board values shareholders’ opinions and the RESOLVED, that the Company’s shareholders hereby approve, on an advisory Compensation Committee will basis, the compensation of the NEOs, as disclosed in the Company’s proxy take into account the outcome of statement for the 2017 annual meeting of shareholders pursuant to the com-the advisory vote when consider-pensation disclosure rules of the SEC, including the Compensation Discus-ing future executive compensa-sion and Analysis, the compensation tables and the related narrative disclo-tion decisions. sure provided in this proxy statement.

Your Board recommends a vote FOR ONE YEAR, thereby permitting shareholders the opportunity to review and approve the compensation of our NEOs every year. EXECUTIVE COMPENSATION PROPOSAL 4: Frequency of Advisory Votes on Named Executive Officer Compensation WHAT ARE YOU VOTING ON? As described in Proposal 3 above, in accordance with the requirements of Section 14A of At the 2017 Annual Meeting, the Exchange Act and the related rules of the SEC, our shareholders have the opportunity you have the opportunity to to cast an advisory vote to approve the compensation of our NEOs. This Proposal 4 gives cast an advisory vote on how shareholders the opportunity to cast an advisory vote on how often we should include a often we should include a say-on-pay proposal in our proxy materials for future annual shareholder meetings or any say-on-pay proposal in our special shareholder meeting for which we must include executive compensation informa-proxy materials for future tion in the proxy statement for that meeting (a “say-on-pay frequency proposal”). Under annual shareholder meetings this Proposal 4, shareholders may vote to have the say-on-pay vote every year, every two or any special shareholder years, or every three years. meeting for which we must include executive compensa-Our shareholders voted on a similar proposal in 2011 with the majority voting to hold tion information in the proxy the say-on-pay vote every year. The Board believes that an annual advisory vote on ex-statement for that meeting. ecutive compensation provides shareholders with a frequent and consistent opportu-Although shareholders may nity to express their views on our executive compensation as disclosed in our annual vote to have the say-on-payproxy statement. It is important to note that our compensation objectives are designed vote every year, every two to reward our executives’ both short-term and long-term performance. Accordingly, the years or every three years, Board encourages shareholders to consider our executive compensation practices and the Board believes that the results we achieve over a multi-year horizon. Nonetheless, the Board believes that an say-on-pay votes should be annual advisory vote will allow our Compensation Committee to take shareholders’ views conducted every year. Our into account more quickly than a less frequent vote would allow and to evaluate changes shareholders voted on a in our shareholders’ views over time as our executive compensation program evolves. similar proposal in 2011 with the majority voting to hold the As an advisory vote, this proposal is not binding on the Company or the Board. However, say-on-pay vote every year. the Board values the opinions expressed by shareholders and will consider the outcome of the vote when making future decisions regarding the frequency of conducting say-on-pay votes. It is expected that the next vote on a say-on-pay frequency proposal will occur at the 2023 annual meeting of shareholders. While the Board believes that its recommendation is appropriate at this time, the share-holders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the say-on-pay vote should be held every “1 Year,” “2 Years,” or “3 Years.” Alternatively, shareholders may “abstain” from voting.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) describes the material elements of the compensation of our NEOs and describes the objectives and principles underlying the Company's executive compensation programs, the compensation decisions made last year under those programs, the factors we considered in making those decisions, and the Compensation Committee's response to our 2016 say-on-pay vote.

2016 Named Executive Officers



Robert D. ("Doug") Lawler

President and Chief Executive Officer, or CEO



Domenic J. ("Nick") Dell'Osso, Jr.

Executive Vice President and Chief Financial Officer, or CFO



James R. Webb

Executive Vice President – General Counsel and Corporate Secretary



Frank J. Patterson

Executive Vice President – Exploration and Production



M. Jason Pigott

Executive Vice President – Operations and Technical Services

Our Strategic Transformation

During 2016, Chesapeake worked diligently to address the two daunting challenges of lower, volatile commodity prices and the need to introduce liquidity for a highly leveraged balance sheet. Executive performance metrics were established to focus executives on identifying solutions to both these items. During 2016, Chesapeake implemented solutions to enhance earnings and liquidity.

Our revenues, operating results and future growth rates are highly dependent on the prices we receive for our oil, natural gas and natural gas liquids. Commodity prices, which are affected by global market conditions and political factors, declined significantly starting in the second half of 2014 and remained depressed and volatile throughout 2016. In order to position Chesapeake for success when commodity prices recover, the Company's focus in 2016 was on enhanced liquidity and productivity. Despite the challenging commodity price environment, we took significant steps in 2016 to continue to address the legacy issues that existed when our management team assumed its leadership of Chesapeake, which included a highly leveraged balance sheet, as well as other commitments and obligations that have had a negative effect on the Company's bottom line.

By year-end 2016, Chesapeake delivered on both the liquidity and productivity measures. Additionally, Chesapeake continued its commitment to keeping our environment and our employees safe. More details of our performance are available on page 43 in the "How the Transformation Strategy Has Worked in 2016" section.

Chesapeake's Go-Forward Strategy

Chesapeake's vision is to deliver financial and operating performance within the top 25% of the Company's stated peer group companies. As we drive toward this top-quartile performance, by improving capital efficiencies and generating the most value from our operations, we believe we will be positioned for consistent increased total shareholder return (TSR).

While 2016 was a year of establishing the foundational improvements necessary to be a sustainable organization, our go-forward strategy will build upon these valuable achievements.

The liquidity and productivity enhancements in 2016 will serve as the bedrock of our ongoing strategy.

42 CHESAPEAKE ENERGY CORPORATION

OUR 2017 STRATEGY

Financial Discipline

- Balance capital expenditure with cash flow from operations
- Increase financial and operational flexibility

Business Development

- Optimize portfolio through strategic divestitures
- Target strategic acquisitions
- Enhance and expand the portfolio

Profitable and Efficient Growth from Captured Resources

- Develop world-class inventory
- Target top-quartile operating and financial metrics
- Pursue continuous improvement
- Drive value leakage out of our operations

Exploration

- Leverage innovative technology and expertise
- Explore and exploit domestic resources

How the Transformation Strategy Has Worked in 2016

During 2016, Chesapeake's Board focused executives on the three core deliverables of enhanced liquidity, optimized production, and safety and environmental protection. These three performance pillars drove every action taken and dollar spent during 2016. As a result of the strategy that was borne out specifically in the 2016 executive annual incentive program metrics, Chesapeake delivered outstanding TSR of 56% for the calendar year, ranking second overall in our peer group. The following metrics reflect the performance objectives established by the Compensation Committee for the 2016 annual incentive program and our significant achievements.

2016 ENHANCED OVERALL CORPORATE LIQUIDITY DELIVERED:

- Adjusted asset sales of $2.36 billion
- Debt reduction/refinancing of $2.12 billion
- Capital expenditure reduction of over 56%, or $1.76 billion, from the prior year

2016 OPTIMIZED PRODUCTIVITY DELIVERED:

- Renegotiation of gathering, processing and transportation (GP&T) contracts of $368 million annualized savings
- Price adjusted EBITDA of $869 million
- Adjusted production of 242.8 mmboe

2016 SAFETY AND ENVIRONMENTAL PROTECTION DELIVERED:

- Total Recordable Incident Rate of 0.38
- Minimized environmental impact by reducing reportable spills by 53%

The Compensation Committee adopted these three pillars as the 2016 annual incentive program performance measures to position Chesapeake to be a sustainable organization and rebound from lower commodity prices more quickly than peers. We believe the TSR result of 56% for 2016 is a testament to the merits of this program.

We believe our historic three- and five-year TSR reflect legacy decisions made by prior board members and management. Chesapeake's shareholders have benefited from the transformation led by the current Board composed of financially disciplined leaders and the current group of empowered executives.

We believe the 2016 TSR marks the start of improved performance resulting from an adherence to the time-honored concepts of financial discipline. The Company believes that over the next three years, as prior value-destructive financial decisions are replaced by decisions made with financial rigor, TSR for extended periods of time will compare favorably to our peer companies.

EXECUTIVE COMPENSATION 43

2016 Performance Highlights and Key Metrics Chesapeake employees have delivered outstanding industry-leading results. Below are a few of our biggest accomplishments: reduction/refinancing from renegotiated Rate Incident Reportable Spill Our Path Forward While we are pleased with the significant progress we made in 2016, Chesapeake remains committed to driving our business forward and creating value for our shareholders. In 2017 and beyond, we expect to: Grow production 5% – 15% annually TOTAL PRODUCTION (mboe/d)(1) OIL PRODUCTION (mboe/d)(1) 750 140 700 Expand margin through 10% – 20% annual oil growth 120 650 600 100 ~10% oil production growth projected from 4Q’16 to 4Q’17 • 550 80 500 ~20% oil production growth projected from 4Q’17 to 4Q’18 • 450 60 4Q’16E 4Q’17E 4Q’18E 4Q’16E 4Q’17E 4Q’18E Retire $2 – $3 billion of debt 800 Reduce leverage to 2x net debt/adjusted EBITDA 750 700 650 Achieve free cash flow neutrality in 2018 600 550 500 450 400 4Q’16E 1Q’17E 2Q’17E 3Q’17E 4Q’17E 1Q’18E 2Q’18E 3Q’18E 4Q’18E (1) Production forecast subject to several assumptions, including final capital allocation decisions for 2017 and 2018 and market conditions CHESAPEAKE ENERGY CORPORATION Daily Equivalent Rate, mboed 2017 vs. 2016 Adjusted Production Decline of (5%) – 0%(1) 2018 vs. 2017 Adjusted Production Growth of 10% – 15% (1) $10.9B~50% $2.36B$1.29B Reduced total leverage Improved cash costs Adjusted Reduction in preferred by ~50% since 2012 per boe since 2012 asset sales stock obligations $2.12B$368M 0.3853% Achievement of debt Annual savings Total RecordableReduction in objectiveGP&T costs volume

How We've Affected Shareholder Return

Our 2016 TSR reflects the efforts of Chesapeake employees in the new environment of financial discipline and smart investment decisions.


TOTAL SHAREHOLDER RETURN
2016
150%
120%
90%
60%
30%
0%
56%
ECA
CHK
MUR
APA
DVN
APC
EOG
MRO
HES
NBL
COP
OXY

Our longer-term relative TSR reflects actions taken by previous management, which emphasized production growth without balanced financial discipline, thereby forcing our current executive team to overcome significant debt obligations while also adapting to a low commodity price environment. The Chesapeake Board believes that because the bedrock of the organization has been re-centered on financial governance and discipline, enhanced TSR will be the result.

We believe the Compensation Committee's focus on the three performance pillars of enhanced liquidity, optimized productivity and safety and environmental protection has contributed to our outstanding annual TSR of 56%, second among our peers.

EXECUTIVE COMPENSATION 45

Chesapeake Stock Performance Compared to Commodity Prices Chesapeake stock price is dependent in part upon numerous economic environmental factors; however, we believe the most important factors include: • • • • The price of oil, benchmarked as West Texas Intermediate (WTI) The price of natural gas, benchmarked as Henry Hub Chesapeake’s production mix of oil and natural gas Chesapeake’s unique historical leverage, which has been cut by approximately 50% in the last four year(s) ANNUALIZED RETURN: CHK STOCK TO COMMODITY PRICES 60% 40% 20% 0% -20% -40% * Oil = WTI, Cushing, OK Spot Price, Dollars per barrel of oil * Natural Gas = Henry Hub Natural Gas Spot Price, Dollars per Million BTU 5 Years 3 Years 1 Year Compensation Philosophy Our compensation program follows a pay-for-performance approach designed so that pay levels are strongly linked with our short-term operational performance and long-term market performance. The philosophy of the Compensation Committee is to have a program that: Attracts and retains high-performing executives and employees across the organization Pays competitively for performance across all salary grades and has a meaningful portion of executives’ pay tied to business performance Aligns compensation with shareholder interests while rewarding long-term value creation Applies compensation program design in a consistent manner at all levels of the organization Discourages excessive risk by rewarding both short-term and long-term performance Reinforces high ethical conduct, environmental awareness and safety Maintains flexibility to better respond to the dynamic and cyclical energy industry CHESAPEAKE ENERGY CORPORATION Chesapeake Stock-18.78% -34.54% 56.02% Oil* -11.48% -18.28% 45.04% Natural Gas*-16.30% -20.42% 8.22%

How Our Compensation Program is Aligned with Company Performance The Compensation Committee believes that Chesapeake’s executive compensation program is consistent with the goals of our executive compensation philosophy (detailed at page 46) to drive performance and increase shareholder value. That philosophy, which is set by the Compensation Committee, is meant to align each executive’s compensation with Chesapeake’s short-term and long-term performance. This section describes how Chesapeake’s short-term and long-term performance is linked to the executives’ compensation. Our compensation programs are designed to attract and re-tain high-performing executives, pay for performance and thus have a meaningful portion of pay tied to business perfor-mance, align compensation with shareholder interests while rewarding long-term value creation, discourage excessive risk by rewarding both short-term and long-term performance, reinforce high ethical conduct, environmental awareness and safety and maintain flexibility to better respond to the dynamic and cyclical energy industry. We believe Board focus on en-hanced liquidity and productivity has focused executives’ ef-forts on results leading to outstanding 2016 TSR. The metrics have appropriately assessed the corporate performance of the Company. The Compensation Committee established ad-ditional performance gates for 2016 that must first be met by executives before any annual incentive compensation could be paid in 2016. These performance gates were meant to en-sure Company sustainability in the form of (1) adjusted asset sales, (2) debt reduction/refinancing and (3) renegotiation of the revolving credit agreement. Once the payout gates were met, the remaining metrics were grouped in liquidity metrics, productivity metrics and environmental, health and safety (EHS) metrics. Please see the chart under the caption “2016 Annual Incentive Program” on page 48. EXECUTIVE COMPENSATION How do we link performance and pay? Absolute and relative performance across key metrics and over time periods aligned with investment lead times of the business help determine level of executives’ long-term and short-term compensation How did we perform? 2016 performance measures included the addition of three performance gates that had to be achieved before any executive annual incentive compensation would be paid. Those three gates were achieved by: • Adjusted asset sales of > $2.36 billion • $2.12 billion of debt reduction/refinancing • Renegotiation and amendment of revolving credit agreement Reduced capital expenditure budget to preserve capital, yet nearly flat in production 53% reduction in reportable spills Improved Total Reportable Incident Rate 2016 TSR of 56% How did we pay? 2016 CEO base salary, target bonus percentage and grant date dollar value of equity awarded held flat from 2015; annual incentive program payout formulaic based on 2016 company performance achievements Ultimate value of long-term stock awards determined by share price at vesting after minimum three-year period How do we manage risk? Share ownership guidelines Unvested stock is at risk of forfeiture and cannot be used as collateral for any purpose Strong bonus clawback policy

Performance metrics for our short-and long-term incentive programs include a balance of relative and increasingly chal-lenging targets established to align with the Company’s strat-egy. Increasingly challenging targets can mean year-over-year performance target increases for safety, efficiency, emission reductions, unit cost and margins. For example, during 2016 our capital expenditures of $1.44 billion were less than half of the 2015 capital expenditures of $3.19 billion. Our $1.44 billion meant drilling fewer wells, and yet overall production had to be maintained with the previous year. Chesapeake was able to maintain production comparable to 2015 levels, ad-justed for asset sales, by both enhancing production of newly drilled wells in 2016 as well as finding new ways of improving production of existing wells. The following charts show how we performed against the goals established under our 2016 annual bonus program and 2014 – 2016 (2014 grant) long-term incentive program. 2016 Annual Incentive Program All three performance gates required to be met before any bonus payment made: 1. Adjusted asset sales at or above $800 million 2. Achievement of debt reduction/refinancing at or above $1.5 billion 3. Renegotiate and amend revolving credit agreement Performance Metric Threshold Target Max Weight (see definition of each metric on page 57 under the caption “Definitions for Annual Incentive Program Payout Calculations”) $1.44 $368 8 2 CHESAPEAKE ENERGY CORPORATION Liquidity Measures $0.8B $2.36 $2.0B $3.0B 13.3% 13.3% 13.3% Adjusted Asset Sales Debt Reduction/Refinancing Capital Investment $1.5B $2.12 $2.0B $2.5B $1.5B $1.4B $1.2B Productivity Measures $100M $150M $180M 13.3% 13.3% 13.3% Gathering, Processing and Transportation Savings Price Adjusted EBITDA Adjusted Production $86 $729M 9 $900M $1,000M 204 221 242. 232 EHS Measures 0.38 0.48 0.31 0.23 10.0% 10.0% Total Recordable Incident Rate Agency Reportable Spills 145 120 7 100 RESULT: All three performance gates were met. Overall bonus pool paid out at 132.8%.

Long-Term Incentive Payouts

The Compensation Committee benchmarks award values as well as award type on an annual basis. Over the last several years, executives have received a mixture of performance share units (PSUs), stock options, and restricted stock units (RSUs). For the 2014 performance share units the performance metric was TSR over a three-year performance period.

2014 – 2016 LONG-TERM PSUs
(granted in 2014)

	Threshold	Target	Max	Weight	Performance Metric
#12 of peers	#9 of peers	#6 of peers		100%	Total Shareholder Return

RESULT: TSR ranked below threshold. No PSU cash payment for the 2014 – 2016 PSUs.

Our executives' total realizable pay from 2014 equity was tightly aligned with the three-year TSR. For example, Mr. Lawler was awarded equity in January 2014 valued at $10,500,000; however, as of December 31, 2016, Mr. Lawler had realizable equity of only $763,219 from the 2014 equity award. His realizable equity as a percentage of award decreased by 93% while TSR decreased 73% in the same time period.

2014 CEO EQUITY AWARD COMPARED TO TOTAL SHAREHOLDER RETURN 2014 – 2016



$12
$10
$8
$6
$4
$2
$0
In millions
$30
$25
$20
$15
$10
$5
$0
Stock price
Share price -73%
Lawler equity* -93%
Value as of 1/2014
Value as of 12/31/2016
Equity
Total Shareholder Return (value of $100)

* *Lawler equity reflects the December 31, 2016 realizable value of equity awarded to Mr. Lawler during 2014. Full details regarding the realizable value of this calculation are available under the caption "CEO Realizable Pay" on page 54.*

Executives' long-term awards are designed to focus executives on TSR. When shareholders experience a loss in investment, executives experience a corresponding financial loss.

EXECUTIVE COMPENSATION 49

Shareholder Engagement and Executive Compensation Program Updates Following 2016 Say-on-Pay Vote

We Heard You and We Took Action

At our 2016 Annual Meeting, 50.3% of shareholders who cast an advisory vote on our say-on-pay proposal voted in favor of our executive compensation programs. Our Compensation Committee was not satisfied with that result. Since then, the Chairman of our Compensation Committee, along with management, actively engaged in dialogue with a significant number of large shareholders to gain a better understanding of our shareholders' views regarding the Company's compensation programs. Our 2016 outreach efforts included requesting discussions with the top 50 shareholders (representing an aggregate of over 61.1% of our outstanding stock). In total, we met in person or over the telephone with the holders of approximately 42.8% of our outstanding stock as of March 2017. Our Chairman and Compensation Committee Chairman also held discussions with ISS and Glass Lewis, the two largest proxy advisory firms, in February 2017. The Company is committed to maintaining regular dialogue with its investors.

1. Solicit feedback on executive compensation and governance-related matters
2. Evaluate the Company's compensation programs
3. Report shareholder views directly to the full Compensation Committee and Board

We have continued to incorporate feedback on the importance of transparent and readable disclosure in drafting this Proxy Statement, including:

ILLUSTRATING	+	COMMUNICATING	+	EXPLAINING	+	DEMONSTRATING
alignment between NEO compensation and annual incentive program performance measures;		the thoroughness involved in the annual compensation decision-making process to ensure pay is appropriately aligned with performance for the relevant period;		how our incentive program metrics relate directly to the Company's strategy; and		that our absolute metrics include increasingly challenging targets.

The following timeline of key events reflects the Compensation Committee's strong engagement with shareholders over the past several years:

Year	Event	Details
2012	2012 ANNUAL MEETING	Shareholders vote 80% against Say on Pay
	SHAREHOLDER ENGAGEMENT	**Shareholder engagement:** Implemented pay for performance; Founding CEO exits
2013	2013 ANNUAL MEETING	Shareholders vote 84% for Say on Pay
	SHAREHOLDER ENGAGEMENT	**Sought engagement with 50% shareholders:** Implemented new short-term and long-term incentive plans; Hired new CEO; New management team recruited
2014	2014 ANNUAL MEETING	Shareholders vote 95% for Say on Pay

50 CHESAPEAKE ENERGY CORPORATION

As a result of our 2016 engagement process, key comments and questions from our shareholders were the following:

What We Heard	How We Responded	Page
Explain the Compensation Committee's view of pay for performance. Concern that 2016 bonus payout was a misalignment to Company performance	The Compensation Committee balances the needs of maximizing shareholder return with retaining executives and keeping them focused on significant business requirements. As a result of the engagement with shareholders in Spring 2016, the Compensation Committee established more challenging goals for the executives in 2016, including introduction of three finite gates that must first be achieved before any liquidity, production or EHS goal attainment may be rewarded.	pp. 47–48 pp. 56–59
When providing an overview of 2016 compensation changes in this 2017 CD&A, tie the components to overall Board objectives; provide a detailed grid outlining all metrics (annual incentive program and LTI) and explain the rationale for each metric	We have added a description and an explanation of metric selection for each annual incentive program and long-term incentive metric.	pp. 56–59 for annual incentive program; p. 62 for LTIP
Concern that Compensation Committee hasn't shown previous negative discretion on bonus payments; assurance that negative discretion will be employed in the future to ensure pay for performance linkage	The Compensation Committee believes that the ability to use negative discretion to reduce payout amounts when circumstances warrant doing so aligns executive pay with Company performance and safeguards the interests of our shareholders. For 2016, the Compensation Committee considered whether to use negative discretion to reduce the 2016 bonus payment, but decided that doing so was not appropriate in light of the executive team's execution of the strategic plan that required "doing more with less" to reduce leverage and create operating efficiencies. Our executive team achieved all three performance gates and we believe that performance contributed to our strong 2016 TSR of 56%, a #2 ranking in our peer group of 12 exploration and production companies. The Compensation Committee is committed to utilizing negative discretion whenever warranted to effectively align executive pay with company performance and shareholder interests.	pp. 56–59
Concern with increased long-term incentive award values combined with lower stock price	The Compensation Committee has determined that executives' realizable pay from long-term incentive plans is very closely aligned to TSR over the last three-year period.	pp. 49, 54, 64
The Compensation Committee has established only relative performance metrics for all PSUs	We have added a chart reflecting correlation of TSR to long-term incentive awards and CEO total direct compensation.	pp. 49, 54
Provide discussion in this 2017 CD&A explaining linkage between reduced capital expenditure metric and the impact on EBITDA and production reductions	We have added information about the linkage between (a) the reduction of capital expenditures and (b) the impact on adjusted EBITDA and production measures.	pp. 8, 47–48

SHAREHOLDER ENGAGEMENT (2015)

Sought engagement with 60% shareholders:

Select NEO base increase

2015 ANNUAL MEETING

Shareholders vote 86% for Say on Pay

SHAREHOLDER ENGAGEMENT (2016)

Sought engagement with 61% shareholders:

Jan: No increase in NEO base pay for 2016;

May: Compensation Committee implements triple gate as part of 2016 annual incentive program performance measures

2016 ANNUAL MEETING

Shareholders vote 50.3% for Say on Pay

SHAREHOLDER ENGAGEMENT

Sought engagement with top 50 shareholders:

No increase in CEO base pay for 2017;

Enhanced compensation reporting for 2017 CD&A

EXECUTIVE COMPENSATION 51

Our Executive Compensation and Governance Guiding Principles How We Make Decisions Our executive compensation philosophy is focused on pay for performance and is designed to reflect appropriate governance practices aligned with the needs of our business. Below is a summary of executive compensation practices we have adopted, and a list of problematic pay practices that we avoid. CHESAPEAKE ENERGY CORPORATION Executive Compensation Governance WHAT WE DO WHAT WE DON’T DO Award annual incentive compensation and 50% of long-term compensation for our CEO, subject to achievement of objective, pre-established performance goals tied to financial, operational and strategic objectives All equity awards under our 2014 Long Term Incentive Plan (LTIP) are subject to “double-trigger” change-of-control vesting provisions Apply robust stock ownership guidelines Maintain a clawback policy to recapture unearned incentive payments Use a representative and relevant peer group Use an independent compensation consultant No tax gross ups on change in control payments No cash payments upon death or disability No “single-trigger” change-of-control payments No repricing of underwater stock options No hedging or pledging of Company stock by executive officers or directors No excessive perquisites Executive Compensation Program Goals ENSURE PAY FOR PERFORMANCE: Tie a significant portion of pay to business performance ALIGN compensation with shareholder interests while rewarding long-term value creation ATTRACT and RETAIN high-performing executives DISCOURAGE excessive risk by rewarding both short-term and long-term performance REINFORCE high ethical conduct, environmental awareness and safety MAINTAIN flexibility to better respond to the dynamic and cyclical energy industry

Compensation Actions for 2016

How Our Business Results Drive Our Pay Decisions

2016 Company Performance

TOTAL SHAREHOLDER RETURN – 2016


150%
120%
90%
60%
30%
0%
56%
ECA
CHK
MUR
APA
DVN
APC
EOG
MRO
HES
NBL
COP
OXY

Operational improvements, reducing cost base and driving efficiencies

- ~50% reduction in production and G&A expenses per boe since 2012
- ~$1.9B of midstream commitments eliminated in the Barnett
- 36% reduction in Mid-Continent gathering costs

De-levering and strengthening the balance sheet

- ~50% reduction in total leverage = $10.6B since 2012
- ~50% reduction in cash costs per boe since 2012 = $4.10/boe in 2016

Pruning the portfolio to focus on best opportunities

- $2.36B of adjusted asset sales

Charting a path for enhanced growth and profitability

- Grow production 5% – 15% annually
- Retire $2 – $3B of debt
- Achieve 2x net debt/EBITDA

IMPROVED IN THESE KEY METRICS

$2.12B
Achievement of debt reduction/refinancing objective

$368M
GP&T savings

$2.36B
Adjusted asset sales

50%
Reduced cash cost per boe of energy equivalent since 2012

2016 CEO Pay

Base salary	Same as 2015, $1,300,000
2016 annual incentive program payment	Less than 2015, $2,589,471
Dollar value of equity awarded	Same dollar value as 2015, $10,750,000
PSU value	$5,476,667
RSU value	$3,583,333
Stock option value	$1,690,000

CEO ACCOUNTABILITY

87%
Significant portion of total direct compensation variable/at-risk

5X
(annual salary + target bonus)
In compliance with stock ownership guidelines

2016 CEO TARGET TOTAL DIRECT COMPENSATION

87% of CEO 2016 target compensation is variable/at-risk


4%
9%
13%
Performance Share Units 51%
Stock Options 16%
Time-Vested Restricted Stock Units 33%
74%
Long-Term Variable/At-Risk Compensation
Annual Variable/At-Risk Compensation
Base Salary
All Other Compensation

EXECUTIVE COMPENSATION 53

CEO Realizable Pay

One of the primary objectives of the Compensation Committee is to ensure that our executive compensation programs are appropriately designed to pay for performance and align the long-term compensation of our executive officers with the long-term interests of our shareholders. A significant portion of our executive officers' compensation opportunity is in the form of long-term at-risk incentives that are directly aligned with the Company's actual operational and financial performance, including shareholder return. The value of these long-term incentives has been materially impacted by the sharp decline in our stock price in this challenging commodity price environment and, as shown in the following chart, can differ substantially from the targeted grant date values.



THREE-YEAR CEO REALIZABLE PAY(a) VS. TARGETED PAY(b)
$60
$50
$40
$30
$20
$10
$0
In millions
Targeted Pay(c)
Realizable Pay



CEO TOTAL DIRECT COMPENSATION AND REALIZABLE PAY ALIGNMENT TO TSR
$25
$20
$15
$10
$5
$0
In millions
$150
$120
$90
$60
$30
$0
2012(d)
2013
2014
2015
2016
SCT TDC(e)
Realizable Pay
Total Shareholder Return (value of $100)

(a) Realizable Pay generally includes actual base salary earned, annual incentive amounts earned, the intrinsic value as of December 31, 2016 of long-term incentive awards granted and all other compensation received during the three-year period. The intrinsic value of a stock option is the positive spread, if any, between the exercise price and our stock price on December 31, 2016. The intrinsic value of a RSU award is the number of shares multiplied by our stock price on December 31, 2016. The intrinsic value of a PSU award is generally the target number of units multiplied by our stock price on December 31, 2016.

(b) Targeted Pay generally includes base salary earned, the target annual incentive award value, the grant date accounting value of long-term incentive awards granted and all other compensation received during the three-year period.

(c) With respect to Mr. Lawler's 2013 Targeted Pay and Realizable Pay, we have excluded the signing bonus and one-time equity awards that were part of the package designed to attract and retain Mr. Lawler and compensate him for equity and pension benefits forfeited from his previous employer. The terms of these awards and the rationale for the decision to grant these awards were described in more detail in the proxy statement for our 2014 annual meeting.

(d) Mr. Lawler was not employed by the Company in 2012.

(e) Total Direct Compensation as reflected in each year's Summary Compensation Table located in the Annual Proxy statement.

Chesapeake CEO Doug Lawler's realizable pay over the past three years is highly correlated to TSR.

54 CHESAPEAKE ENERGY CORPORATION

Components of Executive Compensation For 2016, after considering the analyses and recommendations of the Compensation Consultants, feedback received from our shareholders, the Company’s performance in 2015 and the competitive market, the Compensation Committee set base salaries, incentive compensation opportunities and performance measures for 2016. Each NEO’s 2016 target total direct compensation was also based on a comprehensive review of his individual performance and a review of the compensation levels for individuals in the peer group companies with similar titles and responsibilities, as described below. The following chart reflects the manner in which the Compensation Committee determined the 2016 executive award payments. or exercise date Base Salary Base salaries reflect each NEO’s level of responsibility, lead-ership, tenure and contribution to the success and profitability of the Company and the competitive marketplace for execu-tive talent specific to our industry. In early 2016, the Compen-sation Committee reviewed base salaries for the NEOs. Based upon the factors described above, the Compensation Committee determined that current commodity prices as well as external peer survey data did not warrant an increase in base salary for any Company executives. EXECUTIVE COMPENSATION Eligibility Performance Period Performance Emphasis Form of Delivery Payout Determination All NEOs Annual Three years Short-term Long-term Cash Equity Fixed Based on formula, Compensation Committee has negative discretion Based on a formula Depends on stock price on vest Performance Measures Merit increase based on individual goals Four financial and four operational measures Varies by year; 50% TSR and 50% operational Stock price appreciation BASE PAY ANNUAL INCENTIVE PROGRAM PERFORMANCE SHARE UNITS (PSUs) RESTRICTED STOCK UNITS (RSUs) STOCK OPTIONS

Performance-Based Annual Incentives

2016 Annual Incentive Program. For the first time in 2016, the Compensation Committee established three performance gates that had to be achieved before any bonus could be paid to executives.

The three performance gates were achieved:

	PERFORMANCE GATE	PERFORMANCE ACHIEVED
1	Adjusted asset sales at or above $800 million	$2.36 billion
2	Debt reduction/refinancing at or above $1.5 billion	$2.12 billion
3	Renegotiate and amend revolving credit agreement	On April 11, 2016, the revolving credit agreement was renegotiated and amended maturing in 2019.

The table below details the Company's level of achievement with respect to each performance goal and the final payout factor to be applied to each NEO's target annual incentive award opportunity calculated using linear interpolation as described above.

	Performance Metric	Threshold	Target	Max		Payout Percentage	Weight	Bonus Pool Funding
Liquidity Measures	Adjusted Asset Sales	$0.8B	$2.0B	$3.0B	$2.36	136%	13.3%	18%
	Debt Reduction/ Refinancing	$1.5B	$2.0B	$2.5B	$2.12	124%	13.3%	17%
	Capital Investment	$1.5B	$1.4B	$1.2B	$1.44	60%	13.3%	8%
Productivity Measures	Gathering, Processing and Transportation Savings	$100M	$150M	$180M	$368	200%	13.3%	27%
	Price Adjusted EBITDA	$729M	$900M	$1,000M	$869	82%	13.3%	11%
	Adjusted Production	204	221	232	242.8	200%	13.3%	27%
EHS Measures	Total Recordable Incident Rate	0.48	0.31	0.23	0.38	59%	10.0%	6%
	Agency Reportable Spills	145	120	100	72	200%	10.0%	20%

RESULT: All three performance gates were met. Overall bonus pool paid out at 132.8%.

Performance Goals and Calculation of Payout Factor. For the 2016 annual incentive program, which operates under the 2013 Annual Incentive Plan, the Compensation Committee established the performance goals detailed in the table below, which it believed appropriately reflected factors that would positively impact shareholder value during 2016 and beyond. The targets were drawn from the Company's forecast, which is developed in consultation with the Board. The performance assumptions that underlie the forecast are the subject of considerable discussion during this process. Certain 2016 performance goal targets were lower than actual 2015 performance given that the Company had established a more conservative operating budget for 2016 in light of significantly lower commodity prices. The new budget was designed first and foremost to improve the Company's financial liquidity while ensuring financially responsible spending and promote efficient

56 CHESAPEAKE ENERGY CORPORATION

drilling activity, which would likely result in (i) lower production growth and (ii) lower proved reserves organically added. At the time the targets were set, the Compensation Committee believed that performance achievement targets were rigorous objectives given the tighter budgetary restraints due to the pre-vailing commodity price environment. The cash cost management factor that was applied in 2015 and prior years was eliminated in the 2016 annual incentive program performance measures calculation. The Compensation Com-mittee made this determination based upon both share perfor-mance as well as review of external peers’ practices. Please see table below for an explanation of all financial measures. DEFINITIONS FOR 2016 ANNUAL INCENTIVE PROGRAM PAYOUT CALCULATIONS All financial, operational and EHS measures may be adjusted to reflect the effects of extraordinary items, unusual or infrequently occurring events and the impact of specified corporate transactions (including, without limitation): (i) board-directed actions, such as debt or equity offerings; (ii) third-party actions, such as operational outages or disruptions caused by third parties, loss of power outside battery limits, loss of third-party pipeline capacity or apportionment of such capacity, or loss of or limitations to rail access; or (iii) acts of God, floods, storms, earthquakes, terrorism, military operations, national emergencies, imposition of new governmental laws or regulations, strikes or labor disturbances, or any other cause beyond the reasonable control of the Company; provided that any adjustment hereunder will be permitted only to the extent allowed under Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder without adversely affecting the treatment of the respective awards as performance-based compensation. EXECUTIVE COMPENSATION PAYOUT GATE No payout would be made under the liquidity, productivity and EHS measures unless all of the following are achieved: Performance for adjusted asset sales is at or above the threshold level Performance for debt reduction/refinancing is at or above the threshold level The Company negotiates and amends the revolving credit agreement PERFORMANCE ACHIEVEMENT BY LEVEL PAYOUT AS % OF TARGET Linear interpolation applies between threshold/target and target/maximum performance levels ADJUSTED ASSET SALES All asset sales valued per the proceeds designated in the PSA as of the signed date from 1/1/2016 through 12/31/2016. If the sale is for negative EBITDA generating assets, the Compensation Committee shall determine the amount to be included as part of the proceeds, which may reflect the PV10 EBITDA recovery. All proceeds shall be less any contractual settlements executed to facilitate the sale DEBT REDUCTION/ REFINANCING Calculated as the difference between all interest-bearing debt on December 31, 2015, as compared to December 31, 2016; includes debt that otherwise would have matured on or prior to December 31, 2017, but is refinanced during 2016 such that the new maturity date occurs at least three years later than the maturity date prior to refinancing CAPITAL INVESTMENT Capital expenditures include drilling and completion costs on proved and unproved properties, acquisition cost of unproved properties, other capital expenditures and excluding capitalized interest GATHERING, PROCESSING AND TRANSPORTATION SAVINGS Annualized savings for gathering, processing and transportation contract renegotiations. For divested assets, fee savings include minimum volume commitments and fees incurred prior to effective date of the divestiture PRICE ADJUSTED EBITDA Defined as net income before interest expense, income taxes, depreciation, depletion and amortization expense, as adjusted to remove the effects of certain items that manage-ment believes affect the comparability of operating results; exclusive of NYMEX price changes ADJUSTED PRODUCTION (mmboe) Total production on a barrel of oil equivalent basis, adjusted for production gains/losses associated with asset sales and purchases TOTAL RECORDABLE INCIDENT RATE (TRIR) Number of recordable incidents divided by total number of hours worked over 200,000 hours for Chesapeake employees AGENCY RECORDABLE SPILLS Number of spills reportable to a regulatory agency 162(M) THRESHOLD LEVEL FOR 2016 The Compensation Committee retained negative discretion to determine actual payouts and established a 162(m) umbrella funding level of $500 million price adjusted EBITDA which had to be met before any annual incentive program payments could be made

Annual Incentive Program

The annual incentive component of our executive compensation program is intended to motivate and reward executive officers for achieving our short-term business objectives that we believe drive the overall performance of the Company over the long term. In January 2013, the Compensation Committee and the Board approved the Chesapeake Energy Corporation 2013 Annual Incentive Plan, or the 2013 AIP, a cash-based incentive plan structured to encourage the use of pre-established performance goals. The plan was submitted for shareholder approval at our 2013 annual meeting of shareholders and was overwhelmingly approved.

In order to qualify as performance-based compensation under Section 162(m), our NEOs are also subject to a pre-established performance goal called the "Tax Deductibility Threshold," which the Company must achieve before any payment is made under the 2013 AIP and any annual incentive program operating under such plan. For 2016, the Tax Deductibility Threshold was the Company's achievement of price adjusted EBITDA (as described above) equal to or greater than $500 million for the 2016 fiscal year. If the Company satisfied the Tax Deductibility Threshold, each NEO would become eligible for his individual maximum award opportunity (the "Individual 162(m) Cap") and the Compensation Committee would determine individual award amounts utilizing the criteria and methodology described below. Neither the Tax Deductibility Threshold nor the Individual 162(m) Caps served as a basis for the Compensation Committee's compensation decisions for our NEOs; instead, these caps served to establish a ceiling on the amount of annual incentive awards that the Compensation Committee, which could exercise its negative discretion, could award to the NEOs on a tax deductible basis.

Calculating Annual Incentive Awards. The following formula was used to calculate the payment that could be awarded to each NEO under the 2016 annual incentive program:

Base Salary X Target Percentage of Base Salary X Payout Factor (0 – 200%)

The Compensation Committee established the target percentage of base salary (using the base salary in effect on the last day of 2016) payable under the 2016 annual incentive program at 150% for the CEO, 125% for executive vice presidents (EVPs) and 80 – 100% for senior vice presidents (SVPs) to provide an annual incentive opportunity that was competitive with our peers after considering internal pay equity among individuals (including qualifications and contributions to meeting our corporate objectives). Following the end of 2016, the Compensation Committee determined the payout factor based on the Company's weighted achievement of pre-established goals. The program was structured to have threshold, target and maximum performance levels and the corresponding payout opportunities of 50%, 100% and 200% of the target percentage of base salary (using linear interpolation for performance levels falling between threshold and target and between target and maximum). For each metric, there would be no payment for performance below the minimum 50% threshold performance level and a maximum payout of 200% of each individual's target percentage for exceptional performance, as discussed below. The following chart shows the range of annual incentive awards expressed as a percentage of salary for the executive officers by title, based on the target percentage of base salary multiplied by the above-listed threshold, target and maximum payout opportunities. The Compensation Committee determined that current commodity prices as well as external peer survey data did not warrant an increase in annual incentive program target percentage for any Company executives.

Executive Level	Threshold (50% of Target)	Target (100% of Target)	Maximum (200% of Target)
CEO	75.0%	150%	300%
EVP	62.5%	125%	250%
SVP	50.0%	100%	200%

58 CHESAPEAKE ENERGY CORPORATION

Summary of Targets and Payments for 2016. The following table shows how the 2016 annual incentive program formula was applied and the actual amounts awarded under the 2016 annual incentive program for NEOs.

Individual	Base Salary($) (a)	Annual Incentive Program Target as % of Base (b)	Annual Incentive Program at Target (100% Performance Metrics Achieved)($)	Payout Factor(%)	Actual earned 132.8% Performance Achievement($)
Robert D. ("Doug") Lawler	1,300,000	150	1,950,000	132.8	2,589,600
Domenic J. ("Nick") Dell'Osso, Jr.	725,000	125	906,250	132.8	1,203,500
James R. Webb	625,000	125	781,250	132.8	1,037,500
Frank J. Patterson	600,000	125	750,000	132.8	996,000
M. Jason Pigott	575,000	125	718,750	132.8	954,489

(a) Base salary amounts are as of December 31, 2016.

(b) Percentage is unchanged from 2015.

Range of Annual Incentive Payout Metrics

The following chart provides an example of the range of 2016 annual incentive program payout percentages if executives had achieved only target performance, actual performance achieved, and a payout at 200% performance level.

Individual	Base Salary($)	Annual Incentive Program Target as % of Base	Annual Incentive Program at Target (100% Performance Metrics Achieved)($)	Actual earned 132.8% Performance Achievement($)	200% Performance Achievement($)
Robert D. ("Doug") Lawler	1,300,000	150	1,950,000	2,589,600	3,900,000
Domenic J. ("Nick") Dell'Osso, Jr.	725,000	125	906,250	1,203,500	1,812,500
James R. Webb	625,000	125	781,250	1,037,500	1,562,500
Frank J. Patterson	600,000	125	750,000	996,000	1,500,000
M. Jason Pigott	575,000	125	718,750	954,489	1,437,500
Total Payout for Achievement Level			**5,106,250**	**6,781,089**	**10,212,500**

The Compensation Committee believes shareholders have benefited greatly by the additional efforts achieved in the executives delivering above-target objectives. While our executives' bonuses at 132.8% above-target totaled approximately $1,635,900 more than what the group would have received at target performance, the executives delivered enhanced liquidity and productivity for shareholders, exactly the goals the Compensation Committee wanted to incent when the performance metrics were set.

Enhanced Liquidity above Target	
Achievement of Additional Adjusted Asset Sales	$1,360,000,000
Achievement of Additional Debt Reduction/Refinancing	$120,000,000

Enhanced Productivity above Target	
Achievement of Additional GP&T Contract Savings	$218,000,000
Achievement of Additional Adjusted Production	21.8 mmboe

EXECUTIVE COMPENSATION 59

2016 Individual Performance Bonuses. The Compensation Committee may, in its judgment, award cash bonuses to ex-ecutive officers in instances where performance is based on select individual criteria or is well in excess of what is expected of the officer, and warrants an additional bonus in excess of the annual incentive award payable under the annual incen-tive program. These awards are typically limited in amount and only granted in extraordinary circumstances. For 2016, the Compensation Committee did not make any such awards. Long-Term Incentive Compensation for NEOs Long-term incentive compensation aligns the long-term com-pensation of the NEOs with the long-term interests of our shareholders. Target total direct compensation is weighted heavily toward long-term incentive compensation, consis-tent with our goal of long-term shareholder value creation. For 2016, the Compensation Committee determined to grant long-term incentive awards, which consisted of one-third PSUs, one-third RSUs and one-third stock options, subject to 2014 LTIP Plan Limits. This approach is intended to motivate our NEOs to achieve our business objectives by continuing to reinforce the link between the long-term interests of our NEOs and our shareholders. awards. Long-term incentive awards for NEOs with the excep-tion of Mr. Lawler in 2016 consisted of approximately 33.3% RSUs (the value of which was based on the closing price of the Company’s common stock on the grant date), approximately 33.3% stock options (the value of which was determined us-ing the Black-Scholes option pricing model on the grant date) and approximately 33.3% cash-settled PSUs (the value of which was determined in part based on the closing price of the Company’s common stock and in part by a Monte Carlo simulation, each on the grant date). Due to the limitations within the 2014 LTIP, Mr. Lawler’s stock option awards were capped at 1,000,000 representing 15.7% of his targeted value award; 33% of his award equal to $3,583,333 was awarded as RSUs and the balance, $5,476,667 or 51%, was awarded as PSUs. Size and Form of 2016 Long-Term Incentive Awards. The size of equity awards granted to each NEO is based on an estimated target dollar value. The Compensation Commit-tee determines the target value based on each NEO’s level of responsibility, leadership, tenure and contribution to the success and profitability of the Company and a review of the compensation levels for individuals in the peer group compa-nies with similar titles and responsibilities. The Compensation Committee also considers potential shareholder dilution. Based upon the factors described above and a review of the aggregate grant date value of long-term incentive compen-sation levels for individuals in the peer group companies with similar titles and responsibilities, the Compensation Committee determined that current commodity prices as well as market data generally did not warrant an increase in long-term incen-tive compensation for any Company executives; however, the Compensation Committee did increase the values of Messrs. Dell’Osso’s and Pigott’s awards as shown in the table below as a result of retention concerns. This increase in value was allocated as 60% stock options and 40% RSUs and all of the After choosing the general target value for each NEO’s equi-ty awards, the Compensation Committee allocates the dollar value between time-based awards and performance-based CHESAPEAKE ENERGY CORPORATION supplemental awards were granted with three-year cliff vesting. The Compensation Committee believed these awards would help retain and motivate these highly experienced and essen-tial members of our management team who are responsible for a number of major initiatives, including initiatives to ensure that the Company is economically drilling its best wells, reducing costs, increasing capital efficiency throughout our supply chain and reducing and debt obligations. 2015 Aggregate Grant Date Target Value($) 2016 Aggregate Grant Date Target Value($) Individual % Change Reason for Change Domenic J. (“Nick”) Dell’Osso, Jr. 3,000,000 4,000,000 25 Retention Concern Frank J. Patterson 2,500,000 2,500,000 — 2016 Time-Based Awards. RSUs and stock options each vest ratably over a three-year period. The Compensation Committee continues to believe that RSUs play an important role in accomplishing the objectives of the executive com-pensation program, in particular, retention and alignment with shareholder interest. Holders of unvested RSUs are entitled to receive dividend equivalents on such units. The Compen-sation Committee also continues to believe that time-vested stock options further tie compensation to Company perfor-mance, given that stock options only have value if the Com-pany’s stock price increases after the date of grant. 2016 CEO EQUITY AWARD BY EQUITY TYPE 16% Mr. Lawler’s 2016 Long-Term Incentive awards were allocated 51% to performance share units, 33% to restricted stock units and 16% to stock options. Stock Options PSU RSU 51% 33% EXECUTIVE COMPENSATION M. Jason Pigott 2,500,000 3,500,000 40 Retention Concern James R. Webb 2,500,000 2,500,000 — Robert D. (“Doug”) Lawler 10,750,000 10,750,000 —

2016 PSU Awards. The target PSUs vest ratably over the three-year period ending on December 31, 2018; however, the final number and value of the PSUs paid to a NEO depend on the Company's performance relative to objective performance goals during the same three-year performance period. The Compensation Committee established the performance goals in early 2016 based on performance measures enumerated in the 2014 LTIP and, if met, each PSU earned entitles a NEO to a cash payment based on the price per share of the Company's common stock, determined at the end of the performance period. No dividend equivalents are paid on PSUs. The Compensation Committee determined that settling the PSUs in cash strikes the right balance between aligning executives' and shareholders' interests and maintaining a responsible level of compensation-related shareholder dilution.

2016 PSU Performance Goals. The final number of PSUs awarded to NEOs will be determined at the end of the three-year performance period based on the Company's performance against objective performance goals. There are two performance goals for the 2016 PSU award: 50% relative TSR; and 50% relative finding and development cost per boe. The Compensation Committee chose these performance metrics for 2016 PSUs to motivate NEOs to drive differential performance for the Company's shareholders while driving operational improvements in line with our 2016 focus on efficiency and liquidity. The performance goals correlate to the Company's performance during the performance period with modifiers expressed as a percentage, resulting in a combined range of 0 to 200% (subject to the "circuit breaker" described below). The Company's performance with respect to these goals will be measured against a peer group described under "2016 Compensation Peer Group and Benchmarking."

Performance Goal	Relative TSR		Relative Finding and Development Costs	
Weighting	50%		50%	
Payout Scale for Performance Score	TSR Rank	PSUs Earned as % of Target	F&D Costs Rank	PSUs Earned as % of Target
	1	200%	1	200%
	2	182%	2	175%
	3	164%	3	150%
	4	146%	4	125%
	5	128%	5	100%
	6	110%	6	75%
	7	92%	7	50%
	8	74%	8	25%
	9	56%	9 – 12	0%
	10 – 12	0%		

2016 PSUs are subject to an absolute TSR "circuit breaker" that caps the number of PSUs earned at 100% of target when the Company's absolute TSR is negative over the performance period. The circuit breaker does not apply if the Company's performance results in an aggregate modifier of less than 100%.

The 2016 PSUs will vest based 50% on the Company's TSR performance relative to the updated peer group over the three-year period ending December 31, 2018, and 50% on relative Finding and Development Costs. All 2016 PSU awards are intended to comply with the "performance-based compensation" requirements under Section 162(m).

62 CHESAPEAKE ENERGY CORPORATION

2016 PSU Payouts for 2013 – 2015 PSUs. The ultimate cash payout earned by a NEO will be determined by multiply-ing the number of units, as modified above, by the average closing price per share of our common stock as reported on the NYSE for the 20 trading days including and immediately preceding the last day of the three-year performance period. Cash awards under the PSU program are calculated as of the end of the performance period and delivered as follows: FINAL NUMBER OF PSUs EARNED FINAL VALUE OF PSUs EARNED Target PSU grant Final number of PSUs earned Performance modifier 20 day average stock price at period end X X = PSUs earned The Compensation Committee determined that using a rela-tive TSR performance measure with an absolute TSR circuit breaker correctly balanced accountability to shareholders for absolute TSR with the need for compensation incentives that reward NEOs for outstanding achievement relative to our peers even when low commodity prices weigh on our stock price. In March 2017, the Compensation Committee certified the Company’s performance with respect to the 2014 three-year PSU awards, which had a three-year performance period that ended December 31, 2016. The Compensation Committee determined there will be no PSUs awarded to NEOs based on the TSR and operational modifier matrices below, which correlate to the Company’s performance over the three-year performance period. The 2014 PSUs were designed on the basis of a single performance measure 100% relative TSR. EXECUTIVE COMPENSATION

Certification of 2014–2016 Long-Term Performance Results

The 2014 PSUs were calculated on the basis of one performance measure: 100% relative TSR. The actual results are just below. Our executives' total 2014 realized pay from equity was tightly aligned with the three-year TSR.

The following table reflects that no PSUs were earned by each NEO and, as a result, no payment was made.

Individual	Target Three-Year PSUs(#) [(a)]	Final Modifier (%) [(b)]	Final Three-Year PSU Award(#)	Three-Year PSU Cash Payment($) [(c)]
Robert D. ("Doug") Lawler	203,373	0	0	0
Domenic J. ("Nick") Dell'Osso, Jr.	47,938	0	0	0
James R. Webb	58,107	0	0	0
Frank J. Patterson	N/A	N/A	N/A	N/A
M. Jason Pigott	48,422	0	0	0

(a) PSU award as adjusted by the spin-off of our oilfield services division into the public company Seventy Seven Energy Inc.

(b) The final performance modifier applicable to the three-year PSUs equals the three-year relative TSR modifier.

(c) No PSUs were awarded, and as a result, no cash payment was made.

For example, Mr. Lawler was awarded equity in January 2014 valued at $10,500,000; however, as of December 31, 2016, only $763,219 from the 2014 equity award was realizable income. The realizable value as a percentage of award decreased by 93% while TSR decreased 73% in the same time period. See "Long-Term Incentive Payouts" on page 49 for details.

Long-Term Incentive Awards in Aggregate

As part of the annual executive compensation benchmarking exercise, the Compensation Committee routinely reviews the aggregate granting of long-term incentive awards from the 2014 LTIP to ensure competitive award levels compared to the peer group. The table below summarizes the aggregate long-term incentive awards for the peer group with Chesapeake grant levels noted at the bottom on the chart.

Aggregate LTI Spend – Absolute Dollar – Value Basis

	2016	2015	2014	2013	Average
75th Percentile	$196,672,702	$223,997,719	$261,868,145	$193,358,906	$256,951,178
Median	138,585,855	135,704,070	183,699,571	170,750,056	163,653,893
25th Percentile	97,495,625	120,872,193	102,355,599	114,980,140	107,416,312
Chesapeake (2013 – 2015)	–	$117,917,607	$132,533,305	$253,484,124	$167,978,345
Chesapeake (2014 – 2016 YTD)	$107,821,510	$117,917,607	$132,533,305	–	$119,424,140

Chesapeake's three-year average aggregate LTI grant value from 2013 to 2015 ($168M) approximates the peer median for this period ($163.7M).

Chesapeake has significantly decreased its aggregate grant value over the past several years from $253.5M in 2013 to $107.8M in 2016 YTD, which is below the peer 25th percentile for 2015 ($120.9M).

The material aggregate LTI grant value reduction from 2013 has been driven by lower headcount and reduction in both LTI program eligibility and grant guideline values.

64 CHESAPEAKE ENERGY CORPORATION

The Committee has reviewed the mix of equity awards to NEOs and has determined that both PSUs and stock options are performance-based awards. PSUs and stock options combine to award 67% of NEO LTI linked directly to TSR. Other Compensation Arrangements We also provide compensation in the form of benefits and per-quisites to the NEOs, including health and welfare insurance benefits, matching contributions under the Company’s 401(k) plan and nonqualified deferred compensation plan (up to 15% of an employee’s annual base salary and cash bonus compen-sation) and financial planning services. The NEOs also receive benefits for which there is no incremental cost to the Compa-ny, such as tickets to certain sporting and cultural events. The Company does not permit personal use of corporate aircraft by executive officers or directors. Although family members and invited guests are occasionally permitted to accompany exec-utive officers and directors on business flights, the aggregate incremental cost to the Company is de minimis. The foregoing benefits and perquisites are provided to all employees or large groups of senior-level employees. See “—Executive Compen-sation Tables—All Other Compensation Table” on page 73 for more information. The Company includes the above benefits and perquisites as taxable income to the executive on Form W-2 after each fiscal year, in accordance with Internal Revenue Service guidelines. The Company does not provide tax gross-up payments for these amounts. Our NEOs participate in the same health and welfare insur-ance benefits and 401(k) plan as all of our employees. All full-time employees are eligible for an annual bonus dependent upon individual and corporate performance during the year. EXECUTIVE COMPENSATION

2016 Process for Determining Executive Compensation Role of the Compensation Committee The Compensation Committee has overall responsibility for approving and evaluating the executive officer compensation plans, policies and programs of the Company. In determin-ing compensation, the Compensation Committee makes an overall assessment of the performance of the NEOs both indi-vidually and as a team, on an annual basis. In 2016, the Com-pensation Committee’s approach consisted of both an ob-jective consideration of the Company’s performance relative to predetermined metrics as more fully described beginning on page 55 under the caption “—Components of Executive Compensation” and a subjective consideration of each NEO’s performance and overall role in the organization, including consideration of the median compensation of similarly situ-ated executives among our compensation peer group. In its assessment of the performance of each NEO in 2016, the Compensation Committee considered the following: COMPANY PERFORMANCE Financial and operational performance of the Company, including progress made with respect to predetermined metrics more fully described below INDIVIDUAL PERFORMANCE TANGIBLES • Named executive officer’s contributions to the development and execution of the Company’s business plans and strategies • Performance of the named executive officer’s department or functional unit • Level of responsibility • Tenure with the Company EXECUTIVE OFFICER ASSESSMENT INDIVIDUAL PERFORMANCE INTANGIBLES • Leadership ability • Demonstrated commitment to the Company • Motivational skills • Attitude • Work ethic Role of the Compensation Consultant Pursuant to its charter, the Compensation Committee may retain a compensation consultant, and is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant that it retains. The Compen-sation Committee has retained FW Cook as its independent compensation consultant to provide an objective analysis of, and counsel on, the Company’s executive compensation pro-gram. In addition, Pay Governance LLC (Pay Governance) pro-vided consulting services to management in 2016 related to the Company’s director and executive compensation programs, policies and processes, including reviewing our peer group and recommending changes, preparing peer data comparisons and preparing other briefing materials as necessary. In 2016, the Company paid for the cost of Pay Governance’s services, which was approximately $67,750. In 2016, the Company paid for the cost of FW Cook’s services, which was approximately $175,996. We refer to FW Cook and Pay Governance together as the “Compensation Consultants.” In 2016, FW Cook attended all Compensation Committee meetings. FW Cook provided the Compensation Committee with market analyses and advised the Compensation Com-mittee on market trends and regulatory and governance de-velopments and how they may impact our executive com-pensation programs. They also advised the Compensation Committee with regard to the design and structure of our CHESAPEAKE ENERGY CORPORATION executive compensation programs to ensure appropriate linkage between pay and performance, setting the pay for our CEO, and compensation for other executive officers in consultation with the CEO. From time to time, Pay Governance also provides information and recommendations to the Compensation Committee with respect to executive compensation. FW Cook participates in these meetings and performs an independent, objective analysis of market and other data provided by Pay Governance and generally counsels the Compensation Committee as to the advice obtained from Pay Governance.

The Compensation Committee evaluated whether conflicts of interest were created by the retention of any of the advisors providing compensation consulting services in 2016 and evaluated their independence pursuant to the standards set forth in the NYSE Listed Company Manual. As a result of this assessment, the Compensation Committee concluded that (i) no conflicts of interest exist with respect to FW Cook or Pay Governance; and (ii) Pay Governance is not independent from management given its reporting relationship with management, the responsibility of management for the oversight of Pay Governance's work product and the services provided. The Compensation Committee concluded that any potential conflict posed by the Compensation Committee's receipt of information and advice from Pay Governance was sufficiently mitigated by the direct involvement of its independent compensation consultant, FW Cook, and the Compensation Committee's own examination and assessment of the objectivity of Pay Governance's advice.

2016 Compensation Peer Group and Benchmarking

The Compensation Committee uses a peer group to compare the competitiveness of each element of a NEO's target total direct compensation, consisting of base salary, target annual incentive compensation and the value of long-term incentive awards. For purposes of setting 2016 executive compensation, our compensation peer group consisted of the following eleven peer companies listed below that are similar to the Company in size, scope and nature of business operations, and with whom we compete for talent. These were the same peer companies used for purposes of setting 2015 executive compensation, except that for 2016, the Compensation Committee, with the advice of the Compensation Consultants, replaced Continental Resources, Inc. with ConocoPhillips except that for 2016, the Compensation Committee replaced Continental Resources, Inc. with ConocoPhillips. ConocoPhillips was selected as a more appropriate peer company because ConocoPhillips' 2015 revenue was $30.9 billion and Continental's 2015 revenue had dropped to $2.6 billion. At the time this decision was made (December 31, 2015), our peer market capitalization and revenue compared to Chesapeake was set forth in the following table:

Peer Company	Revenue ($MMs at 12/31/15)
Anadarko	8,698
Apache	6,366
ConocoPhillips	30,935
Devon Energy	13,145
Encana	4,422
EOG Resources	8,757
Hess	6,561
Marathon Oil	5,861
Murphy Oil	2,787
Noble Energy	3,133
Occidental Petroleum	12,699
Chesapeake Ranking to Peers	**#3 out of 12 — 12,764**

EXECUTIVE COMPENSATION 67

With the exception of Hess and Murphy Oil, all of the peer companies are independent exploration and production com-panies. Our compensation peer group contains companies in our industry that are both larger and smaller in size and scope. At the time the Compensation Committee reviewed the com-pensation of similarly situated executives among the peer group for purposes of setting 2016 executive compensation, our revenue ranked third of twelve peer companies. We be-lieve the revenue comparison is the most significant common characteristic in selecting our peer companies; our assets ranked tenth of twelve peer companies; and our market cap was eleventh out of twelve peer companies. We compete with the companies in our compensation peer group for talent, and the Compensation Committee believes the selected compa-nies were the most appropriate for use in benchmarking 2016 executive compensation. As discussed above under “—Executive Compensation Pro-gram—Philosophy and Objectives of our Executive Compen-sation Program,” the Compensation Committee intends to generally set all elements of target total direct compensation at or near the median of similarly situated executives among the Company’s compensation peer group. In addition to other factors the Compensation Committee considers when mak-ing compensation decisions, it may also consider other rele-vant industry benchmarks from survey sources. Chief Executive Officer and Management Role in Executive Compensation Process The Company’s CEO has an active role in executive compen-sation, and typically makes recommendations to and partic-ipates in discussions with the Compensation Committee to provide information regarding the compensation of the other NEOs. Following such recommendations, the Compensation Committee discusses the compensation of each NEO and approves the final NEO compensation amounts, subject to such modifications as it deems appropriate. The Compensa-tion Committee discusses the compensation of the CEO in executive session with its independent compensation consul-tant and approves his final compensation amounts. Follow-ing such approvals, the Compensation Committee provides a report of its executive compensation decisions to the full Board for discussion and ratification. The CEO, not being a member of the Compensation Committee, does not vote at Compensation Committee meetings or participate in discus-sions about his compensation, and he does not participate in the Board’s discussion or vote on the acceptance and ratifi-cation of the Compensation Committee’s approvals or reports with respect to his compensation. In addition to the participation of our CEO, other members of senior management typically provide the CEO and Com-pensation Committee and its advisors with detailed analyses and recommendations regarding each element of executive officer compensation (other than for the CEO) to facilitate the Compensation Committee’s annual review. CHESAPEAKE ENERGY CORPORATION

Other Executive Compensation Matters Stock Ownership Guidelines The Compensation Committee has established stock owner-ship levels for our directors and executive officers, including the NEOs, because we believe stock ownership directly aligns their interests with those of our shareholders. The Compen-sation Committee reviews compliance with the stock own-ership guidelines annually. Executives are expected to be in compliance with these minimum guidelines within five years of employment or assignment to a new organizational tier. All NEOs are currently in compliance with these minimum guidelines. The stock ownership policy requires that each ex-ecutive own at least a number of shares of common stock equal to a multiple of the executive’s base salary (or, in the case of the CEO, base salary plus target bonus), measured against the value of the executive’s holdings, based on the greater of a spot price or the trailing 36-month average clos-ing price of the Company’s common stock. The executive officer ownership guidelines are as follows: Position Guideline EVP 3.0 times base salary, subject to a 25,000 share floor In 2016 the Compensation Committee confirmed the director stock ownership guidelines to require each director to hold a minimum of $500,000 of common stock, based on the great-er of the spot price or the trailing 36-month average closing price of the Company’s common stock. All directors are cur-rently in compliance with these minimum guidelines, and any newly appointed directors are expected to be in compliance with the minimum guidelines within three years of his or her appointment. director or executive that has fallen out of compliance with the guidelines has six months to cure, measured from the later of the date of receipt of written notice of non-compliance or the first day of the next open trading window following receipt of such notice. In measuring compliance with the guidelines, the Company includes shares purchased in the open market; shares held in the open market; shares held in Company plans (401(k) and deferred compensation plans); the unvested portion of RSUs and restricted stock; and shares owned both directly and indi-rectly. Neither unexercised stock options nor unearned PSUs count toward satisfaction of the guidelines. After achieving compliance with the stock ownership guide-lines, each director and executive must continue to meet the stock ownership guidelines for his or her current office. A Prohibition of Hedging and Pledging Transactions Our Insider Trading Policy applies to directors and employees and prohibits derivative or speculative transactions involving Company stock. In March 2013, the Compensation Commit-tee revised the policy, eliminating the practice of applying the prohibition only with respect to shares held in satisfaction of the stock ownership guidelines and making the policy an out-right prohibition on any derivative or speculative transactions involving Company stock. The transactions covered by the policy include trading in puts, calls, covered calls or other derivative securities involving Company stock or engaging in hedging or monetization transactions with respect to Com-pany stock. The policy also prohibits directors and executive officers from holding Company stock in a margin account or pledging Company stock as collateral for a loan. We believe the expanded application of the prohibition more effectively aligns each officer’s interests with those of our shareholders. EXECUTIVE COMPENSATION SVP2.5 times base salary, subject to a 10,000 share floor CEO5.0 times total cash compensation (base salary plus target bonus)

Compensation Recovery or “Clawback” Policy In 2012, the Board adopted a compensation recovery policy, also known as a “clawback,” pursuant to which the Compa-ny may seek to recover from any current or former executive officer incentive-based compensation in the event of an ac-counting restatement resulting from the Company’s material noncompliance with financial reporting requirements under applicable securities laws. The amount of incentive-based compensation subject to recovery would be the amount in excess of what the executive officer would have earned in accordance with the restatement as determined by the Com-pensation Committee. The Company also maintains compensation recovery provi-sions relating to stock options, restricted shares, RSUs and PSUs. Under these provisions, the Company may cancel such long-term incentive awards, in whole or in part, whether or not vested, of executives who engage in serious breaches of conduct, including violations of employment agreements, confidentiality or other proprietary matters, or otherwise act in competition with the business of the Company. We believe these provisions serve to ensure that executives act in the best interest of the Company and its shareholders. Relationship between Compensation Program and Risk Our Compensation Committee performed a review of key attributes and structures of the Company’s compensation policies and programs and has determined that they do not encourage excessive or inappropriate risk taking and do not create risks that are reasonably likely to have a material ad-verse effect on the Company for the following reasons: • Our compensation recovery policy is designed to recap-ture unearned incentive payments in the event of material noncompliance with any financial reporting requirement under applicable law that leads to an accounting restate-ment and permits the cancellation of long-term incentive awards of executives who engage in serious breaches of conduct or who otherwise act in competition with the busi-ness of the Company. • The annual incentive compensation for executive officers in 2016 consisted of a mix of eight financial and operational goals that are aligned with the Company’s strategic short-term goals and designed to improve the Company’s per-formance in the long term. • The compensation programs that apply to non-executive employees consist of competitive base salaries, formulaic annual incentives based on pre-determined metrics that drive the Company’s performance and long-term incentive compensation consisting of RSU awards that vest over three years. The steady income provided by base salaries allows employees to focus on the Company’s business. The annual incentives motivate employees to achieve the Company’s financial and operational goals without incen-tivizing inappropriate risk-taking. The long-term incentive awards align employees’ long-term interests with those of our shareholders and generally encourage a long-term view. • In addition to RSU awards, the variable long-term incen-tive compensation for executive officers in 2016 also in-cluded awards of PSUs and stock options, all of which have multiple-year vesting or performance periods, there-by discouraging short-term risk taking. • Our stock ownership guidelines encourage our directors and executives to maintain a long-term perspective. • Our prohibition on derivative or speculative transactions involving Company stock by directors and executive offi-cers reinforces the alignment of our directors’ and execu-tives’ interests with those of our shareholders. CHESAPEAKE ENERGY CORPORATION

The Compensation Committee applies best practices in compensation governance items, including implementation of a clawback policy, stock ownership guidelines, prohibitions of hedging and pledging transactions and confirmation our programs are reviewed for excessive risk annually. For a summary of Chesapeake compensation governance principles, please see the chart on page 52.

Accounting and Tax Treatment of Compensation

In structuring executive compensation, the Company analyzes the anticipated accounting and tax treatment of various arrangements and payments, including the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) limits the annual tax deduction to $1 million for compensation paid by a publicly held company to its chief executive officer and each of the company's three other most highly compensated NEOs (other than the chief financial officer), unless such compensation qualifies as performance-based compensation under Section 162(m). Accounting for compensation arrangements is prescribed by the Financial Accounting Standards Board. In determining the design of our incentive arrangements, the accounting method and tax treatment are considered, but the accounting for or deductibility of compensation is not a determinative factor in compensation decisions. Rather, the Compensation Committee gives priority to the overall compensation objectives discussed above. We believe that there are circumstances where our interests are best served by maintaining flexibility in the way compensation is provided, even if it results in the non-deductibility of certain compensation under the Code. Because of the fact-based nature of the "performance-based compensation" exception under Section 162(m) and the limited availability of binding guidance thereunder, the Company cannot guarantee that any compensation will qualify for exemption under Section 162(m).

Actions Related to 2017 Executive Compensation

In 2017 we are focusing on maximizing liquidity by moderately increasing our capital budget; optimizing our portfolio through divestitures of assets that do not align with our strategic priorities; increasing EBITDA by continuing to improve our GP&T agreements and further reducing production and G&A expenses; and continuing to manage our debt and preferred stock obligations. The Compensation Committee is committed to continuing to ensure that our executive compensation program is appropriately designed to pay for performance and align the long-term compensation of the NEOs with the long-term interests of our shareholders in this challenging and volatile commodity price environment. After considering the information and recommendations provided by the Compensation Consultants, the Company's performance in 2016, the competitive market data and global market factors, the Compensation Committee made the following decisions for 2017.

- **Target Total Direct Compensation Held Flat.** The Compensation Committee determined that the target total direct compensation should remain flat year-over-year except for one NEO, Frank Patterson. The Compensation Committee reviewed Mr. Patterson's additional responsibilities assumed due to the resignation of previous NEO, Mr. Chris Doyle. Due to Mr. Patterson's assumption of these additional responsibilities in 2016, for 2017 the Compensation Committee increased Mr. Patterson's base salary by $60,000 to $660,000 annually, and increased his long-term incentive targeted award value by $500,000 to $3,000,000 for 2017. No additional retention or incentive awards above targeted LTIP value were granted to any executive.

- **Annual Performance Goals Not Yet Determined.** The continuing volatile commodity price environment has made establishment of annual performance goals at the beginning of 2017 extremely difficult. Although the Compensation Committee has not yet finalized the performance measures of our 2017 annual incentive program objectives, we expect our 2017 goals to link to our 2017 go-forward strategy of business development, profitable and efficient growth and focused exploration.

EXECUTIVE COMPENSATION 71

Executive Compensation Tables

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (a)	Option Awards ($) (b)	Non-Equity Incentive Plan Compensation ($) (c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (d)	All Other Compensation ($) (e)	Total ($)
Robert D. ("Doug") Lawler President and Chief Executive Officer	2016	1,300,000	—	9,060,000	1,690,000	2,589,571	—	643,792	15,283,363
	2015	1,348,462	—	8,062,526	2,687,504	2,691,000	—	628,523	15,418,015
	2014	1,250,000	—	7,875,021	2,625,003	2,720,625	—	206,728	14,677,377
Domenic J. ("Nick") Dell'Osso, Jr. Executive Vice President and Chief Financial Officer	2016	725,001	—	2,400,000	1,600,000	1,203,487	—	330,884	6,259,372
	2015	752,885	—	2,250,013	750,004	1,250,625	—	327,656	5,331,183
	2014	725,000	—	1,856,270	618,754	1,314,969	—	344,390	4,859,383
James R. Webb Executive Vice President – General Counsel and Corporate Secretary	2016	625,000	—	1,666,666	833,333	1,037,489	—	278,779	4,441,267
	2015	648,269	—	1,875,017	625,005	1,078,125	—	266,657	4,493,073
	2014	595,192	—	2,250,025	750,009	1,088,250	—	71,709	4,755,185
Frank J. Patterson Executive Vice President – Exploration and Production	2016	600,000	—	1,666,666	833,333	995,989	—	189,188	4,285,176
M. Jason Pigott Executive Vice President – Operations and Technical Services	2016	574,999	—	2,066,666	1,433,334	954,489	—	352,327	5,381,815
	2015	595,423	—	1,875,017	625,005	991,875	—	255,454	4,342,774
	2014	519,231	245,480	1,875,025	625,002	754,520	—	101,827	4,121,085

(a) These amounts represent the aggregate grant date fair value of RSUs and PSU awards, determined in accordance with generally accepted accounting principles, excluding the effect of estimated forfeitures during the applicable vesting periods. The value ultimately realized by the executive upon the actual vesting of the awards may be more or less than the grant date fair value. For RSU awards, values are based on the closing price of the Company's common stock on the grant date (or the most previous business day if the grant date is on a weekend or holiday). NEOs received dividend equivalent rights with respect to unvested RSU awards until the Company eliminated common stock dividends in July 2015. For the PSU awards, the Company utilized the Monte Carlo simulation, and used the following weighted average assumptions to determine the fair value of the PSUs granted in 2016: historical volatility of 49.74%; dividend yield of 0% for valuing TSR; dividend yield of 0% for valuing the awards; and risk-free interest rate of 1.13% for the TSR performance measure. The grant date fair value of the PSUs was determined based on the vesting at target of the PSUs awarded, which is the performance the Company believed was probable on the grant date. The PSUs are settled in cash upon vesting and the maximum award opportunity for each NEO for the 2016 PSU awards as of the grant date is as follows: Mr. Lawler, $9,984,486; Mr. Dell'Osso, $1,823,094; Mr. Webb, $1,519,245; Mr. Patterson, $1,519,245; and Mr. Pigott, $1,519,245. Refer to the Grants of Plan-Based Awards Table for 2016 for additional information regarding RSU and PSU awards made to the NEOs in 2016. The assumptions used by the Company in calculating the amounts related to RSUs and PSUs are incorporated by reference to Note 9 of the consolidated financial statements included in the Form 10-K.

(b) These amounts represent the aggregate grant date fair value of stock option awards, determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures during the applicable vesting periods. The value ultimately realized by the executive upon the actual vesting of the awards may be more or less than the grant date fair value. The assumptions used by the Company in calculating the amounts related to stock options are incorporated by reference to Note 9 of the consolidated financial statements included in the Form 10-K. Refer to the Grants of Plan-Based Awards Table for 2016 for additional information regarding stock option awards made to the NEOs in 2016.

(c) The 2016 amounts in this column represent annual incentive program awards earned with respect to the designated year and paid in the following year, as described on page 72.

(d) The Company does not have a pension plan. In addition, our nonqualified deferred compensation plan does not provide for above-market or preferential earnings. Our nonqualified deferred compensation plan is discussed in detail in the narrative to the Nonqualified Deferred Compensation Table for 2016.

(e) See the All Other Compensation Table for additional information.

72 CHESAPEAKE ENERGY CORPORATION

All Other Compensation Table

Name	Year	Company Matching Contributions to Retirement Plans ($) [a]	New Hire Benefits ($) [b]	Other Perquisites and Benefits ($) [c]	Total ($)
Robert D. ("Doug") Lawler	2016	622,650	—	21,142	643,792
	2015	610,363	—	18,160	628,523
	2014	187,500	—	19,228	206,728
Domenic J. ("Nick") Dell'Osso, Jr.	2016	314,344	—	16,540	330,884
	2015	310,178	—	17,478	327,656
	2014	325,162	—	19,228	344,390
James R. Webb	2016	273,469	—	5,310	278,779
	2015	260,478	—	6,179	266,657
	2014	65,961	—	5,748	71,709
Frank J. Patterson	2016	84,000	89,118	16,070	189,188
M. Jason Pigott	2016	253,031	—	99,295	352,327
	2015	239,314	—	16,140	255,454
	2014	80,500	—	21,327	101,827

(a) This column represents the matching contributions made by the Company for the benefit of the NEOs under the Company's 401(k) plan and nonqualified deferred compensation plan. These plans are discussed in more detail in the narrative to the Nonqualified Deferred Compensation Table for 2016 beginning on page 78.

(b) This column includes relocation benefits for 2016, for Mr. Patterson.

(c) This column represents the value of other benefits provided to the NEOs in 2016 and includes amounts for supplemental life insurance premiums for all NEOs and, other than Mr. Webb, amounts for financial advisory services. Mr. Pigott's educational tuition payments are also paid on his behalf. The Company does not permit personal use of corporate aircraft by our executive officers. Although families and invited guests are occasionally permitted to accompany executive officers and directors on business flights, no additional compensation is included in the table because the aggregate incremental cost to the Company is de minimis. The NEOs also receive benefits for which there is no incremental cost to the Company, such as tickets to certain sporting and cultural events.

Employment Agreements

We maintain employment agreements with the NEOs, the material terms of which are described throughout this Proxy Statement. The Compensation Committee periodically reviews the terms of the agreements, generally focusing on the permitted activities allowed for the NEOs and the competitiveness, value and adequacy of the severance arrangements. Below is a discussion of the employment agreements that we have entered into with our NEOs. In addition to the terms described below, the employment agreements provide that payments will be due to the NEOs upon the occurrence of specified events, such as termination of their employment or a change of control of the Company.

The terms of our equity compensation and nonqualified deferred compensation plans also govern the payments and benefits NEOs are entitled to receive upon the occurrence of specified termination events. See "—Post-Employment Compensation" beginning on page 79 for a discussion of payments due upon such events.

Robert D. ("Doug") Lawler

The Company's employment agreement with Mr. Lawler was effective on June 17, 2013. Effective June 16, 2016, Mr. Lawler's employment agreement was amended to add a new term to his existing agreement beginning on June 16, 2016 and ending on December 31, 2018, with automatic renewals for

EXECUTIVE COMPENSATION 73

successive one-year terms unless either party gives notice of nonrenewal. The agreement provides, among other things, for (i) an initial annual base salary of $1,250,000, which will be re-viewed annually and which may be increased at the discretion of the Compensation Committee; (ii) eligibility for annual incen-tive program payments payable at achievement of target and maximum levels of 150% and 300%, respectively; (iii) annual grants of equity-based incentive awards under the Company’s equity compensation plans; and (iv) health and other benefits similar to other executive officers. In addition, in recognition of equity awards with Mr. Lawler’s previous employer that were forfeited upon his accepting employment with the Company, Mr. Lawler received an award of restricted stock with an ag-gregate grant date fair value of $2,500,000 vesting in equal installments on the second, third and fourth anniversaries of the grant date, referred to as the Equity Makeup Restricted Stock. In recognition of forfeited pension benefits, the Com-pany also granted Mr. Lawler restricted stock with an aggre-gate grant date fair value of $5,000,000 vesting in equal in-stallments on the third, fourth and fifth anniversaries of the effective date, referred to as the Pension Makeup Restricted the Company through the fifth anniversary of his hiring date in June 2018, he will receive an additional grant of Pension Makeup Restricted Stock with an aggregate grant date fair value of $5,000,000 with vesting on the third, fourth and fifth anniversaries of the grant date. Other Named Executive Officers Domenic J. (“Nick”) Dell’Osso, Jr., James R. Webb, M. Frank Patterson and M. Jason Pigott Effective January 1, 2016, the Company entered into new three-year employment agreements with Messrs. Dell’Osso, Webb, Patterson and Pigott. The employment agreements provide, among other things, for (i) minimum 2016 annual base salaries of $725,000, $625,000, $600,000 and $575,000, respectively, for Messrs. Dell’Osso, Webb, Patterson and Pig-ott; (ii) eligibility for annual incentive compensation for each fiscal year during the term of the agreement under the Com-pany’s then current annual incentive program; (iii) eligibility for equity awards under the Company’s stock compensation plans; and (iv) health and other benefits. Stock. If Mr. Lawler remains continuously employed with CHESAPEAKE ENERGY CORPORATION

Grants of Plan-Based Awards Table for 2016

Name	Type of Award[(a)]	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards($)[(b)] Threshold	Target	Maximum	Estimated Future Payouts Under Equity Incentive Plan Awards(#)[(c)] Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock (#)[(d)]	All Other Option Awards: Number of Shares of Stock (#)[(e)]	Exercise Price of Option Awards ($)[(f)]	Grant Date Fair Value ($)[(g)]
Robert D. ("Doug") Lawler	AIP	—	—	975,000	1,950,000	3,900,000							
	PSU	1/14/16	1/14/16				168,202	1,345,618	2,691,236				5,476,665
	RSU	1/14/16	1/14/16							965,858			3,583,333
	SO	1/14/16	1/14/16								1,000,000	3.71	1,690,000
Domenic J. ("Nick") Dell'Osso, Jr.	AIP	—	—	453,125	906,250	1,812,500							
	PSU	1/14/16	1/14/16				30,713	245,700	491,400				999,999
	RSU	1/14/16	1/14/16							377,359			1,400,001
	SO	1/14/16	1/14/16								932,625	3.71	1,600,000
James R. Webb	AIP	—	—	390,625	781,250	1,562,500							
	PSU	1/14/16	1/14/16				25,594	204,750	409,500				833,333
	RSU	1/14/16	1/14/16							224,618			833,333
	SO	1/14/16	1/14/16								493,097	3.71	833,334
Frank J. Patterson	AIP	—	—	375,000	750,000	1,500,000							
	PSU	1/14/16	1/14/16				25,594	204,750	409,500				833,333
	RSU	1/14/16	1/14/16							224,618			833,333
	SO	1/14/16	1/14/16								493,097	3.71	833,334
M. Jason Pigott	AIP	—	—	359,375	718,750	1,437,500							
	PSU	1/14/16	1/14/16				25,594	204,750	409,500				833,333
	RSU	1/14/16	1/14/16							332,435			1,233,334
	SO	1/14/16	1/14/16								834,006	3.71	1,433,334

(a) These awards are described in "Compensation Discussion and Analysis" beginning on page 42.

(b) The actual amount earned in 2016 was paid in March 2017 and is shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. See "Compensation Discussion and Analysis—Components of Executive Compensation—Performance-Based Annual Incentives" on page 56 for more information regarding our 2016 annual incentive program.

(c) These columns reflect the potential payout range, in units, of aggregate PSUs granted in 2016. 2016 PSU awards vest ratably over three years from the date of grant. NEOs do not have voting or dividend rights with respect to unvested PSU awards. See "Compensation Discussion and Analysis—Components of Executive Compensation" on page 55 for more information regarding our 2016 long-term incentive program.

(d) The RSU awards generally vest ratably over three years from the date of grant. NEOs do not have voting rights with respect to unvested RSU awards, but do receive dividend equivalent rights.

(e) The stock option awards generally vest ratably over three years from the date of grant and terminate on the tenth anniversary of the date of grant.

(f) Stock option exercise prices reflect the closing price of the Company's common stock on the date of grant (or the most previous business day if the grant date is on a weekend or holiday).

(g) These amounts represent the aggregate grant date fair value of RSU, stock option and PSU awards, determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures during the applicable vesting periods. The value ultimately realized by the executive upon the actual vesting of the awards may be more or less than the grant date fair value. For RSU awards, values are based on the closing price of the Company's common stock on the grant date. NEOs do not have voting rights with respect to unvested RSU awards, but are eligible to receive dividend equivalent rights. The assumptions used by the Company in calculating the amounts related to stock options are incorporated by reference to Note 9 of the consolidated financial statements included in the Form 10-K. The assumptions used by the Company in calculating the amounts related to PSUs are provided in footnote (b) to the "—Executive Compensation Tables—Summary Compensation Table" on page 72. The grant date fair value of the PSUs was determined based on the vesting at target of the PSUs awarded, which is the performance the Company believed was probable on the grant date.

EXECUTIVE COMPENSATION 75

Outstanding Equity Awards at Fiscal Year End 2016 Table

Name	Option Awards				Stock Awards			
	Number of Securities Underlying Unexercised Options(#)[a] Exercisable	Number of Securities Underlying Unexercised Options(#)[a] Unexercisable	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)[b]	Market Value of Shares or Units of Stock That Have Not Vested($)[c]	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested(#)[d]	Equity Incentive Plan Awards: Value of Unearned Units That Have Not Vested($)[e]
Robert D. ("Doug") Lawler	—	1,000,000	3.71	1/14/26	1,309,440[f]	9,192,269	1,605,442	12,795,373
	169,430	84,715	24.57	1/10/24				
	653,343	—	20.10	6/17/23				
	166,512	333,024	18.37	1/10/22				
Domenic J. ("Nick") Dell'Osso, Jr.	—	340,909	3.71	1/14/26	413,082[g]	2,899,836	315,269	2,512,694
	—	591,716	3.71	1/14/26				
	39,938	19,968	24.57	1/10/24				
	203,311	—	18.13	1/29/23				
	104,662	209,316	18.13	1/29/23				
	46,469	92,937	18.37	1/10/22				
James R. Webb	—	493,097	3.71	1/14/26	257,610[h]	1,808,422	268,778	2,142,161
	48,409	24,204	24.57	1/10/24				
	61,879	—	18.13	1/29/23				
	52,331	104,658	18.13	1/29/23				
	38,724	77,448	18.37	1/10/22				
Frank J. Patterson	—	493,097	3.71	1/14/26	342,738[i]	2,406,021	204,750	1,631,858
M. Jason Pigott	—	340,909	3.71	1/14/26	452,230[j]	3,174,655	265,549	2,116,426
	—	493,097	3.71	1/14/26				
	40,340	20,170	24.57	1/10/24				
	40,108	—	25.18	8/26/23				
	38,724	77,448	18.37	1/10/22				

(a) By their terms, these stock option awards vest ratably over three years from the grant date of the award and have a ten-year or seven-year term, with the exception of stock option awards made to each of Messrs. Dell'Osso and Webb in January 2013 as retention incentives, which vest in three equal installments beginning on the third anniversary of the date of grant. Stock option awards were made to each of Messrs. Dell'Osso and Pigott in January 2016 as retention incentives, which cliff vest on the third anniversary of the date of grant.

(b) We issued restricted stock awards prior to June 1, 2013 and began issuing RSU awards on June 1, 2013, with the exception of the Equity Makeup Restricted Stock and Pension Makeup Restricted Stock issued to Mr. Lawler in June 2013. By their terms, annual restricted stock awards granted prior to June 1, 2013 vest ratably over four years from the date of grant and RSU awards granted on or after June 1, 2013 vest ratably over three years from the grant date of the award, with the exception of the following awards: (i) two awards issued to Mr. Lawler upon his hiring in June 2013, including the Equity Makeup Restricted Stock which vests in three equal installments beginning on the third anniversary of the date of grant and the Pension Makeup Restricted Stock which vests in three equal installments beginning on the second anniversary of the grant date; (ii) the Equity Makeup Restricted Stock Unit award issued to Mr. Pigott upon his hiring in August 2013 which vests in three equal installments beginning on the third anniversary of the date of grant; (iii) awards granted to Messrs. Dell'Osso and Pigott in January 2016 as retention incentives, which cliff vest on the third anniversary of the date of grant.

(c) The values shown in this column are based on the closing price of the Company's common stock on December 30, 2016, $7.02 per share.

(d) Includes target 2014, 2015 and 2016 PSU awards for each NEO granted January 10, 2014, January 10, 2015, and January 14, 2016, respectively. The PSUs vest ratably over a three-year performance period beginning on the first anniversary of the grant date. For details regarding PSUs, see "—Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Incentive Compensation for NEOs" on page 60.

76 CHESAPEAKE ENERGY CORPORATION

(e) The values shown in this column are based on the 20-day average closing price of the Company's stock ending on December 30, 2016, $7.97 per share, in accordance with the, 2014, 2015 and 2016 PSU award agreements.

(f) Includes 209,967 shares of restricted stock granted June 17, 2013; 36,083 shares of RSUs granted January 10, 2014; 97,532 shares of RSUs granted January 10, 2015; and 965,858 shares of RSUs granted January 14, 2016.

(g) Includes 8,505 shares of RSUs granted January 10, 2014; 27,218 shares of RSUs granted January 10, 2015; and 377,359 shares of RSUs granted January 14, 2016.

(h) Includes 10,310 shares of restricted stock granted January 10, 2014; 22,682 shares of restricted stock granted January 10, 2015; and 224,618 shares of restricted stock granted January 14, 2016.

(i) Includes 118,120 shares of restricted stock granted June 30, 2015; and 224,618 shares of restricted stock granted January 14, 2016.

(j) Includes 83,492 shares of restricted stock granted August 26, 2013; 13,621 shares of restricted stock granted January 10, 2014; 22,682 shares of restricted stock granted January 10, 2015; and 332,435 shares of restricted stock granted January 14, 2016.

Option Exercises and Stock Vested Table for 2016

	Option Awards		Stock Awards	
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares or Units Acquired on Vesting(#)[(a)]	Value Realized on Vesting($)[(b)]
Robert D. ("Doug") Lawler	—	—	448,978	2,842,929
Domenic J. ("Nick") Dell'Osso, Jr.	—	—	168,625	1,045,780
James R. Webb	—	—	86,376	574,657
Frank J. Patterson	—	—	59,060	252,777
M. Jason Pigott	—	—	116,871	721,583

(a) Represents restricted stock, 2013 PSUs, 2014 PSUs and 2015 PSUs. The 2013, 2014 and 2015 PSUs have a three-year performance period and vest one-third per year over three years. The PSUs acquired above are reflected at target and vested on January 29, 2016 and January 10, 2016, respectively. For details regarding PSUs, see "Compensation Discussion and Analysis—Components of Executive Compensation—Performance-Based Annual Incentives—Long-Term Incentive Compensation for NEOs" on page 60.

(b) The values realized upon vesting for restricted stock are based on the closing price of the Company's common stock on the vesting dates. The values realized upon vesting for one-third of the 2013, 2014 and 2015 PSUs are based on the 20-day average closing price of the Company's stock ending on December 30, 2016, $7.97 per share, multiplied by the target number of 2013, 2014 and 2015 PSUs that vested during the year.

EXECUTIVE COMPENSATION 77

Nonqualified Deferred Compensation Table for 2016

Name	Executive Contributions in Last Fiscal Year($) [a]	Registrant Contributions in Last Fiscal Year($) [b]	Aggregate Earnings (Losses) in Last Fiscal Year($) [c]	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year-End($) [d]
Robert D. ("Doug") Lawler	598,650	598,650	349,299	—	2,582,818
Domenic J. ("Nick") Dell'Osso, Jr.	296,344	296,344	212,740	(251,230)	1,398,803
James R. Webb	255,469	255,469	115,659	—	1,018,421
Frank J. Patterson	60,000	60,000	1,764	—	121,764
M. Jason Pigott	235,031	235,031	108,717	—	961,843

(a) Executive contributions are included as compensation in the Salary, Bonus and Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table.

(b) Company matching contributions are included as compensation in the All Other Compensation column of the Summary Compensation Table.

(c) The aggregate earnings from investments in the Company's nonqualified deferred compensation plan are not included as compensation in the Summary Compensation Table because the nonqualified deferred compensation plan does not provide for "above market or preferential earnings," as specified in Item 402(c)(2)(viii) of Regulation S-K.

(d) The aggregate balances shown in this column include the following amount that was reported in previous years as compensation: Mr. Lawler $1,524,756; Mr. Dell'Osso $2,451,100; Mr. Webb $581,878; and Mr. Pigott $568,628.

The Company maintains the Chesapeake Energy Corporation Amended and Restated Deferred Compensation Plan, a non-qualified deferred compensation plan. In 2016, we matched employee-participant contributions to the deferred compensation plan annually, in our common stock dollar for dollar for up to 15% of the employee-participant's base salary and bonus, unless the participant was over the age of 55 and chose to diversify the Company match. Annual matching contribution to the deferred compensation plan vests at the rate of 20% per year over the first five years of employment. Unvested matching contributions in our common stock are eligible to receive dividend equivalents.

Participant contributions to the deferred compensation plan are held in a "Rabbi trust." Notional earnings on participant contributions are credited to each participant's account based on the market rate of return of the available benchmark investment alternatives offered under the deferred compensation plan. The benchmark investments are indexed to traded mutual funds and each participant allocates his or her contributions among the investment alternatives. Participants may change the asset allocation of their account balance or make changes to the allocation for future contributions at any time. Any unallocated portion of a participant's account is deemed to be invested in the money market fund.

Benchmark Investment	2016 Rate of Return(%)
Target Date — Income Manager Universe Median	5.2
Target Date — 2010 – 2015 Manager Universe Median	5.95
Target Date — 2020 – 2025 Manager Universe Median	6.39
Target Date — 2030 – 2035 Manager Universe Median	7.31
Target Date — 2040 – later Manager Universe Median	7.91
3 Month T-Bill Index	0.31
Barclays Spliced U.S. Aggregate Float Adjusted Index	2.75
Barclays U.S. Aggregate Bond Index	2.65
60% MSCI World Index/40% Barclays Aggregate Bond Index	5.71
S&P 500 Index	11.96
Vanguard Spliced Small/Mid S&P Index	15.95
Russell 2500 Index	17.59
MSCI All Country World Index	4.5
MSCI All Country World ex-U.S. Index	5.12

78 CHESAPEAKE ENERGY CORPORATION

Employees participating in the deferred compensation plan who retire or terminate employment after attainment of age 55 with at least 10 years of service can elect to receive dis-tributions of their vested account balances in full or partial lump sum payments or in installments up to a maximum of 20 annual payments. Upon retirement or termination of em-ployment prior to the attainment of age 55 or with less than 10 years of service to the Company, the employee will receive his or her entire account balance in a single lump sum. Partic-ipants can modify the distribution schedule for a retirement/ termination distribution from lump sum to annual installments or from installments to lump sum if such modification requires that payments commence at least five years after retirement/ termination and the modification is filed with the plan admin-istrator at least twelve months prior to retirement/termina-tion. Distributions from the deferred compensation plan upon the death of a participant will be made in a single lump sum and upon a participant’s disability, as defined in the deferred compensation plan, based on the participant’s retirement/ termination distribution election. The Company has sole dis-cretion to accelerate vesting of unvested Company matching contributions upon a participant’s retirement, death or disabil-ity. Under each NEO’s employment agreement, his or her un-vested Company matching contributions in any nonqualified deferred compensation plan will become fully vested upon a termination without cause or upon his or her death or disabil-ity. All unvested Company matching contributions become fully vested upon a change of control. Employees who are considered “key employees” for purposes of Section 409A of the Code must wait six months after retirement/termination before distributions may begin. Any assets placed in trust by the Company to fund future ob-ligations of the deferred compensation plan are subject to the claims of creditors in the event of insolvency or bankruptcy, and participants are general creditors of the Company as to their deferred compensation in the deferred compensation plan. Post-Employment Compensation As described further below, our NEOs will receive specified payments in the event of a termination without cause or res-ignation for good reason, change of control, or retirement. As of January 1, 2013, we no longer provide cash payments in the case of change of control (without accompanying termi-nation), disability or death. The termination arrangements with respect to our NEOs are contained in their respective employ-ment agreements and our long-term incentive and deferred compensation plans. (provided PSUs will only be payable subject to the attainment of the performance measures for the applicable performance peri-od as provided under the terms of the applicable award agree-ment); (iii) immediate vesting of all unvested shares of Equity Makeup Restricted Stock; (iv) immediate vesting of a number of shares of Pension Makeup Restricted Stock determined in accordance with the formula set forth in his employment agree-ment; (v) immediate vesting of any unvested Company match-ing contributions under the deferred compensation plan; and (vi) payment of accrued but unused paid time off. TERMINATION WITHOUT CAUSE OR FOR GOOD REASON The Company may terminate its employment agreements with its NEOs at any time without cause or the executive may terminate his agreement for good reason; however, upon such termination the NEOs are entitled to continue to receive the following pursuant to their employment agreements and the terms of our equity compensation and nonqualified deferred compensation plans: For purposes of Mr. Lawler’s agreement, “cause” is defined in relevant part as (i) willful and continued failure to perform his duties following written demand; (ii) willfully engaging in illegal conduct or gross misconduct that is injurious to the Company; or (iii) a material breach of any of the representations in his em-ployment agreement. Mr. Lawler’s resignation for “good reason” is defined as (i) the elimination of his position or a material re-duction in duties, title or authority, including the reassignment to a position other than CEO or a reduction in duties materially in-consistent with a CEO; (ii) the failure to be nominated for reelec-tion to the Board; (iii) a 5% reduction in base salary or target or maximum annual bonus opportunity; (iv) the Company’s material breach of his employment agreement or any other agreement with Mr. Lawler; or (v) the requirement to relocate more than 50 miles from the Company’s principal executive office. Robert D. (“Doug”) Lawler If Mr. Lawler is terminated without cause or terminates his em-ployment for good reason outside of a change-of-control period, he will receive (i) a lump sum payment equal to 1.75 times his base salary and annual bonus; (ii) pro rata vesting of all unvested equity-based compensation awarded other than Equity Make-up Restricted Stock and Pension Makeup Restricted Stock EXECUTIVE COMPENSATION

Other Named Executive Officers The employment agreements of our NEOs, other than the CEO, upon termination by the Company without cause, or the executive’s resignation for good reason, provide for (i) a lump sum severance payment equal to one times base salary plus annual bonus compensation; (ii) pro rata vesting of all unvested equity-based compensation (iii) immediate vesting of unvested Company matching contributions under the de-ferred compensation plans; and (iv) payment of accrued but unused paid time off. In each case, the PSUs subject to such immediate or pro rata vesting will only be payable subject to the attainment of the performance measures for the applica-ble performance period as provided under the terms of the applicable award agreement. CHANGE OF CONTROL Pursuant to their respective employment agreements, upon a change of control, each current NEO is entitled to the fol-lowing: Robert D. (“Doug”) Lawler If Mr. Lawler is terminated without cause or terminates em-ployment for good reason during a 24-month period com-mencing on the effective date of a change of control, he will receive (i) a lump sum payment equal to 2.75 times his base salary and annual bonus; (ii) immediate vesting of all unvested equity-based compensation, including any unvested shares of Equity Makeup Restricted Stock and Pension Makeup Re-stricted Stock (and unvested PSUs shall be deemed to have achieved a level of performance that is the greater of target or actual performance on the date of the change of control); (iii) if such termination occurs following the fourth anniversary of the effective date and prior to the fifth anniversary of the effective date of his employment agreement, a cash payment of $5,000,000 in respect of the second Pension Makeup Re-stricted Stock that will become issuable in June 2018 if Mr. Lawler remains continuously employed with the Company through the fifth anniversary of his hiring date; (iv) immediate vesting of unvested Company matching contributions under the deferred compensation plan; and (v) payment of accrued but unused paid time off. For purposes of the agreements of the other NEOs, “cause” is defined in relevant part as: (i) willful and continued failure of the executive to perform his duties following written de-mand; (ii) the executive’s willfully engaging in illegal conduct or gross misconduct that is injurious to the Company. Resig-nation for “good reason” is defined as (i) the elimination of the executive’s position or a material reduction in duties and/or reassignment to a position of less authority; or (ii) a material reduction in the executive’s base salary. For all NEOs, the annual bonus compensation applicable to the severance payment is the average of the annual bonus payments the executive received during the immediately pre-ceding three calendar years unless the executive has been employed by the Company or held the position stated in the agreement for less than 15 months prior to the date of ter-mination, in which case the annual bonus is the greater of the executive’s target bonus for the year in which the date of termination occurs or the average annual bonus payments the executive has received during the immediately preceding three calendar years. Other Named Executive Officers The employment agreements of our NEOs, other than the CEO, upon the termination by the Company without cause or for resignation for good reason during a 24-month peri-od commencing on the effective date of a change of control, provide for (i) a lump sum payment of two times the sum of base salary and annual bonus, calculated in the manner pro-vided above for termination without cause; (ii) all unvested eq-uity-based compensation and unvested Company matching contributions under the deferred compensation plan will im-mediately vest, and unvested PSUs shall be deemed to have achieved a level of performance that is the greater of target or actual performance on the date of the change of control; and (iii) payment of accrued but unused paid time off. The Compensation Committee believes these payments are appropriate given the risk and responsibility the executives have assumed. In addition to the definitions provided above for “cause” and “good reason,” during a change-of-control period, a require-ment that the executive relocate outside of a 50-mile radius from his or her principal base of operation also constitutes “good reason.” CHESAPEAKE ENERGY CORPORATION

RETIREMENT

Robert D. ("Doug") Lawler

If Mr. Lawler retires after the attainment of age 55, he will be eligible for (i) continued post-retirement vesting of all unvested equity-based compensation (other than the Equity Makeup Restricted Stock and the Pension Makeup Restricted Stock) that remains unvested at the time of retirement (provided PSUs will only be payable subject to the attainment of the performance measures for the applicable performance period); and (ii) immediate vesting of unvested Company matching contributions under the deferred compensation plan, in addition to any other benefits to which he may be entitled pursuant to his employment agreement. Actual amounts vested will be in accordance with a retirement matrix that applies a percentage based on age and years of service.

A Change of Control is defined as:

(1) a person acquiring beneficial ownership of 30% or more of the Company's outstanding common stock or the voting power of the Company's existing voting securities unless one of the circumstances described in clause 3(i), (ii) and (iii) below exists, or other than an acquisition by the Company or a Company employee benefit plan or any redemption, share acquisition or other purchase directly or indirectly by the Company;

(2) during any period of not more than 24 months, the members of the Incumbent Board no longer constitute the majority of the Board (the directors as of the beginning of the period and directors later nominated or elected by a majority of such directors are referred to as the Incumbent Board);

(3) the consummation of a business combination such as a reorganization, merger, consolidation or sale of all or substantially all of the Company's assets unless following such business combination (i) all or substantially all of the persons who beneficially owned the Company's common stock and voting securities immediately prior to the business combination beneficially own more than 60% of such securities of the corporation resulting from the business combination in substantially the same proportions; (ii) no person beneficially owns 30% or more of such securities of the corporation resulting from the business combination unless such ownership existed prior to the business combination; and (iii) a majority of the members of the board of directors of the corporation resulting from the business combination were members of the Incumbent Board at the time of the execution or approval of the business combination agreement; or

(4) the approval by the shareholders of a complete liquidation or dissolution of the Company. We recognize that the other named executive officers may not be retained by a successor in the event of a change of control. Therefore, we provide such officers these severance payments to motivate the named executive officers to continue to work for the Company, even if they perceive that a change of control is imminent. We believe this protection helps prevent the potential loss of key personnel at a time when retaining such employees could have a critical impact on the successful execution of a change-of-control transaction for the benefit of the shareholders.

Other Named Executive Officers

Upon retirement after the attainment of age 55, each current NEO, other than the CEO, will be eligible for (i) continued post-retirement vesting of the unvested awards granted under the Equity Compensation Plans, provided that PSUs shall only be payable subject to the attainment of the performance measures for the applicable performance period; and (ii) immediate vesting of unvested Company matching contributions under the deferred compensation plan. NEOs who are terminated without cause after the age of 55 will be eligible for such continued vesting in addition to termination without cause benefits described above. Actual amounts vested will be in accordance with a retirement matrix that applies a percentage based on age and years of service. The Compensation Committee believes continued vesting more closely aligns departing NEOs with the long-term interests of the Company and its shareholders.

DEATH OR DISABILITY

Pursuant to their respective employment agreements, if a NEO becomes disabled, as determined by the Company's Board, and is unable to perform the duties set out in his employment agreement for a period of twelve consecutive weeks (four consecutive months for Mr. Lawler), the Board can terminate his services. If such a termination occurs, the NEOs are entitled to receive the following:

Robert D. ("Doug") Lawler

If Mr. Lawler's employment is terminated due to death or disability, Mr. Lawler, or his estate, will receive (i) immediate vesting of all unvested awards granted to Mr. Lawler under the equity compensation plans, including the Equity Makeup Restricted Stock and the Pension Makeup Restricted Stock (provided PSUs will only be payable subject to the attainment of the performance measures for the applicable performance

EXECUTIVE COMPENSATION 81

period); (ii) immediate vesting of unvested Company matching contributions under the deferred compensation plan; and (iii) payment of accrued but unused paid time off. PAYMENT CONDITIONS The right to severance compensation is subject to the NEO’s execution of a severance agreement that operates as a re-lease of all legally waivable claims against the Company. The NEOs’ employment agreements also provide for a one-year non-competition period after termination of employment and a one-year non-solicitation period with respect to employees, contractors, customers, vendors and subcontractors. Other Named Executive Officers Upon termination as a result of death or disability, each cur-rent NEO, other than the CEO, or such executive’s estate, shall receive (i) immediate vesting of all unvested long-term incentive compensation, including the Equity Makeup RSUs granted to Mr. Pigott (provided PSUs will only be payable sub-ject to the attainment of the performance measures for the applicable performance period); (ii) immediate vesting of un-vested Company matching contributions under the deferred compensation plan; and (iii) payment of accrued but unused paid time off. CHESAPEAKE ENERGY CORPORATION

Termination and Change of Control Tables

	Termination without Cause/ Good Reason Termination($)[a]	Change of Control($)[b]	Termination by Executive/ Retirement($)[c]	Death or Disability of Executive($)[d]
Robert D. ("Doug") Lawler				
Cash Severance	6,376,350	10,019,978	—	—
AIP Award	—	2,589,571	—	2,589,571
PSU Awards[e]	5,069,056	12,795,373	—	12,795,373
Restricted Stock Awards	3,883,948[f]	9,192,269	—	9,192,269
Stock Option Awards[g]	1,064,037	3,310,000	—	3,310,000
Deferred Comp Plan Matching	417,730	417,730	—	417,730
Accrued Paid Time Off	169,375	169,375	—	169,375
TOTAL	16,980,496	38,494,296	—	28,474,318
Domenic J. ("Nick") Dell'Osso, Jr.				
Cash Severance	2,061,115	4,122,229	—	—
AIP Award	—	1,203,487	—	1,203,487
PSU Awards[e]	1,037,032	2,512,694	—	2,512,694
Restricted Stock Awards	1,036,594	2,899,836	—	2,899,836
Stock Option Awards[g]	992,347[h]	3,086,989	—	3,086,989
Deferred Comp Plan Matching	61,689	61,689	—	61,689
Accrued Paid Time Off	61,695	61,695	—	61,695
TOTAL	5,250,471	13,948,619	—	9,826,389
James R. Webb				
Cash Severance	1,647,125	3,294,250	—	—
AIP Award	—	1,037,489	—	1,037,489
PSU Awards[e]	912,044	2,142,161	—	2,142,161
Restricted Stock Awards	683,510	1,808,422	—	1,808,422
Stock Option Awards[g]	524,673[h]	1,632,151	—	1,632,151
Deferred Comp Plan Matching	90,903	90,903	—	90,903
Accrued Paid Time Off	98,858	98,858	—	98,858
TOTAL	3,957,113	10,104,234	—	6,809,984
Frank J. Patterson				
Cash Severance	1,635,000	3,270,000	—	—
AIP Award	—	995,989	995,989[i]	995,989
PSU Awards[e]	524,579	1,631,858	1,631,858[i]	1,631,858
Restricted Stock Awards	923,380	2,406,021	2,406,021[i]	2,406,021
Stock Option Awards[g]	524,673	1,632,151	1,632,151[i]	1,632,151
Deferred Comp Plan Matching	48,000	48,000	48,000	48,000
Accrued Paid Time Off	92,308	92,308	—	92,308
TOTAL	3,747,940	10,076,327	6,714,019	6,806,327
M. Jason Pigott				
Cash Severance	1,338,958	2,677,917	—	—
AIP Award	—	954,489	—	954,489
PSU Awards[e]	916,615	2,116,426	—	2,116,426
Restricted Stock Awards	1,331,288	3,174,655	—	3,174,655
Stock Option Awards[g]	887,413	2,760,560	—	2,760,560
Deferred Comp Plan Matching	162,916	162,916	—	162,916
Accrued Paid Time Off	37,320	37,320	—	37,320
TOTAL	4,674,509	11,884,282	—	9,206,366

EXECUTIVE COMPENSATION 83

(a) Includes: (i) 1 times (1.75 times in the case of Mr. Lawler) the sum of base salary and annual bonus; (ii) pro rata vesting of unvested equity awards; (iii) acceleration of unvested supplemental matching contributions under the deferred compensation plan; and (iv) any accrued but unused paid time off. (b) Assumes change of control followed by termination of executive without cause or good reason termination. Includes 2 times (2.75 times in the case of Mr. Lawler) the sum of base salary and annual bonus, amounts payable under the AIP, accelerated vesting of unvested equity awards, acceleration of unvested supplemental matching contributions under the deferred compensation plan and any accrued but unused paid time off. (c) Includes: (i) continued vesting of unvested equity awards; and (ii) acceleration of unvested supplemental matching contributions under the deferred compensation plan in accordance with retirement matrix in employment agreement if over age 55. (d) Includes: (i) accelerated vesting of unvested equity awards; (ii) acceleration of unvested supplemental matching contributions under the deferred compensation plan; and (iii) accrued but unused paid time off. (e) Includes 2014, 2015 and 2016 PSU awards for all NEOs. The unvested 2014 PSUs, 2015 and 2016 PSUs are shown at target. All PSU values are based on the 20-day average closing price of the Company’s stock ending on December 30, 2016, $7.97 per share, in accordance with the 2014, 2015 and 2016 PSU award agreements. PSUs are not paid out until the end of the applicable performance period and the values realized at the end of the performance period may differ from the values shown. (f) Includes makeup restricted stock award for which vesting would be accelerated in full. (g) Value of accelerated stock option awards represents the excess, if any, of the closing price of the Company’s common stock on December 30, 2016, $7.02 per share, over the exercise prices of such stock options. (h) Includes retention stock options granted January 29, 2013 for which vesting would be accelerated in full. (i) Includes the following awards that are subject to continued vesting: 204,750 PSUs; 342,738 shares of restricted stock; and 493,097 stock options. In addition to the amounts shown above, the NEOs would have been entitled to receive the distributions reflected in the Aggre-gate Balance at Last Fiscal Year-End column of the Nonqualified Deferred Compensation Table for 2016 (payments of which may be deferred to satisfy the provisions of Section 409A of the Internal Revenue Code or made over time pursuant to individual elections). CHESAPEAKE ENERGY CORPORATION

2016 Director Compensation Our non-employee director compensation program consists of an annual cash retainer, a value-based equity grant for all non-employee directors and additional value-based equity grants for the Chairman of the Board and the Chairman of each Board committee. Details of our annual non-employee director compensation program are as follows: Ms. Boyland and Mr. Corbett (as newly appointed directors in November and December 2016, respectively) receiving a prorated quarterly equity award and cash retainer for service during the fourth quarter of 2016. Annual equity awards to the Chairman of the Board and Committee chairmen were made effective as of the first business day of the third quarter. On July 13, 2016, the Compensation Committee made additional one-time grants of RSUs valued at $450,000 and $250,000 to our Chairman and Chairman Emeritus, respectively, in recog-nition of the significant additional oversight required in guiding the Company through the challenging economic period re-sulting from historically low commodity prices. Among other things, the Company completed an unprecedented number of transactions designed to improve liquidity and reduce or refinance debt, including asset sales, tender offers, common stock for debt and preferred stock exchanges, open market repurchases of debt, debt and convertible debt offerings, and renegotiation of multiple long-term amendments to GP&T agreements. Directors are also reimbursed for travel and other expenses directly related to their service as directors. • An annual retainer of $100,000, payable in equal quarterly installments; • Quarterly grants of RSUs with an aggregate annual value of approximately $250,000; • An annual grant to the independent, non-executive Chair-man of the Board of additional RSUs with a value of ap-proximately $250,000; • An annual grant to the Audit Committee Chairman of addi-tional RSUs with a value of approximately $25,000; and • An annual grant to each Chairman of the Compensation, Finance and Nominating Committees of additional RSUs with a value of approximately $15,000. Directors are eligible to defer any or all of their annual cash retainers through a deferred compensation plan of the Com-pany on a tax-deferred basis. During 2016, Mr. Ryan elected to defer all or a portion of his annual cash retainers into Com-pany stock through the Chesapeake Deferred Compensation Plan for Non-Employee Directors. Deferrals into the plan are not matched or subsidized by the Company, nor are they eli-gible for above-market or preferential earnings. RSU grants to non-employee directors vest 25% immediately upon award and 75% ratably over the three years following the date of award. Grants of RSUs have been made pursu-ant to our 2014 Long Term Incentive Plan, or 2014 LTIP. In 2016, quarterly equity awards were made along with retain-er payments on the first business day of each quarter, with EXECUTIVE COMPENSATION

Director Compensation Table

Name	Fees Earned or Paid in Cash($) [a]	Stock Awards($) [b]	Option Awards($) [c]	All Other Compensation($)	Total($)
Gloria R. Boyland	$8,696	21,742	—	—	30,438
Luke Corbett	4,891	12,234	—	—	17,125
Archie W. Dunham	100,000	500,013	—	—	600,013
Vincent J. Intrieri [d]	75,000	202,508	—	—	277,508
John J. Lipinski [e]	75,000	187,507	—	—	262,507
R. Brad Martin	100,000	965,012	—	—	1,065,012
Merrill A. ("Pete") Miller, Jr.	100,000	265,010	—	—	365,010
Frederic M. Poses [f]	50,000	125,005	—	—	175,005
Kimberly K. Querrey [g]	100,000	250,010	—	—	350,010
Louis A. Raspino [h]	25,000	62,504	—	—	87,504
Thomas L. Ryan	100,000	275,012	—	—	375,012

(a) Reflects annual retainer for all directors. Mr. Ryan elected to defer all or a portion of his annual cash retainers into Company stock through the Chesapeake Deferred Compensation Plan for Non-Employee Directors. Ms. Boyland, who was first appointed to the Board on November 30, 2016, received a prorated cash payment. Mr. Corbett, who was first appointed to the Board on December 14, 2016, received a prorated cash payment.

(b) Reflects the aggregate grant date fair value of 2016 RSU awards determined pursuant to FASB ASC Topic 718. The assumptions used by the Company in calculating these amounts are incorporated by reference to Note 9 to the consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the "Form 10-K"), filed with the SEC on March 3, 2017. On January 4, 2016, April 1, 2016, July 1, 2016, and October 3, 2016, respectively, each serving non-employee director received a regular quarterly award of 12,627, 16,319 ,13,617 and 9,766 RSUs, respectively, with a grant date fair value of $62,503, $62,501, $62,502 and $62,502, respectively. Ms. Boyland, who was first appointed to the Board on November 30, 2016, received a prorated award of 3,106 RSUs for the fourth quarter of 2016 with a grant date fair value of $21,742. Mr. Corbett, who was first appointed to the Board on December 14, 2016, received a prorated award of 1,728 RSUs for the fourth quarter of 2016 with a grant date fair value of $12,234. For Mr. Martin's service as Chairman of the Board during 2016, he received 54,466 RSUs on July 1, 2016 with a grant date fair value of $249,999 and 103,449 RSUs on July 13, 2016 with a grant date fair value of $450,003. For Mr. Dunham's service as Chairman Emeritus of the Board during 2016, he received 57,472 RSUs on July 13, 2016 with a grant date fair value of $250,003. For Mr. Ryan's additional responsibilities as Chairman of the Audit Committee during 2016, he received 5,447 RSUs on July 1, 2016 with a grant date fair value of $25,002. For their additional responsibilities as Chairmen of the Compensation, Finance and Nominating Committees during 2016, Messrs. Martin, Intrieri and Miller each received 3,268 RSUs on July 1, 2016 with a grant date fair value of $15,000. As of December 31, 2016, the aggregate number of shares of unvested restricted stock and unvested RSUs, as applicable, held by each of the then-serving non-employee directors was as follows: Ms. Boyland, 2,329; Mr. Corbett, 1,296; Mr. Dunham, 124,244; Mr. Martin, 200,376; Mr. Miller, 56,077 and Mr. Ryan, 56,872.

(c) The Company granted no stock options to non-employee directors in 2016 and none of the non-employee directors held any stock options as of December 31, 2016.

(d) Mr. Intrieri resigned from the Board effective September 26, 2016.

(e) Mr. Lipinski resigned from the Board effective September 26, 2016.

(f) Mr. Poses retired from the Board on May 20, 2016.

(g) Ms. Querrey retired from the Board effective November 29, 2016.

(h) Mr. Raspino resigned from the Board effective March 10, 2016.

Stock Ownership Guideline

Effective in 2016, we established a new stock ownership guideline for non-employee directors to hold common stock, including RSUs, valued at $500,000 or more, based upon the greater of the spot price of our common stock or the trailing 36-month average closing price of our common stock. Non-employee directors are expected to comply with the stock ownership guideline at all times while serving as a director; however, newly appointed directors are generally given three years from the date of appointment to comply. Failure to comply with this guideline or potential deferrals of the guideline due to hardship are addressed on a case-by-case basis, and but generally must be cured within six months. There were no failures or deferrals in 2016.

86 CHESAPEAKE ENERGY CORPORATION

Beneficial Ownership

The table below sets forth (i) the name and address and beneficial ownership of each person known by management to own beneficially more than 5% of our outstanding common stock, and (ii) the beneficial ownership of common stock of our director nominees, directors and NEOs and all current directors and executive officers of the Company as a group. Unless otherwise noted, information is given as of March 20, 2017, the record date, and the persons named below have sole voting and/or investment power with respect to such shares.

Beneficial Ownership Table

	Common Stock			
Beneficial Owner	Number of Shares	Share Equivalents	Total Ownership	Percent of Class
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	84,197,250	—	84,197,250[a]	9.3%
Southeastern Asset Management, Inc. 6410 Poplar Ave., Suite 900 Memphis, TN 38119	49,802,519	583,124	50,385,643[b]	5.5%
Robert D. ("Doug") Lawler	813,289[c]	1,573,846[d]	2,387,135	*
Domenic J. ("Nick") Dell'Osso, Jr.	491,916	762,714[d]	1,254,630	*
James R. Webb	164,033	480,966[d]	644,999	*
M. Jason Pigott	176,478	342,432[d]	518,910	*
Frank J. Patterson	81,282	164,366[d]	245,648	
Archie W. Dunham	4,518,043	5,803[e]	4,523,846	*
R. Brad Martin	209,456	5,803[e,f]	265,259	*
Merrill A. ("Pete") Miller, Jr.	216,424	5,803[e]	222,227	*
Thomas L. Ryan	261,252	5,803[e]	267,055	*
Luke R. Corbett	729	—	729	*
Gloria R. Boyland	782	—	782	*

* *Less than 1%*

(a) This information is as of December 31, 2016, as reported in a Schedule 13G/A filed by The Vanguard Group ("Vanguard") on February 10, 2017. According to the filing, Vanguard has sole voting power with regard to 972,201 shares, shared voting power with regard to 73,565 shares, sole dispositive power with regard to 83,186,821 shares and shared dispositive power with regard to 1,010,429 shares. Vanguard Fiduciary Trust Company (VFTC) and Vanguard Investments Australia, Ltd. (VIA), wholly owned subsidiaries of Vanguard, are the beneficial owner of 936,864 shares and 108,902 shares, respectively, as a result of VFTC serving as investment manager of collective trust accounts and VIA serving as investment manager of Australian investment offerings.

(b) This information is as of December 31, 2016, as reported in a Schedule 13G/A filed jointly by Southeastern Asset Management, Inc. and O. Mason Hawkins on February 10, 2017. The Schedule 13G/A includes 583,124 shares of underlying convertible preferred shares. The Schedule 13G/A reports (i) sole power to vote or to direct the vote of 25,268,136 shares; (ii) shared power to vote or direct the vote of 22,931,162 shares with Longleaf Partners Fund and Longleaf Partners Global Fund; (iii) no power to vote 2,186,345 shares; (iv) sole power to dispose or to direct the disposition of 27,454,481 shares; and (v) shared power to dispose or to direct the disposition of 22,931,162 shares with Longleaf Partners Fund and Longleaf Partners Global Fund.

(c) Includes unvested shares of restricted stock granted after January 1, 2013 with respect to which executive officers and directors have voting power.

(d) Represents shares of common stock that can be acquired through the exercise of stock options on March 20, 2017 or within 60 days thereafter.

(e) Includes RSUs that are scheduled to vest within 60 days of March 20, 2017.

(f) Includes 50,000 shares held by the R. Brad Martin Family Foundation, over which Mr. Martin has voting control, and 15,000 shares held in a family trust for the benefit of Mr. Martin's children.

EXECUTIVE COMPENSATION 87

Audit Your Board recommends a vote FOR approval of Proposal 5. We Engaged PwC After a Rigorous Review Process The Audit Committee is directly responsible for the appoint-ment, compensation (including advance approval of audit fees), retention and oversight of the independent registered public accounting firm (independent auditor) that audits our financial statements and our internal control over financial re-porting. The committee has selected PwC as our independent auditor for 2017. PwC and its predecessors have served as our independent auditor since 1992. • External data on audit quality and performance, includ-ing recent Public Company Accounting Oversight Board (PCAOB) reports on PwC and its peer firms; Appropriateness of PwC’s fees for audit and non-audit services, on both an absolute basis and as compared to its peer firms; and PwC’s independence and tenure as our auditor, including the benefits and independence risks of having a long-ten-ured auditor and controls and processes that help ensure PwC’s independence. • • The Audit Committee annually reviews PwC’s independence and performance in deciding whether to retain PwC or en-gage a different independent auditor. In the course of these reviews, the committee considers, among other things: LONG-TENURE BENEFITS Higher audit quality. Through more than 25 years of experi-ence with Chesapeake, PwC has gained institutional knowl-edge of and deep expertise regarding our operations and businesses, accounting policies and practices, and internal control over financial reporting. • PwC’s historical and recent performance on the Chesa-peake audit; PwC’s capability and expertise in handling the breadth and complexity of our worldwide operations; An analysis of PwC’s known legal risks and any significant legal or regulatory proceedings in which it is involved (in-cluding a review of the number of audit clients reporting re-statements as compared to other major accounting firms); • • Efficient fee structure. PwC’s aggregate fees are compet-itive with peer companies because of PwC’s familiarity with our business. 88 CHESAPEAKE ENERGY CORPORATION PROPOSAL 5: Ratification of PwC as Independent Registered Public Accounting Firm for 2017 WHAT ARE YOU VOTING ON? We are asking our shareholders to ratify the selection of PricewaterhouseCoopers LLP (PwC) as the independent auditor of our consolidated financial statements and our internal control over financial reporting for 2017. Although ratification is not required by our bylaws or otherwise, the Board is submitting this proposal as a matter of good corporate governance. If the selection is not ratified, the committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the committee may select a different auditor at any time during the year if it determines that this would be in the best interest of Chesapeake and our shareholders.

No onboarding or educating new auditor. Bringing on a new auditor requires a significant time commitment that could distract from management’s focus on financial reporting and internal controls. Strong internal PwC independence process. PwC conducts periodic internal quality reviews of its audit work, staffs Ches-apeake’s global audit (including statutory audits) with a large number of partners and rotates lead partners every five years. Strong regulatory framework. PwC, as an independent regis-tered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews, and PCAOB and SEC oversight. INDEPENDENCE CONTROLS Thorough Audit Committee oversight. The committee’s oversight includes private meetings with PwC (the full com-mittee meets with PwC at least eight times per year and the chair at least eight times per year), a comprehensive annual evaluation by the committee in determining whether to en-gage PwC, and a committee-directed process for selecting the lead partner. Based on this evaluation, the Audit Committee believes that PwC is independent and that it is in the best interests of Chesapeake and our shareholders to retain PwC as our inde-pendent auditor for 2017. Rigorous limits on non-audit services. Chesapeake re-quires Audit Committee pre-approval of non-audit services, prohibits certain types of non-audit services that otherwise would be permissible under SEC rules, and requires that PwC is engaged only when it is best suited for the job. PwC Will Attend the Annual Meeting PwC representatives are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they wish and be available to respond to appropriate shareholder questions. Through more than 25 years of experience with Chesapeake, PwC has gained institutional knowledge of and deep expertise regarding our operations and businesses. AUDIT 8x+8x+ Meetings per year between Committee meetings per year, including executive committee chair and PwC sessions between committee members and PwC

Independent Auditor Information PwC Fees for 2015 and 2016 (a) Fees were for audits and interim reviews, as well as the preparation of comfort letters, consents and assistance with and review of documents filed with the SEC. In 2016, $6,050,000 related to the annual audit and interim reviews, $200,000 related to services provided in connection with our issuance of securities, and $301,650 related to the audit of subsidiaries of the Company. In 2015, $4,987,826 related to the annual audit and interim reviews, $71,000 related to services provided in connection with our issuance of securities, and $222,500 related to the audit of subsidiaries of the Company. (b) These amounts related to the audits of employee benefit plans and other audit-related items. (c) These amounts related to professional services rendered for preparation of annual K-1 statements for Chesapeake Granite Wash Trust unitholders and tax consulting services. How We Control and Monitor Non-Audit Services Provided by PwC The Audit Committee has retained PwC (along with other accounting firms) to provide non-audit services in 2017. We understand the need for PwC to maintain objectivity and inde-pendence as the auditor of our financial statements and our internal control over financial reporting. Accordingly, the com-mittee has established the following policies and processes related to non-audit services. WE HAVE A PRE-APPROVAL PROCESS FOR NON-AUDIT SERVICES The Audit Committee has adopted policies and procedures for pre-approving all non-audit work that PwC performs for us. Specifically, the committee has pre-approved the use of PwC for specific types of services related to: tax compliance, planning and consultations; acquisition/disposition services, including due diligence; consultations regarding accounting and reporting matters; and reviews and consultations on in-ternal control and other related services. The committee has set a specific annual limit on the amount of non-audit ser-vices (audit-related and tax services) that the Company can obtain from PwC. It has also required management to obtain specific pre-approval from the committee for any single en-gagement over $1 million or any types of services that have not been pre-approved. The committee chair is authorized to pre-approve any audit or non-audit service on behalf of the committee, provided these decisions are presented to the full committee at its next regularly scheduled meeting. WE RESTRICT THE NON-AUDIT SERVICES THAT PWC CAN PROVIDE To minimize relationships that could appear to impair PwC’s objectivity, the Audit Committee has restricted the types of non-audit services that PwC may provide to us (and that oth-erwise would be permissible under SEC rules) and requires that the Company engage PwC only when it is best suited for the job. CHESAPEAKE ENERGY CORPORATION 2016 2015 Audit (a)$6,551,650 $5,281,326 Audit-related (b)511,012 743,058 Tax (c)305,538 423,018 All other fees — — TOTAL $7,368,200 $6,447,402

We Have Hiring Restrictions for PwC Employees To avoid potential conflicts of interest, the Audit Committee has adopted restrictions on our hiring of any PwC partner, director, manager, staff member, advising member of the department of professional practice, reviewing actuary, reviewing tax pro-fessional and any other individuals responsible for providing audit assurance on any aspect of PwC’s audit and review of our financial statements. Rotation of Key Audit Partners and Audit Firms Audit Committee oversees selection of new lead audit engagement partner every five years. The Audit Committee requires key PwC partners assigned to our audit to be rotated at least every five years. The committee and its chair oversee the selection process for each new lead engagement partner. Throughout this process, the committee and management provide input to PwC about Chesapeake priorities, discuss candidate qualifications and interview potential candidates put forth by the firm. Consideration of audit firm rotation. To help ensure continuing auditor independence, the committee also periodically consid-ers whether there should be a regular rotation of the independent auditor. Audit Committee Report The Audit Committee is directly responsible for the appoint-ment, compensation, retention and oversight of the work of the independent auditor for the purpose of preparing or issuing au-dit reports or performing other services for the Company. The independent auditor reports directly to the Audit Committee. In connection with fulfilling its responsibilities under its char-ter, the Audit Committee met with management and Price-waterhouseCoopers LLP (PwC) throughout the year, and met with PwC at each quarterly meeting without the presence of management. The Audit Committee also reviewed and dis-cussed with management the Company’s audited financial statements as of and for the year ended December 31, 2016. The Committee discussed with PwC the matters required to be discussed under auditing standards adopted by the Public Company Accounting Oversight Board, or the PCAOB, and reviewed and discussed with PwC the auditor’s indepen-dence from the Company and its management. As part of that review, PwC provided the Committee the written disclosures and letter concerning independence required by the PCAOB. Pursuant to its charter, the Audit Committee is also charged with the oversight of: the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications and indepen-dence; and the performance of the Company’s internal audit function, independent auditor and Chief Compliance Officer. Based on these reviews and discussions, the Audit Commit-tee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC. Management is responsible for preparing the Company’s fi-nancial statements in accordance with generally accepted ac-counting principles, or GAAP, and for developing, maintaining and evaluating the Company’s internal control over financial reporting and other control systems. The independent regis-tered public accountant is responsible for auditing the annual financial statements prepared by management, assessing the Company’s internal control over financial reporting, and ex-pressing an opinion with respect to each. MEMBERS OF THE AUDIT COMMITTEE: Thomas L. Ryan, Chairman Gloria R. Boyland Luke R. Corbett R. Brad Martin AUDIT

Shareholder Matters Submitting Shareholder Proposals for 2018 Annual Meeting The table below summarizes the requirements for shareholders who wish to submit proposals or director nominations for next year’s annual meeting. Shareholders are encouraged to consult SEC Rule 14a-8 or our bylaws, as applicable, to see all applica-ble requirements. * Our bylaws are available at www.sec.gov/Archives/edgar/data/895126/000089512614000171/bylawsex32.htm. The Chairman of the meeting may disregard any nomination of a candidate for director or refuse to allow the transaction of any business under a proposal if such is not made in compliance with the procedures in our bylaws or other requirements of rules under the Exchange Act. 92 CHESAPEAKE ENERGY CORPORATION Proposals for inclusion in 2018 proxy Director nominees for inclusion in 2018 proxy (proxy access) Other proposals/nominees to be presented at 2018 meeting Type of proposal SEC rules permit shareholders to submit proposals for inclusion in our proxy statement by satisfying the require-ments specified in SEC Rule 14a-8 A shareholder (or a group of share-holders) owning at least 3% of Chesapeake stock for at least 3 years may submit director nominees (up to 25% of the Board) for inclusion in our proxy statement by satisfying the requirements specified in Article I, Section 11 of our bylaws* Shareholders may present proposals or shareholder nominations directly at the annual meeting (and not for inclusion in our proxy statement) by satisfying the requirements specified in Article I, Sections 11(b) and 12 of our bylaws* When proposal must be received by Chesapeake No later than close of business on December 8, 2017 No earlier than December 20, 2017 and no later than close of business on January 19, 2018 No earlier than January 19, 2018 and no later than close of business on February 18, 2018 Where to send By mail: James R. Webb, Executive Vice President – General Counsel and Corporate Secretary, Chesapeake Energy Corporation, at the applicable address listed on page 2 of this proxy statement By email: shareholder.proposals@chk.com What to include The information required by SEC Rule 14a-8 The information required by our bylaws* The information required by our bylaws*

Additional Shareholder Engagement: Community-Focused Initiatives Chesapeake strives to be a charitable, engaged and respon-sible partner in the communities where we live and work. We pay close attention to concerns regarding our operations through a variety of active community engagement initiatives. We recognize that despite its over 150-year history in the U.S., oil and natural gas development is still a very new in-dustry in several areas of the country. We understand the im-portance of educating community members about our activi-ties, maintaining open lines of communication and proactively seeking out opportunities to provide further information about our safe and responsible drilling and completion processes, including the over 60-year-old process of hydraulic fractur-ing. Following discussions with shareholders, we recognize that addressing the community impacts of our operations has become increasingly important to a wider audience, includ-ing our shareholders. Consequently, we intend to continue to interact with our shareholders on these issues. We believe this furthers our goal of continuous improvement in all of our operations, including our community engagement strategies and public disclosures. SHAREHOLDER MATTERS

Forward-Looking Statements This proxy statement includes “forward-looking statements” within the meaning of Section27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our current expectations or forecasts of future events. They include any statements that are not historical facts and include expected oil, natural gas and natural gas liquids (NGL) production and future expenses, estimated operating costs, assumptions regarding future oil, natural gas and NGL prices, planned drilling activity, estimates of future drilling and completion and other capital expendi-tures, goals for the future, projected future commitments, the potential use of newly authorized shares, the company’s go-forward strategy and path forward, performance goals, actions related to 2017 executive compensation, estimated future payouts under equity incentive plan awards, additional shareholder engagement, anticipated sales, the adequacy of our provisions for legal contingencies, statements concerning anticipated cash flow and liquidity debt and preferred stock repurchases, operating and capital efficiencies, business strategy and other plans and objectives for future operations. Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Factors that could cause actual results to differ ma-terially from expected results are described under Risk Factors and other sections of our most recent annual report on Form 10-K and in other filings with the SEC, and include: the volatility of oil, natural gas and NGL prices; the limitations our level of indebtedness may have on our financial flexibility; our inability to access the capital markets on favorable terms; the availabil-ity of cash flows from operations and other funds to finance reserve replacement costs or satisfy our debt obligations; our ability to replace reserves and sustain production; results of litigation; charges incurred in response to market conditions and in connection with our ongoing actions to reduce financial leverage and complexity; drilling and operating risks and result-ing liabilities; and a deterioration in general economic, business or industry conditions. EXHIBIT A Chesapeake Energy Corporation Non-GAAP Financial Measures Certain of the financial metrics applicable to the 2016 annu-al incentive program described under the caption “Perfor-mance-Based Annual Incentives” beginning on page 56 are non-GAAP financial measures. We provide reconciliations to the most directly comparable financial measures calculated in accordance with generally accepted accounting princi-ples in our quarterly earnings releases and post them on the Company’s website at www.chk.com in the Non-GAAP Finan-cials sub-section of the section entitled “SEC Filings” under “Investors.” amortization expense. Adjusted EBITDA excludes certain items that management believes affect the comparability of operating results, including unrealized gains and losses on natural gas, oil and natural gas liquids derivatives, restructur-ing and other termination costs, impairments, gains and loss-es on sales of fixed assets and investments, losses on invest-ments, losses on purchases of debt and extinguishment of other financing, and net income attributable to noncontrolling interests. For 2016, adjusted EBITDA was $2.385 billion and adjusted EBITDA/boe was $9.62. Price adjusted EBITDA, the performance metric used for purposes of the 2016 annual in-centive program, is defined under the caption “Definitions for Annual Incentive Program Payout Calculations” on page 57. EBITDA represents net income (loss) before income tax ex-pense, interest expense and depreciation, depletion and 94 CHESAPEAKE ENERGY CORPORATION

Headquartered in Oklahoma City, Chesapeake’s operations are focused on discovering and developing its large and geographically diverse resource base of unconventional oil and natural gas assets onshore in the United States. The company also owns oil and natural gas marketing and natural gas gathering and compression businesses. Our focus on financial discipline and profitable and efficient growth from captured resources includes balancing capital expenditures with cash flow from operations, reducing operational risk and complexity, promoting a culture of safety and integrity, and being a great business. With leading positions in top U.S. oil and natural gas plays from South Texas to Pennsylvania, we continue to unlock value in each of our operating areas. RESPONSIBILITY AT OUR CORE 2016 ANNUAL REPORT www.chk.com/investors/annual-report CORPORATE RESPONSIBILITY REPORT 2017 ANNUAL MEETING WEBSITE www.chk.com/responsibility www.chk.com/investors/annual-meeting OUR STORIES COMMUNICATE WITH THE COMPANY Every day Chesapeake employees create value that drives our company forward and capitalizes on our strengths — high-quality assets, advanced technical capabilities and ongoing operating efficiencies, to name just a few. We share these topics in the News and Stories section of www.chk.com/media. Board of Directors 866-291-3401 (Director Access Line) TalktoBoD@chk.com Investor Relations 405-935-8870 ir@chk.com Owner Relations 877-CHK-1GAS (877-245-1427) contact@chk.com Compliance and Ethics 877-CHK-8007 (877-245-8007) (anonymous) compliance@chk.com www.chkethics.com

6100 NORTH WESTERN AVENUE OKLAHOMA CITY, OK 73118 CHK.COM

CHESAPEAKE ENERGY

6100 NORTH WESTERN AVENUE
OKLAHOMA CITY, OK 73118

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time on May 18, 2017. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time on May 18, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Chesapeake Energy Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PLAN PARTICIPANTS
If you are a participant in the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan (the "Plan"), you may vote the Plan shares using the methods mentioned above up until 10:59 P.M. Central Time on May 17, 2017. If you do not vote your proxy, Plan shares credited to this account will be voted in the same proportion as the Plan shares of other participants for which the Trustee has received proper voting instructions.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Chesapeake Energy Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. You may also sign up for electronic delivery by visiting www.icsdelivery.com/chk.

SHAREHOLDER MEETING REGISTRATION
To vote and/or attend the meeting, go to "Register for Meeting" link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E25102-P86697-Z69396 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHESAPEAKE ENERGY CORPORATION

The Board of Directors recommends a vote FOR the election of all director nominees.

1. **Election of Directors**	For	Against	Abstain
1a. Gloria R. Boyland	☐	☐	☐
1b. Luke R. Corbett	☐	☐	☐
1c. Archie W. Dunham	☐	☐	☐
1d. Robert D. Lawler	☐	☐	☐
1e. R. Brad Martin	☐	☐	☐
1f. Merrill A. "Pete" Miller, Jr.	☐	☐	☐
1g. Thomas L. Ryan	☐	☐	☐

Company Proposals - The Board of Directors recommends a vote FOR Proposals 2, 3 and 5 and 1 YEAR on Proposal 4.

	For	Against	Abstain
2. To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock.	☐	☐	☐
3. To approve on an advisory basis our named executive officer compensation.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. To approve on an advisory basis the frequency of shareholder advisory votes on named executive officer compensation.	☐	☐	☐	☐

	For	Against	Abstain
5. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐

6. In its discretion, upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

IMPORTANT: Please date this proxy and sign exactly as your name appears above. If stock is held jointly, the signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E25103-P86697-Z69396 PROXY CHESAPEAKE ENERGY CORPORATION Annual Meeting of Shareholders THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS May 19, 2017 10:00 A.M. Central Time The undersigned hereby appoints R. Brad Martin, Robert D. Lawler and James R. Webb, or any of them, as proxies with full power of substitution, to represent and vote all shares of Common Stock of Chesapeake Energy Corporation (the “Company”) that the undersigned would be entitled to vote, if personally present, at the Company’s Annual Meeting of Shareholders to be held on Friday, May 19, 2017, at 10:00 a.m., Central Time, and at any adjournment or postponement thereof, as stated on the reverse side, and upon such other matters as may properly come before the meeting, hereby revoking any proxy heretofore given. If you are a participant in the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan (the "Plan"), this voting instruction form is sent to you on behalf of Fidelity Management Trust Company, as Trustee of the Plan. Please complete this form on the reverse side, sign your name exactly as it appears on the reverse side, and return it in the enclosed envelope. As a participant in the Plan, you hereby direct Fidelity Management Trust Company, as Trustee, to vote all shares of Common Stock of the Company represented by your proportionate interest in the Plan (the "Plan Shares") at the Company's Annual Meeting of Shareholders, upon the matters set forth on the reverse side and upon such other matters as may properly come before the meeting. Only the trustee can vote the Plan Shares. You cannot vote the Plan Shares in person at the Annual Meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3 AND 5, 1 YEAR ON PROPOSAL 4 AND IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE. V.1.1